As filed with the Securities and Exchange Commission on August 11, 2005

Registration No. 333-118871

SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

Amendment No. 6
to
FORM S-11
REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933

POINT CENTER MORTGAGE FUND I, LLC
(Exact name of registrant as specified in governing instruments)

30900 Rancho Viejo Road, Suite 100
San Juan Capistrano, California 92675
(949) 661-7070
(Address including zip code, and telephone number, including area code, of registrant's principal executive offices)

DAN J. HARKEY
President and Chief Executive Officer
Point Center Financial, Inc.
30900 Rancho Viejo Road, Suite 100
San Juan Capistrano, California 92675
(949) 661-7070
(Name and address including zip code, and telephone number, including area code, of agent for service)

With a copy to:
GREGORY W. PRESTON, Esq.
Corporate Law Solutions, P.C.
2112 Business Center Drive, 2nd Floor
Irvine, California 92612
(949) 252-9252

Approximate date of commencement of proposed sale to the public:
As soon as practicable following effectiveness of this Registration Statement.

        If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box ☒

        If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act of 1933, check the following box and list the Securities Act registration statement number of the earlier registration statement for the same offering. ☐

        If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act of 1933, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

        If this form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act of 1933, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

        If delivery of the prospectus is expected to be made pursuant to Rule 434, check the following box. ☐

CALCULATION OF REGISTRATION FEE

Title of Securities Being Registered	Proposed Maximum Aggregate Offering Price(1)	Amount of Registration Fee(2)

Units of Limited Liability Company Interest	$500,000,000	$63,350(3)

(1)	Includes $20,000,000 of the units that are being offered under our distribution reinvestment plan.
(2)	Calculated in accordance with the provisions of Rule 457(o) of the Securities Act.
(3)	Previously paid.

        The Registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this Registration Statement shall hereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the Registration Statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.

SUBJECT TO COMPLETION, DATED AUGUST 11, 2005

        The information in this prospectus is not complete and may be changed. We may not sell these securities until the registration statement filed with the Securities Exchange Commission is effective. This prospectus is not an offer to sell these securities, and it is not soliciting an offer to buy these securities in any state where the offer or sale is not permitted.

$500,000,000 of Units
of Limited Liability Company Interest
$25,000 Minimum Investment

POINT CENTER MORTGAGE FUND I, LLC

        Point Center Mortgage Fund I, LLC is a Delaware limited liability company. We make real estate investments in mortgage loans and deeds of trust, all of which loans are collateralized by real property. The real estate loans will be selected for us by our Manager, Point Center Financial, Inc. Our Manager will originate and service our loans, and will be responsible for our day to day operations. We are not a mutual fund registered under the Investment Company Act of 1940.

        We are offering and selling to the public up to a maximum of $500,000,000 of units of limited liability company interest. A minimum investment of $25,000 is required to purchase units. This Offering also includes units to be issued under our distribution reinvestment plan.

	Price to Public		Selling Commissions/ Expenses(1)	Proceeds to the Fund
Per Unit	Variable	(2)	$0.00	100%
Total Maximum	$500,000,000	(3)	$0.00	$500,000,000

(1)	No selling commissions will be paid and all of the expenses related to this Offering will be paid by our Manager.

(2)
Until the first loan is acquired, units will be sold at the price of $1,000 per unit. After the initial loan is funded, our Manager will set a daily unit price for sales of additional units by adjusting the net book value of our assets to reflect the income and expenses accruing with respect to the loans we have funded. The adjusted net book value, divided by the number of units outstanding shall determine the daily unit price. Our Manager owns computer software designed to perform this function.

(3)	Includes $20,000,000 of the units being offered under our distribution reinvestment plan.

        Of the total net proceeds we receive from this Offering, we intend to use 3% as a cash reserve and we intend to invest 97% in real estate loans. If the maximum number of units is sold, we will have $485,000,000 to invest in real estate loans. When you invest in our units, the amount of your investment will be deposited in a segregated non-interest bearing escrow account with __________ bank until your subscription agreement has been reviewed and accepted; and the price per unit has been calculated, in the case of investments occurring after our initial loan has been funded.

Significant risks to your investment include:

•	Restricted right to sell or transfer your units due to the lack of a public market and in order to prevent adverse tax consequences

•	Investment in unspecified blind pool real estate loans that will not be subject to investor review or evaluation

•	Reduced distributions and increased risk may occur if we leverage our loan portfolio, which our Manager may do subject to a borrowing limitation of 60% of the fair market value of our loan portfolio

•	Total reliance on our Manager, Point Center Financial, Inc. and the lack of an independent board of directors

•
Conflicts of interest for our Manager due to competing lending activity and the receipt of substantial fees under the management agreement that was not negotiated at arms-length and may provide incentive to our Manager to make loans at the maximum risk permitted by our underwriting criteria

•	Distributions will be delayed pending investment of the proceeds from this Offering

•	Unitholders may have tax liabilities in excess of their distributions

•	Interest rate fluctuations may reduce or eliminate net income from our investments

•	We will rely solely on bank loans or lines of credit, for which we have no present commitments, if our Manager leverages our loan portfolio in order to make additional loans

•	There is no public trading market for the units and the units will not be listed on any exchange

•	Possible lack of asset diversification

•	Recent organization and lack of significant assets, operating history and financing sources

•	Limited voting rights of investors

•	Tax risks of the Offering and membership in Point Center Mortgage Fund I, LLC

YOU SHOULD READ THE COMPLETE DISCUSSION OF THE RISK FACTORS BEGINNING ON PAGE 13.

Units will be sold directly by us or through one or more dealers we select.

You must purchase at least $25,000 of units. To purchase units, you must sign the enclosed subscription agreement and make the representations and warranties included in that agreement. The funds we receive from this Offering will not be commingled with the funds of our Manager or any other party. We will terminate the Offering on            , 2007 if all of the units have not been sold by then.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved the units or passed upon the adequacy or accuracy of this prospectus. Any representation to the contrary is a criminal offense.
The date of this prospectus is ______________, 2005.

INVESTOR SUITABILITY STANDARDS

As a result of the risks inherent in an investment in units, the units are suitable only for persons who meet the financial suitability standards adopted by the states in which they live, as set forth below. Our units are only suitable for those who desire a relatively long term investment for which they do not need liquidity for at least 2 years, in light of the other limitations on redemption and transfer described in this prospectus.

You must meet one of the investor suitability standards contained in the second and third columns in the table below and the suitability standard contained in the fourth column, if applicable, to purchase units and to participate in our reinvestment plan. Fiduciaries must also meet one of these conditions. If the investment is a gift to a minor, the custodian or the donor must meet these conditions. For purposes of the net worth calculations below, net worth is the amount by which your assets exceed your liabilities, but excluding your house, home furnishings or automobile(s) among your assets. In the subscription agreement, you will have to confirm that you meet these minimum standards. The inclusion of a state in the chart below is for informational purposes only and is not intended to imply that this Offering of units has been qualified in the particular state at this time. We will not sell in a state in which we have not qualified this Offering.

State(s)	Minimum net worth and minimum gross income		Minimum net worth		Additional standards
		or		and
California	$65,000/$65,000		$250,000		N/A
Arizona	$60,000/$60,000		$225,000		N/A
Colorado, Florida, Illinois, Texas, Utah	$45,000/$45,000		$150,000		N/A

Nevada	$45,000/$45,000		$150,000		Minimum investment is $5,000 ($2,000 for IRAs)
To purchase units you must have received this prospectus prior to completing and signing the subscription agreement, which is Exhibit B to this prospectus at page B-1. You must deliver the subscription agreement to our Manager or the securities dealer that has solicited your investment, together with payment of your subscription amount, as specified in the subscription agreement. We may accept or reject your subscription in whole or in part. If we do not accept your subscription, your purchase payment will be returned to you promptly without interest. Our acceptance of your subscription agreement is effective when we countersign it, for the number of units that can be purchased with the amount of your investment, as set forth in the subscription agreement. Subscriptions will be accepted no sooner than five (5) business days following the date of the subscription agreement or rejected within 30 days of their receipt. If we do accept your subscription agreement, we will provide you with a confirmation of the number of units you have acquired. Because the units are not certificated, we will not mail you a certificate for your units.

Investors will not be given copies of the documents associated with the loans for review prior to or after making an investment in units.
In addition to the foregoing suitability standards, we cannot accept subscriptions from anyone if the representations required are either not provided or are provided but are inconsistent with our determination that the investment is suitable for the subscriber. In addition to the financial information we require, the representations we require of you state that you:

•	understand that we will accept your subscription no sooner than five (5) business days following the date of the Subscription Agreement, but not later than 30 days;

•	understand that no federal or state agency has made any finding or determination as to the fairness of public investment in, or made any recommendation or endorsement of, the units; and

•
understand that an investment in us will not, in itself, create a tax-qualified retirement plan and trust as described in Sections 401(a) and 501(a) of the Internal Revenue Code and that, to create a retirement plan, you must comply with all applicable provisions of the Internal Revenue Code.

Each of these representations reflects that we are not indicating any approval by anyone other than our Manager or that an investment will have an effect other than to make you a member of our limited liability company.

You will also acknowledge that you are familiar with the risk factors we describe and that this investment matches your investment objectives. Specifically, you represent to us that you:

•
understand that we intend to be taxed as a partnership and not as a corporation, and that, among other things, this may result in your being required to pay taxes even though we may not have distributed cash to you;

•
understand that there will be no public market for the units, that there are substantial restrictions on repurchase, sale, assignment or transfer of the units, and that it may not be possible readily to liquidate an investment in the units; and

•
have been advised to read the risk factors set forth in this prospectus and to determine whether your investment objectives correspond to those stated in this prospectus; specifically, you acknowledge that the purpose of your investment is to receive monthly cash distributions from the income earned on our real estate loans, and to have us preserve and return your capital contributions.

You will also represent to us that you have the capacity to invest in units by confirming that:

•	you are legally able to enter into a contractual relationship with us, and, if you are an individual, have attained the age of majority in the state in which you live; and

•	if you are a trustee, are the trustee for the trust on behalf of which you are purchasing the units, and have due authority to purchase units on behalf of the trust.

If you are purchasing as a fiduciary, you will also represent that the above representations and warranties are accurate for the person(s) for whom you are purchasing units.

By executing the subscription agreement, you will not be waiving any rights under the Securities Act of 1933 or the Securities and Exchange Act of 1934.

The subscription agreement also contains a series of short questions so that we or our dealers may also assess for ourselves the accuracy of these representations. For employee benefit plans, the questions are more expansive because of the application of additional provisions of the Internal Revenue Code relating to retirement plans.

Due to the nature of our investments, it is likely that all or substantially all of our income will be taxable to you as ordinary income. See "Federal Income Tax Consequences" at page     . The units may, therefore, be suitable for persons seeking current taxable income.

Our investment objectives and policies are intended to make the units suitable investments for Keogh plan accounts of self-employed individuals (or partners) or corporate pension or profit sharing plans, which we refer to collectively as qualified plans, IRAs or Roth IRAs, Simplified Employee Pensions (or SEPs) and other entities exempt from federal income taxation such as endowment partnerships and foundations, and charitable, religious, scientific or educational organizations (assuming the provisions of their governing instruments and the nature of their tax exemptions permit such investment). In this regard, ERISA provides a comprehensive regulatory scheme governing plan assets of qualified retirement and other employee benefit plans. Our Manager intends to manage us so that an investment by a qualified retirement or other employee benefit plan will not make our assets plan assets under ERISA. The Internal Revenue Code contains restrictions applicable to IRAs that are very similar to the ERISA regulations. "Federal Income Tax Consequences—- ERISA Considerations" at page    . However, tax-exempt investors should be aware that the operations of the Fund may produce unrelated business taxable income to them, which is generally taxable even though such investors are otherwise exempt from tax.

Our Manager is not permitted to allow any qualified retirement or other employee benefit plan to purchase units if our Manager has investment discretion over the assets of the plan, or if our Manager regularly gives individualized investment advice that serves as the primary basis for the investment decisions made for these assets. This prohibition is designed to prevent a violation of ERISA. You should obtain the advice of your attorney, tax advisor, or business consultant for the legal, tax and business aspects of this investment before subscribing for units.

To assure that this Offering complies with applicable state law, each dealer selling our units will be responsible for determining investor suitability, and is required to:

•
inquire diligently of all prospective investors to assure that our units are a suitable investment in light of the investor's age, educational level, knowledge of investments, financial means and other pertinent factors;

•	for at least six years, maintain records of the information used to determine that an investment in units is suitable and appropriate for each investor; and

•	transmit promptly to us all properly completed and executed subscription agreements.

The use of forecasts in this Offering is prohibited. No one is permitted to make any oral or written predictions about the cash benefits or tax consequences you will receive from your investment.

NOTICE TO CALIFORNIA RESIDENTS

We do not intend to issue certificates representing any of the units sold pursuant to this Offering; however, if any certificates representing units resulting from any offers or sales of units to California residents, such certificates will bear the following legend restricting transfer:

It is unlawful to consummate a sale or transfer of this security, or any interest therein, or to receive any consideration therefore, without the prior written consent of the Commissioner of the Corporation of the State of California, except as permitted in the Commissioner's Rules.
A copy of the applicable rule of the California Commissioner of Corporations will be furnished to each California investor by our Manager.

SALES MATERIALS

[To come]

TABLE OF CONTENTS

SUMMARY	1
RISK FACTORS	13
Investment Risks	13
We have no operating history and no past performance for you to review.	13
Your units lack liquidity and marketability.	13
The offering price is subject to adjustment based on book value, not market value, which may result in dilution to existing investors.	13
Units have only a limited ability to be redeemed.	13
The amount raised through the sale of units may be insufficient to adequately diversify our real estate loan portfolio.	14
We must rely on our Manager to manage our operations and select our loans for investment.	14
We depend on key personnel of our Manager.	15
You may face a delay before distributions begin.	15
Any borrowing by us will increase your risk and may reduce the amount we have available to distribute to you.	15
Any indemnification of our Manager by us will decrease the amount available for distribution to you.	15

Risks of the Real Estate Lending Business	16
Defaults on our real estate loans will decrease our revenues and your distributions.	16
Risks for the types of loans we will make.	16
Risks of underwriting standards and procedures.	17
Our loans are not guaranteed by any government agency and we will rely on the foreclosure value of the real estate if a loan goes into default.	17
We may not have sufficient capital to meet our staged funding commitments.	18
We may have difficulty protecting our rights as a secured lender.	18
By becoming the owner of property, we may become liable for unforeseen environmental obligations.	19
Our results are subject to fluctuations in interest rates and other economic conditions.	19
We face competition for real estate loans that may reduce available yields and fees available.	19
Conflicts of Interest Risks	19
Our Manager will face conflicts of interest concerning the allocation of its personnel's time and the managaement of other investment programs.	20
Our Manager will face conflicts of interest arising from the fees we pay and those paid by borrowers.	20
Our Manager will face conflicts of interest in selecting loans for us and other investment programs.	20
We may have a lack of control over loans made jointly with other lenders.	20
Lack of Control by Members	21
Your right to vote is limited and you are bound by majority vote.	21
Federal Income Tax Risks	22
Your cash flow and distributions will be reduced if we are taxed as a corporation.	22
The deductibility of your share of our expense items may be limited.	22
An IRS audit of our books and records could result in an audit of your tax returns.	22
Retirement Plan Risks	22
An investment in our units may not qualify as an appropriate investment under all retirement plans.	22
USE OF PROCEEDS	23
OUR BUSINESS STRATEGY	24
INVESTMENT OBJECTIVES AND POLICIES	25
General	25
Loans	31
Portfolio of Real Estate Loans	31
MANAGEMENT	36
Our Management	36
Prior Experience of Our Manager	38
Overall Experience	38
National Financial Lending, LLC	39
Directors, Executive Officers and Key Employees of Point Center	40
EXECUTIVE COMPENSATION	42
SHARE OWNERSHIP	42
COMPENSATION AND EXPENSES	42
Offering and Organizational Stage	42
Operational Stage	42

CONFLICTS OF INTEREST	43
General	43
Payment of Fees and Expenses	44
Acquisition of Mortgage Notes Through our Manager	45
Non-Arm's Length Agreements	45
Competition for the Time and Services of Common Officers	45
Competition between Us, our Manager and its Affiliates for, Investment Opportunities	46
Lack of Separate Representation	46
Rights of Affiliates	46
We May Co-Invest in Real Estate Loans Acquired by Our Manager	46
MANAGEMENT'S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND RESULTS OF OPERATIONS	47
Twelve Month Plan of Operation	47
GENERAL INFORMATION AS TO PROMOTERS	49
FIDUCIARY RESPONSIBILITY	50
General	50
Indemnification	51

SUMMARY OF OPERATING AGREEMENT, RIGHTS OF MEMBERS AND DESCRIPTION OF UNITS	52
Your Status	52
Limited Liability of Members	52
Term of the Fund	53
Meetings	53
Voting and Other Rights of Members	53
Description of the Units	53
Capital Accounts	54
Members' Return on Investment	54
Distribution Reinvestment Plan	55
Reinvestment of Proceeds of Capital Transactions	56
Assignment and Transfer of Units	56
Redemption of Units	57
Special Power of Attorney	58
FEDERAL INCOME TAX CONSEQUENCES	58
Classification as a Partnership for Tax Purposes	59
General Principles of Partnership Taxation	61
Taxation of Distributions; Determination of Basis in Units	61
Limitations on the Deductibility of Losses and Expenses	62
Gain or Loss on Sale or Redemption of Units	63
Character of Gain or Loss	63
Limitations on Deductibility of Investment Interest	63
Tax Treatment of Tax-Exempt Entities	63
Tax Returns; Tax Information and Audits	64
Original Issue Discount Rules	64
Market Discount	65
Impact on Subsequent Purchasers if No Section 754 Election Made	65
State and Local Taxes	65

ERISA CONSIDERATIONS	66
General	66
Annual Valuation	66
Plan Assets Generally	66
Exemption for Insignificant Participation by Benefit Plan Investors	67
HOW WE PROTECT OUR RIGHTS AS A LENDER	67
Overview of Real Estate Loans	67
Foreclosure	67
Non-judicial Foreclosure	67
Judicial Foreclosure	68
Environmental Risks	68
Second Mortgages; Rights of Senior Mortgages	69
Statutory Rights of Redemption	70
Anti-Deficiency Legislation	70
Bankruptcy Laws	71
Enforceability of Certain Provisions	71
Due-On-Sale Provisions	71
Acceleration on Default	71
Prepayment Provisions	72
Secondary Financing: Due-on-Encumbrance Provisions	72
Applicability of Usury Laws	72
REPORTS TO MEMBERS	73
PLAN OF DISTRIBUTION	74
LEGAL MATTERS	75

EXPERTS	76
AVAILABLE INFORMATION	76
APPENDIX I – Prior Performance Tables	I-1
INDEX TO FINANCIAL STATEMENTS	F-1
REPORT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS	F-2
AUDITED AND UNAUDITED FINANCIAL STATEMENTS OF THE FUND AND POINT CENTER	F-3
EXHIBITS:
Operating Agreement of Point Center Mortgage Fund I, LLC	A-1
Subscription Agreement	B-1
Unit Distribution Reinvestment Plan	C-1

SUMMARY

Because this is a summary, it does not contain all the information that may be important to you. Before you invest, you should read this entire prospectus carefully, including the section entitled "Risk Factors," beginning at page 13, and the Financial Statements and Notes, beginning at page F-1.

The Fund
Point Center Mortgage Fund I, LLC was organized on July 14, 2004 as a Delaware limited liability company. Under our Operating Agreement, our existence ends on December 31, 2029, unless the members vote to extend our duration. In this prospectus we refer to Point Center Mortgage Fund I, LLC as "the Fund," "we," "us," or "our." Our offices are at 30900 Rancho Viejo Road, Suite 100 San Juan Capistrano, California 92675, and our telephone number is (949) 661-7070 or (800) 544-8800.

Our Manager
Our Manager is Point Center Financial, Inc., a California corporation, which was incorporated in 1979. Its executive offices are at 30900 Rancho Viejo Road, Suite 100 San Juan Capistrano, California 92675, and its telephone number is (949) 661-7070 or (800) 544-8800. Our Manager maintains a site on the World Wide Web at www.pointcenter.com. The information on the web site is not and should not be considered part of this document and is not incorporated into this prospectus by reference. This web address is only intended to be inactive textual references. Our Manager is a mortgage broker licensed by the California Department of Real Estate and also provides mortgage banking services.

Loan Investment Policies
We will invest in real estate loans secured by deeds of trust or mortgages on real property located anywhere in the United States. Our loans will be sub-prime and may be made to borrowers with impaired or limited credit histories. There may be commercial or residential buildings on the real property, but our real estate investments and the collateral for our loans may also consist of real property with buildings under construction or no physical structures at all. We currently expect that only 10% of our loans will be secured by residential property; however, there is no limitation with respect to the percentage of any category of loans that we may invest in. The real estate loans will be selected for us by our Manager from among loans obtained by it, or by other real estate or mortgage brokers with which we are not affiliated. We may own real property if we foreclose on a defaulted loan. All of our loans will be serviced by our Manager. We intend to hold our loans until maturity; however, our Manager may determine to sell certain of our loans and reinvest the proceeds in new loans or return invested capital to our investors.

We will sell units of limited liability company interest and will seek to use the proceeds to acquire a large number of highly diversified first and second trust deed loans on many different kinds of properties and with varying interest rates and associated risks. Until the first loan is acquired, units will be sold at the price of $1,000 per unit, with a minimum investment of $25,000 (25 units); however, our Manager reserves the right, in its sole discretion, to accept subscriptions in an amount less than $25,000. After the initial loan is funded, our Manager will set a daily unit price for sales of additional units by adjusting the net book value of our assets to reflect the income and expenses accruing with respect to our loan portfolio. The adjusted net book value, divided by the number of units outstanding will determine the daily unit price. Our Manager owns computer software designed to perform this function. The adjusted net book value, as so determined, may not represent the actual fair market of the units at any particular date.

Our loans will all be secured by deeds of trust and/or mortgages on real property, including but not limited to, mortgage and construction loans on single family homes, multiple unit residential property (such as apartment buildings), commercial property (such as stores, shops, warehouses, churches and offices), and unimproved land (including land with entitlements and without entitlements). In addition to deeds of trust and/or mortgages, other forms of collateral may also be used to secure loans including but not limited to: cross-collateralized property (i.e. deeds of trust and/or mortgages securing multiple properties), personal guarantees, irrevocable letters of credit, assignments of certificates of deposit, assignments of stock or partnership interests, and UCC-1 Financing Statements encumbering personal property.

The use of loan proceeds by the borrower will not generally be restricted, though those loans for construction purposes will be limited to building, remodeling, and/or development to enhance the property securing the loan. If a loan is for construction, rehabilitation, or development of the subject property, the loan will be directly secured by a deed of trust encumbering the property being improved, rehabilitated, or developed.

Investors in our units will not be given copies of the documents associated with our loans for their review prior to or after making the investment in units.

Under circumstances deemed appropriate by our Manager, we may obtain a line of credit which we would use to expand our lending capacity, operate and develop for resale properties on which we have foreclosed, and allocate to other general business purposes. Our total indebtedness under the line of credit would not exceed 60% of the fair market value of the outstanding real estate loans in our loan portfolio.

Assuming the sale of substantially all of the units being offered by us, we anticipate investing approximately 80% of our assets in secured first mortgages and 20% in second mortgage loans. Our second mortgage investments are riskier because our rights will be subject to the rights of the first mortgage lender.

Most of our loans will have terms of 1 to 7 years. We anticipate investing approximately 25% of our assets in construction loans and approximately 25% of our assets in unimproved land loans. In addition, we expect to invest approximately 20% of our assets in commercial property loans, 20% in acquisition and development loans and 10% in residential property loans.

We anticipate that approximately 90% of our loans will provide for payments of interest only with a “balloon payment” of principal payable in full at the end of the term. We also anticipate investing approximately 10% of our assets in bridge loans which provide interim financing (generally up to twelve months) to enable borrowers to qualify for permanent refinancing. The “balloon payment” loans and bridge loans in which we invest are riskier because they are non-investment grade loans to made to borrowers whose ability to make repayment depends on their ability to refinance the loan or develop the property so they can refinance. We will review the appraisal of the value of the property and will generally invest in loans of up to 75% of that value and, in circumstances where borrowers are willing to pay a premium interest rate of 5% or more above market rate, our bridge loans may provide for interest to accrue and be payable together with the principal amount at maturity. However, there is no specific criteria that is used in evaluating the creditworthiness of balloon loan borrowers.Under circumstances where our Manager deems appropriate, we may acquire loans of the character described above, that are in default, are non-performing or are delinquent. All of these loans are described in greater detail in the pages under the heading “Types of Loans We Intend to Invest In.”

We will adopt the underwriting standards of our Manager in evaluating potential investments in loans. Generally speaking, our Manager's underwriting standards are less strict than traditional mortgage lenders and its loan approval process is faster than traditional lenders. As a result, in certain cases we may make real estate loans which are riskier than the mortgage loans made by commercial banks. However, in return we anticipate receiving a higher interest rate and our Manager will take steps intended to mitigate the risks, such as imposing a lower loan to value ratio (thereby providing us with a bigger equity cushion if real estate values drop.)

Our Manager will continuously evaluate prospective investments, select the real estate loans in which we invest and make all investment decisions on our behalf in its sole discretion. You are not entitled to act on any proposed investment. In evaluating prospective real estate loan investments, our Manager will consider such factors as the following:

•	the ratio of the amount of the investment to the value of the property by which it is secured;

•	the potential for capital appreciation or depreciation of the property securing the investment;

•	expected levels of rental and occupancy rates (if applicable);

•	potential for rental increases (if applicable);

•	current and projected revenues from the property;

•	the status and condition of the record title of the property securing the investment;

•	geographic location of the property securing the investment; and

•	the financial condition of the borrowers, their principals, and any additional guarantors of the loans.

Our Manager may obtain our loans from affiliated and non-affiliated mortgage brokers and previous borrowers, and by solicitation of new borrowers in those states where permissible. We may purchase existing loans that were originated by third party lenders and acquired by our Manager to facilitate our purchase of the loans.

We will receive an independent appraisal for each property that is to be security for our loans. We do not anticipate that the amount of our loan combined with the outstanding debt secured by a senior mortgage on a security property will exceed the following percentage of the appraised value of the security property:

Type of Secured Property	Loan to Value Ratio

Residential (homes, condominiums and apartment buildings)	75%
Improved Residential Lots	65%
Unimproved Land	55%
Commercial/Industrial/Churches	70%
Property under Development/Construction Loan	70% (of anticipated post-development value)
Leasehold Interest	60% (of value of leasehold interest)

In its discretion, our Manager may increase any of the above loan-to-value ratios if a given loan is supported by credit adequate to justify a higher loan-to-value ratio, including personal guarantees. Occasionally, our collateral may include personal property as well as real property. We do not have specific requirements with respect to the projected income or occupancy levels of a property securing our investment in a particular loan. These loan-to-value ratios will not apply to financing offered by us to the purchaser of any real estate acquired through foreclosure, or to refinance an existing loan that is in default when it matures. In those cases, our Manager, in its sole discretion, shall be free to accept any reasonable financing terms it deems to be in our best interest. Nevertheless, in no event will the loan-to-value ratio on any loan exceed 80% of the independently appraised completed value of the property. The target loan-to-value ratio for our loan portfolio as a whole is approximately 65%.

We believe that by focusing on the value of the underlying real estate which will serve as collateral on our loans, our Manager can expedite the loan approval process and approve loans to certain borrowers who might not qualify for loans from traditional mortgage lenders. Our Manager will generally spend not more than 20 days assessing the character and credit history of our borrowers. Rather, our Manager will focus its underwriting review on the value of the collateral which secures our loan.

As with all investments, there is a relationship between the risk assumed and the possible reward earned through our business strategy. We will assume more risk than traditional mortgage lenders. In return, we will seek to generate higher yields from our real estate loans.

Distributions
You will not receive any distributions on your investment before we invest proceeds of this Offering in real estate loans. We will receive interest payments on our loans, which will then be available for distribution after payment of our expenses. We intend to invest proceeds from this Offering as soon as practicable; however, we cannot accurately predict when we will invest the proceeds and have funds available for distribution. We believe that the maximum period of time before distributions begin for our initial investors will be 2 months after the initial investors subscriptions are accepted, and 1 month for investors who subscribe for units after our initial loan is funded.

Summary Risk Factors	Some of the most significant risks concerning your investment in the units include the following:

There is no public trading market for the units, and we do not expect one to ever develop. Further, the transfer and redemption of your units is restricted. Consequently, you will have a difficult time trying to obtain cash for your units.

Our Manager controls our daily business affairs and the selection of our real estate loans, subject to the provisions of our Operating Agreement, a copy of which is attached to this prospectus as Exhibit A. We do not have an independent board of directors. If our Manager withdraws or is terminated, we may not be able to find a suitable replacement.

Our Manager may modify our investment policies without your consent. Investors only vote on limited matters such as changing our structure or changing our basic business purpose. Thus you will have little control over our operations and where funds are invested. In addition, investors in units will not have an opportunity to evaluate the terms of our real estate or other factors involved in a particular loan.

Our Manager has not yet identified the real estate loans that we will invest in with the proceeds of this Offering. As a result, you will not have an opportunity to evaluate the value of the real properties that we will invest in and which constitute our real estate loan collateral or the creditworthiness of our borrowers.

We will make sub-prime loans that may be made to borrowers with impaired or limited credit histories. In addition, there is no percentage limitation on the types of loans that we may invest in. Our loans will also be risky for the following reasons:

We depend upon our real estate security to protect us on the loans that we make. We depend upon the skill of independent appraisers to value the security underlying our loans. However, appraisers may make mistakes, or the value of the real estate may decrease due to subsequent events. If there is less security and a default occurs, we may not recover the full amount of our loan, thus reducing the amount of funds available to distribute to you.

90% of our loans will have balloon payments. Loans with balloon payments are riskier than loans with even payments of principal over an extended time period such as 15 or 30 years because the borrower's repayment depends on its ability to refinance the loan or sell the property profitably when the loan comes due. Also, there are no specific criteria for determining the creditworthiness of borrowers.

We may invest in loans to purchase or develop raw, unimproved land. These loans are risky because the property is not capable of generating any income, as compared to a commercial property, and because there is no assurance that we will be able to sell the property in a timely manner or at a price equal to or greater than amount of loan.

We may invest in acquisition and development loans. These loans are risky because the property is not capable of generating any income, as compared to a commercial property, and because there is no assurance that we will be able to sell the property on a timely basis or at a price that is equal to or greater than the amount of the loan.

We may invest in construction mortgage loans. These loans are risky than loans secured by income producing properties because during construction the borrower does not receive income from the property to make payments on the loan.

We may invest in commercial property loans. These loans are risky because there is no assurance that the commercial borrower will qualify for the refinancing or that the improvements will yield the anticipated increase in value and income.

We may invest in residential loans. These loans are risky than loans secured by income producing properties because the borrower does not receive income from the property to make payments on the loan.

We may invest in bridge loans. These loans are risky because there is no assurance that the developer will qualify for the refinancing.

We may invest in second mortgage loans. These loans are risky because our rights as a lender, including our rights to receive payment on foreclosure, will be subject to the rights of the first mortgage lender.

We may invest in leasehold interest loans. These loans, where the collateral is an interest in a lease, are risky because the only rights we will have is to assume the borrower's obligations under the lease and to use the property for the length of time and in the limited manner permitted under the lease.

We may invest in problem loans. These loans are risky because they are in default, are non-performing or delinquent at the time of acquisition.

We may invest in interest carry loans. In some cases, such as a construction loan, we will finance either a portion or 100% of the interest payments due and create an impound account from which to make the interest payments when due. We will not increase our loan to value ratio requirements when financing interest reserves on an “interest carry loan” and the risk of a payment default will exist if the interest reserve has been depleted prior to the balloon loan payment coming due at maturity.

Our Manager will receive substantial loan origination fees from borrowers as a result of our real estate loans. Most of these fees will be paid by borrowers for obtaining, processing, making and brokering, managing and selling of real estate loans, as well as for other services. Although our Manager has no intention of doing so, this fee structure may be perceived as encouraging our Manager to make riskier investments, seeking prepayments and pursuing foreclosures that may not be in the best interests of unitholders. The fees for these services are described in greater detail under "Compensation to our Manager and Affiliates" in this summary and as set forth in greater detail in the main body of this prospectus.

If we are unable to adequately diversify our portfolio in real estate loans, there is a greater risk that a default on any one loan could significantly reduce the funds available to pay distributions to our investors. We anticipate that the size of our loans will range between $500,000 and $25 million, with the average size of our loans being in the $3 million to $10 million range.

Distributions will be delayed pending investment of the proceeds from this Offering. Interest rate fluctuations may reduce or eliminate net income from our investments which would otherwise be available for distribution. In addition, unitholders may have tax liabilities in excess of their distributions. Defaults on our real estate loans may decrease our revenues and your distributions. Investors should be aware that a substantial portion and perhaps a majority of our loans may be secured by non-income producing properties. In addition, up to 20% of our assets may be invested in second mortgage loans in which our security in the underlying property will be junior to another lender. If there is a default on these loans, we will not receive any income from the loan during the period when we foreclose on the property and attempt to resell it. This will reduce the funds we have available for distribution to you.

Under circumstances deemed appropriate by our Manager, we may borrow up to 60% of the fair market value of our loan portfolio in order to make additional loans. We have no present commitments for this prospective borrowing. Any borrowing by us may increase the risk of your investment and reduce the amount we have available to distribute to you.

Changes in the real estate market may reduce the demand for the types of loans that we make. In addition, a decline in real estate values could impair our security in outstanding loans. Such results may affect the amount we have available to distribute to you.

If we do not remain qualified as a "partnership" for federal income tax purposes, we would be subject to the payment of tax on our income at corporate rates, which would reduce the amount of funds available for payment of distributions to you.

We were formed on July 14, 2004 and have no significant assets, no operating history and no current sources of financing. You will not be able to review our past performance to evaluate the likelihood of our achieving our investment objectives. Before you invest in the Fund, you should carefully review the complete discussion of "Risk Factors" beginning on page     of this prospectus.

Conflicts of Interest
We will have no directors, officers or employees and will depend entirely on our Manager to manage all of our operations. Our Manager will face various conflicts of interest in managing our affairs and you should carefully review the complete discussion of "Conflicts of Interest" beginning on page     of this prospectus.

Our Manager will receive substantial loan origination fees from borrowers for obtaining, processing, making and brokering of our loans, as well as for other services. The fees for these services are described in greater detail under "Compensation to our Manager and its Affiliates" in this summary and as set forth in greater detail in the main body of this prospectus. Our Manager’s compensation is based on the volume and size of the real estate loans selected for us, and our interests may diverge from those of our Manager and Dan J. Harkey, the sole shareholder of our Manager, in deciding whether we should invest in a particular loan. Our Manager will be receiving fees from borrowers that would otherwise increase our returns. These fees include the fees listed under "Fees Paid by Borrower" in the compensation description set forth below. Because our Manager receives all of these fees, our interests will diverge from those of our Manager and Mr. Harkey when our Manager determines whether we should charge higher interest rates or our Manager should receive higher fees from the borrower.

We expect to invest in real estate loans when our Manager and one or more other companies or programs managed by our Manager are also investing similarly. There is a risk that our Manager may select for us a real estate loan investment that provides lower returns than a real estate loan investment purchased by our Manager or another program or entity managed by it. Our Manager currently serves as a manager of the 4 other programs which invest in the same types of loans that we will invest in. There are no restrictions or guidelines on how our Manager will determine which loans are appropriate for us and which are appropriate for itself, these other funds, or any other company which our Manager manages or might manage in the future. Our Manager must allocate its time between our activities and its other activities. These other activities include its current activities as a licensed mortgage broker and acting as the manager for other investment funds. Additional investment funds may be formed by our Manager in the future, including during the two year period of this Offering, and our Manager may raise money on its own behalf, for the purpose of making loans that might otherwise have been available to us. Although we will share our facilities with our Manager, we have no ownership in our Manager. Therefore, we will not exercise any control over our Manager.

Our Manager and its Affiliates	The following chart shows the ownership position of Mr. Harkey in our Manager and various entities that are affiliated with our Manager, some of which will provide services to us:

Point Center Financial, Inc., our Manager (100% owned by Dan J. Harkey)

Escrow Professionals, Inc., a licensed escrow company (100% owned by Dan J. Harkey)

Investment Data Systems, Inc., a computer consulting company (100% owned by Dan J. Harkey)

National Financial Lending, LLC, a California mortgage pool (Point Center Financial, Inc. is the manager and owns less than 1%) (The Harkey Family Trust owns less than 1%)

Landmark Realty Capital, LLC, a real estate acquisition and development company (50% owned by Dan J. Harkey)

Compensation to Our Manager and its Affiliates	Our Manager and its affiliates will receive the following compensation:

Offering Stage:

All of the expenses in connection with this prospectus are billed directly to us, and our Manager shall pay such expenses. Such Offering expenses may include fees paid to attorneys, brokers, accountants, and any other charges incurred to a non-related third party. Our Manager will be our managing member and in return for the $25,000 initial capital contribution to us, our Manager will own 25 units.

Operational Stage:

Where the fees below are described as competitive fees or based on local market conditions, that means the fees are determined by price competition within a given market. To ensure that our fees remain competitive, we will directly contact our competition, such as major banks in the local market or other private money lenders. We expect to target loans in which we will invest with interest rates that are 3 to 6 points higher than comparable loans made by banks and we expect that the fees paid to our Manager will be 2 to 5 points higher than similar fees charged by conventional lenders. We believe that this rate structure is consistent with rates and fees charged by other non-conventional private money lenders. The fees for computer services of Investment Data Systems, Inc., an affiliate of our Manager, will be paid by our Manager. References below to local law also contemplate additional requirements imposed by local or state law, such as usury laws.

	Type of Compensation	Form of Compensation
Paid by Borrower:
	Loan Brokerage Fees:	2%-10% of each loan.

	Loan Escrow Fees:	Escrow Fees vary depending upon the service provider and the type and size of the loan. In some cases borrowers will pay these fees to Escrow Professionals, Inc., an affiliate of our Manager.

	Loan Evaluation and Processing Fees:	$2,000-5,000.

	Loan Extension or Modification Fee:	1%-5% of outstanding principal, as permitted by local law and local market conditions.
Paid by Us:
Service Fee for Administering Loans:
Annual fee of 1.5% of outstanding principal amount of all loans being serviced, paid monthly in arrears solely out of available cash flow from the loan portfolios. This fee will accrue, without interest, and be payable only at such times as available cash exists. In addition, our Manager will receive 50% of any late charges, penalty interest or prepayment premiums, exit fees or penalties.

Conditional Annual Program Management Fee:
Annual fee of 1% of our aggregate capital contributions from this Offering, paid monthly in arrears solely out of available cash flow from the loan portfolio. This fee will accrue, without interest, and be payable only at such times as available cash exists.

Our Manager will pay and will not be reimbursed by us for any general or administrative overhead expenses it incurs in connection with managing our operations even if such amounts exceed its annual management fee. However, our Manager may be reimbursed for expenses paid to non-affiliates on our behalf. We anticipate such expenses will consist of legal, accounting and tax preparation fees. Such amounts will be paid from available cash. In the event available cash is inadequate to cover such expenses, our Manager shall advance such expenses on our behalf and will be repaid for such advances when there are adequate funds in the cash reserve.

	Type of Compensation	Form of Compensation

Administrative/Brokerage Fees on Resales of Foreclosed Property:
If a foreclosure occurs, up to 3% of proceeds will be paid to our Manager where it substantially contributed to sale; and up to 6% for all persons involved in the sale. Foreclosed properties may be sold to our Manager or any of its affiliates.

Sale Escrow Fees:
In cases where we have foreclosed upon a loan and subsequently sell the real estate, a sale escrow fee will be a cost of selling the property. The amount of these fees vary depending upon the service provider, the type of property, and the sales price. In some cases these fees may be paid to Escrow Professionals, Inc., an affiliate of our Manager.

Members' Return on Investment
Our real estate loans will generate monthly payments of interest or principal. Our Manager intends to make monthly distributions of cash available from net income attributable to interest. We do not anticipate making distributions to our initial investors until approximately 2 months after their subscriptions for units have been accepted by us. We anticipate a 1 month delay in the receipt of distributions by investors who subscribe for units after our initial loan has been funded. Distributions, when available, will be paid monthly in cash to investors, other than investors who have elected the option of receiving cash or making a distribution reinvestment in additional units.

We will also receive net proceeds in the form of the repayment of principal or the prepayment of a real estate loan, or net proceeds of a foreclosure sale. We may not actually distribute these proceeds as cash. Any monthly distributions of income and distributions of net proceeds of loan repayments will be made to our unitholders, pro rata based upon their respective number of units held at the time of the distribution.

Distribution Reinvestment Plan
Investors may elect to reinvest the distributions that they receive from us in additional units, when they return their subscription agreement or at a later date. Investors who elect to participate in our distribution reinvestment plan, will be taxed on their share of our taxable income even though they will not receive any cash distributions. We may end the distribution reinvestment plan at any time. See "Summary of Operating Agreement, Rights of Members and Description of Units—Distribution Reinvestment Plan."

Operating Agreement	Your relationship with us and with our Manager will be governed by the Operating Agreement. Some of the significant features of the Operating Agreement are as follows:

	•	We will make distributions to our investors, in proportion to the respective number of units owned by them.

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Investors will have voting rights only with respect to certain fundamental matters such as changing our Manager or changing the nature of our business and will also be entitled to vote on certain matters affecting us as a whole (such as a merger).

•
A majority in interest of the units can bind all of the unitholders on fundamental matters affecting our business. If such a vote occurs, you will be bound by the majority vote even if you did not vote with the majority. In this prospectus, when we refer to a majority, we mean those investors who own, in the aggregate, over 50% of the units.

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Dan J. Harkey is the sole shareholder, an officer and the sole director of our Manager. Accordingly, Mr. Harkey may be deemed to have indirect control of the conduct of our business, subject to the rights of the majority described above and elsewhere in this prospectus. The Operating Agreement is discussed in more detail in "Summary of Operating Agreement, Rights of Members and Description of Units," beginning on page   ; however, this summary discussion does not contain a complete description of the terms and provisions of the Operating Agreement. The Operating Agreement is attached as Exhibit A to this prospectus and you should read it in its entirety.

The Offering
For a period of 2 years following the date of this prospectus, we are offering up to an aggregate of $500,000,000 of units. Investors are required to invest a minimum of $25,000 in units, unless a lower investment is permitted by our Manager, in its sole discretion. Until the first loan is acquired, units will be sold at the price of $1,000 per unit; however, after the initial loan is funded, our Manager will set a daily unit price for additional sales of units by adjusting the net book value of our assets to reflect accrued income and expenses of the assets. The adjusted net book value, divided by the number of units outstanding will determine the daily unit price. Our Manager owns computer software designed to perform this function. The adjusted price to be paid by subsequent investors will not be based on the market value of our assets and will not reflect changes in value resulting from general market conditions or changes in credit quality or performance of our assets. Therefore, our existing investors may experience dilution to the extent the market value of our assets has appreciated and such appreciation is not reflected in our book value calculation of the adjusted unit offering price.

Escrow Procedures	When you invest in units, the amount of your investment will be deposited in a segregated non-interest bearing escrow account with bank until:

•	Your subscription agreement has been reviewed and accepted; and

•	The price per unit has been calculated.

After the amount of your investment has been released from escrow, you will receive a notice to that effect and you will be informed as to the exact number of units you have purchased.

Uncertificated Units	Your investment will be recorded on our books only. We will not issue unit certificates. If you wish to redeem or transfer your units, you must send a written request for redemption or transfer to us.

Estimated Use of Proceeds
We anticipate that we will invest in real estate loans with approximately 97% of the proceeds from units sold in this Offering and from the distributions reinvested under our reinvestment plan. We will use approximately 3% of the Offering proceeds as a working capital reserve.

Suitability	To invest in units, you must have either:

•	a net worth, exclusive of home, home furnishings and automobiles, of at least $100,000 and a minimum annual gross income of at least $45,000; or

•	a minimum net worth of at least $150,000. As described more fully in "Investor Suitability Standards," beginning on page .

A significant number of states have more stringent requirements than those set forth above. Additionally, you may have to make additional representations to us before we determine that the investment is suitable for you.

To Purchase Units
To purchase units you must have received this prospectus prior to completing and signing the subscription agreement, which is Exhibit B to this prospectus at page B-1. You must deliver the subscription agreement to our Manager or the securities dealer that has solicited your investment, together with payment of your subscription amount, as specified in the subscription agreement. We may accept or reject your subscription in whole or in part. If we do not accept your subscription, your purchase payment will be returned to you promptly without interest. Our acceptance of your subscription agreement is effective when we countersign it, for the number of units that can be purchased with the amount of your investment, as set forth in the subscription agreement. Subscriptions will be accepted no sooner than five (5) business days following the date of the subscription agreement or rejected within 30 days of their receipt. If we do accept your subscription agreement, we will provide you with a confirmation of the number of units you have acquired. Because the units are not certificated, we will not mail you a certificate for your units.

Investors will not be given copies of the documents associated with the loans for review prior to or after making an investment in units.

Tax Considerations
In the opinion of our tax counsel, we will be treated as a partnership for federal income tax purposes. You should consult your own tax advisor regarding personal tax consequences that might be associated with your investment in the units. See "Federal Income Tax Risks," beginning at page   , and "Federal Income Tax Consequences," beginning at page     of this prospectus.

ERISA Considerations
The section of this prospectus entitled "ERISA Considerations" describes the effect the purchase of units will have on individual retirement accounts, or IRAs, retirement plans subject to the Employee Retirement Income Security Act of 1974, also known as ERISA, and the Internal Revenue Code of 1986, which we call the Internal Revenue Code. ERISA is a federal law that regulates the operation of retirement plans. Any retirement plan fiduciary or individual considering purchasing units for a retirement plan or an IRA should read this section of the prospectus very carefully.

RISK FACTORS

You should carefully consider the following risks and other information in the prospectus before purchasing units.

Investment Risks

We have no operating history and no past performance for you to review.

        We were organized on July 14, 2004. Accordingly we have no operating history. We have no external source of financing and are relying on capital contributions received via this Offering. We have no significant assets. As a result, you will not be able to review our past performance to determine the likelihood of our achieving our investment objectives.

Your units lack liquidity and marketability.

        There will be no public trading market for your units, and you cannot freely sell or transfer your units or use them as collateral for a loan. Our Operating Agreement restricts the transfer of units so that we may avoid being classified as a "publicly traded partnership" under Section 7704 of the Internal Revenue Code. Because classification as a publicly traded partnership would significantly decrease the value of the units of all our members, our Manager must consent to any sale or assignment of your units. Our Manager will withhold its consent to the extent necessary to prohibit transfers that could cause us to be classified as a publicly traded partnership. Further, the resale of the units may be restricted by state securities laws. Consequently, you may not be able to obtain cash for your units in a timely manner and you should anticipate holding the units for at least one year and possibly much longer.

The offering price is subject to adjustment based on book value, not market value, which may result in dilution to existing investors.

Until the first loan is acquired, units will be sold at the price of $1,000 per unit; however, after the initial loan is funded, our Manager will set a daily unit price for additional sales of units by adjusting the net book value of our assets to reflect accrued income and expenses of the assets. The adjusted net book value, divided by the number of units outstanding will determine the daily unit price. Our Manager owns computer software designed to perform this function. However, the adjusted price that will be paid by subsequent investors will not be based on the market value of our assets and will not reflect changes in value resulting from general market conditions or changes in credit quality or performance of our assets. Therefore, our existing investors may experience dilution to the extent the market value of our assets has appreciated and such appreciation is not reflected in our book value calculation of the adjusted unit offering price.

Units have only a limited ability to be redeemed.

        There is only a limited ability of unitholders to have their units redeemed by us. If a holder of units determines to have all or part of its units redeemed, the holder must deliver written notice requesting redemption to our Manager at least 61 days prior to the redemption. The significant limitations on the ability of holders of units to have their units redeemed are the following:

•	You can only have your redeemed units after you have held them for two (2) years.

•
Redemption payments will be made at a price for the units that is determined on the redemption date by adjusting our net book value of the assets to reflect our accrued income and expenses. The adjusted net book value, divided by the number of units outstanding will determine the redemption price per unit. Our Manager owns computer software designed to perform this function.

•	There is no reserve fund for redemptions.

•	Payments are made only to the extent we have available cash from proceeds of repayments of principal and capital contributions and the redemption would not impair our capital or operations.

•	The total number of units redeemed during any calendar year cannot exceed 10% of the outstanding units.

•	We will only make redemption payments once a month.

•
If your units are redeemed, you will be paid within 61 to 91 days after you deliver written notice of withdrawal to our Manager and the redemption price for your units will be determined on the redemption date.

        Because a substantial portion of our loans are made on an "interest only" basis, we will not receive net proceeds as frequently as we would with loans where the principal is repaid in periodic installments. To help permit redemptions, we will not refinance or invest in new loans using payments of loan principal by borrowers or new invested capital of members unless we have sufficient funds to cover requested redemptions.

The amount raised through the sale of units may be insufficient to adequately diversify our real estate loan portfolio.

        If we do not adequately diversify our real estate portfolio, our performance will be closely tied to the performance of each loan in which we invest. This would result in a higher risk that a default by any single borrower will significantly reduce the amount available for distribution to unit investors. We estimate that the size of our loans will range from $500,000 to $25 million, with average loans of between $3 million and $10 million.

        Initially we intend to invest in real estate loans throughout the areas in which our Manager has experience, specifically California, Nevada, Arizona, Utah, Colorado and Texas. Depending on the market and on our performance, we plan to expand our investments throughout the United States. However, our Manager has limited experience outside of the Western states. Real estate markets vary greatly from location to location and the rights of secured real estate lenders vary considerably from state to state. Our Manager's limited experience in most U.S. real estate markets may impact its ability to make prudent investment decisions on our behalf. Accordingly, where our Manager deems it necessary, it plans to utilize independent real estate advisors and local legal counsel located in markets where our Manager lacks experience for consultation prior to making investment decisions. You will not have an opportunity to evaluate the qualifications of such advisors and no assurance can be given that they will render prudent advice to our Manager.

We must rely on our Manager to manage our operations and select our loans for investment.

        Our ability to achieve our investment objectives and to pay distributions to you depends upon our Manager's performance in obtaining, processing, making and brokering real estate loans for us to invest in and determining the financing arrangements for borrowers. You will have no opportunity to evaluate the financial information or creditworthiness of borrowers, or other economic or financial data concerning our loans. You must rely entirely on the judgment of our Manager in investing the proceeds of this Offering. We do not have an independent board of directors.

We depend on key personnel of our Manager.

        We do not have any directors, officers or employees. Our success depends upon the continued contributions of certain key personnel of our Manager, including Dan J. Harkey and M. Gwen Melanson, each of whom would be difficult to replace because of their extensive experience in the field, extensive market contacts and familiarity with our Manager's activities. If any of these key employees were to cease employment, our operating results could suffer. Our future success also depends in large part upon our Manager's ability to hire and retain additional highly skilled managerial, operational and marketing personnel. Our Manager may require additional operations and marketing people who are experienced in obtaining, processing, making and brokering loans, and who also have contacts in the market. The size of our real estate loan portfolio may require our Manager to hire and retain additional financial and accounting personnel to assist Ms. Melanson in managing our Manager's financial and accounting services. Competition for financial and accounting personnel is intense, and we cannot assure you that our Manager will be successful in attracting and retaining skilled personnel. Should our Manager be unable to attract and retain key personnel, the ability of our Manager to make prudent investment decisions on our behalf may be impaired.

You may face a delay before distributions begin.

        There will be a period of time before our Manager fully invests the proceeds of this Offering and begins to make distributions of interest, profits and principal on the loans that are funded by investors in our units. Although this period is difficult to predict, we anticipate that initial investors in units might have to wait up to 2 months prior to receiving a distribution, and investors who subscribe for units after our initial loan has been founded might have to wait up to 1 month. Our Manager will attempt to invest the proceeds as quickly as prudence and circumstances permit; however, no assurance can be given as to how quickly the proceeds will be invested. Consequently, the distributions you receive on your investment may be reduced pending the investment of the Offering proceeds in real estate loans. Interest rate fluctuations may reduce or eliminate net income from our investments which would otherwise be available for distribution.

Any borrowing by us will increase your risk and may reduce the amount we have available to distribute to you.

        We anticipate that we may borrow funds to expand our capacity to invest in real estate loans; however, we have no present lending commitment for any borrowings. We may borrow up to 60% of the fair market value of our outstanding real estate loans at any time. Any such borrowings will require us to carefully manage our cost of funds. No assurance can be given that we will be successful in this effort. Should we be unable to repay the indebtedness and make the interest payments on the loans, the lender will likely declare us in default and require that we repay all amounts owing under the loan facility. Even if we are repaying the indebtedness in a timely manner, interest payments owing on the borrowed funds may reduce our income and the distributions you receive.

        We may borrow funds from several sources, and the terms of any indebtedness we incur may vary. However, some lenders may require as a condition of making a loan to us that the lender will receive a priority on mortgage repayments received by us. As a result, if we do not collect 100% on our investments, the first dollars may go to our lenders and we may incur a loss which will result in a decrease of the amount available for distribution to you.

Any indemnification of our Manager by us will decrease the amount available for distribution to you.

        Pursuant to our Operating Agreement, we may be required to indemnify our Manager or any of its affiliates, agents, or attorneys from any action, claim or liability arising from any act or omission made in good faith and in performance of its duties under the Operating Agreement. The availability of such indemnification may reduce the amount of funds we have available to distribute to you.

Risks of the Real Estate Lending Business

Defaults on our real estate loans will decrease our revenues and your distributions.

        We are in the business of making real estate loans and, as such, we risk defaults by borrowers. Any failure of a borrower to repay loans or interest on loans will reduce our revenues and your distributions, the value of your units, and your interest in our limited liability company as a whole.

Risks for the types of loans we will make.

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We depend upon our real estate security to protect us on the loans that we make. We depend upon the skill of independent appraisers to value the security underlying our loans. However, notwithstanding the experience of the appraisers selected by our Manager, they may make mistakes, or the value of the real estate may decrease due to subsequent events. As a result, there may be less security than anticipated at the time the loan was originally made. If there is less security and a default occurs, we may not recover the full amount of our loan, thus reducing the amount of funds available to distribute to you.

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We may invest in loans to purchase or develop raw, unimproved land. These loans are riskier because the property is not capable of generating any income, as compared to a commercial property, and because there is no assurance that we will be able to sell the property in a timely manner or at a price equal to or greater than amount of loan. We determine whether to invest in these loans based upon the "90-day quick sale value" of the property and the borrower's actual capital investment in the property. The "90-day quick sale value" is the highest price for which the land could actually be sold within the next 90 days, as determined by local real estate brokers and others. We believe that this 90-day period approximates the time required for a foreclosure.

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We may invest in acquisition and development loans. These loans enable borrowers to complete the basic infrastructure and development of their property prior to the construction of buildings or structures. Such development may include installing utilities, sewers, water pipes, and/or streets. These loans are riskier because the property is not capable of generating any income, as compared to a commercial property, and because there is no assurance that we will be able to sell the property on a timely basis or at a price that is equal to or greater than the amount of the loan. Our targeted loan-to-value ratio of 70% will be based on the anticipated post-development value of the property and, therefore, a greater risk exists for us on any foreclosure, because the value of the property at the time of foreclosure may not equal the amount of our loan.

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We may invest in construction mortgage loans. These are loans generally made to real estate developers to fund the construction of one or more buildings on real property. These loans are riskier than loans secured by income producing properties because during construction the borrower does not receive income from the property to make payments on the loan. Our targeted loan-to-value ratio of 70% will be based on the anticipated post-development value of the property and, therefore, a greater risk exists for us on any foreclosure, because the value of the property at the time of foreclosure may not equal the amount of our loan.

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We may invest in commercial property loans. These loans provide necessary funds to allow commercial borrowers to improve or renovate property to increase the net operating income of the property so that it may qualify for institutional refinancing. These loans are riskier because there is no assurance that the commercial borrower will qualify for the refinancing or that the improvements will yield the anticipated increase in value and income.

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We may invest in residential loans. Such loans facilitate the purchase or refinance of one to four family residential property units provided the borrower used one of the units on the property as such borrower's principal residence. These loans are riskier than loans secured by income producing properties because borrower does not receive income from the property to make payments on the loan.

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We may invest in bridge loans. These loans provide interim financing (generally up to 12 months) to enable commercial borrowers to qualify for permanent refinancing. These loans are riskier because there is no assurance that the developer will qualify for the refinancing. On in circumstances where the borrower would be willing to pay a premium interest rate of 5% or more above the market rate, would we invest in a bridge loan where interest would accrue and be payable with the principal amount of the loan at maturity.

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We may invest in second mortgage loans and, in rare instances, wraparound, or all-inclusive, mortgage loans. In a second mortgage loan, our rights as a lender, including our rights to receive payment on foreclosure, will be subject to the rights of the first mortgage lender. In a wraparound mortgage loan, our rights will be similarly subject to the rights of a first mortgage lender, but the aggregate indebtedness evidenced by our loan documentation will be the first mortgage loan plus the new funds we invest. We would receive all payments from the borrower and forward to the senior lender its portion of the payments we receive. Because both of these types of loans are subject to the first mortgage lender's right to payment on foreclosure, we incur a greater risk when we invest in each of these types of loans.

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We anticipate that approximately 90% of our loans will have "balloon payments." A balloon payment is a large principal balance that is payable after a period of time during which the borrower has repaid none or only a small portion of the principal balance. Loans with balloon payments are riskier than loans with even payments of principal over an extended time period such as 15 or 30 years because the borrower's repayment depends on its ability to refinance the loan or sell the property profitably when the loan comes due. There are no specific criteria used in evaluating the credit quality of borrowers for real estate loans requiring balloon payments because we believe that no such criteria are feasible. Furthermore, a substantial period of time may elapse between the review of the financial statements of the borrower and the date when the balloon payment is due. As a result, there is no assurance that a borrower will have sufficient resources to make a balloon payment when due.

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We will generally invest in loans that range between $500,000 and $25 million, with an estimated average range of between $3 million and $10 million. However, we may invest in a smaller or larger loan depending on such factors as our performance and the value of the collateral. These larger loans are risky to unit investors, because they may reduce our ability to diversify our loan portfolio.

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We may invest in loans where the collateral is an interest in a lease. These loans are riskier because the only rights we will have is to assume the borrower's obligations under the lease and to use the property for the length of time and in the limited manner permitted under the lease.

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We may invest in interest carry loans. In some cases, such as a construction loan, we will finance either a portion or 100% of the interest payments due for the loan from the gross loan proceeds and create an impound or reserve account with such funds so we can make the interest payments as they become due. Usually these types of loans are for a period of one year, however they may be for two years or longer. It is typical for construction loans to have the interest payments built into the loan because the property does not create cash flow during the construction period from which the borrower/developer could otherwise make the monthly interest payments. We do not increase our loan to value ratio requirements when financing interest reserves on an “interest carry loan”. While the risk of monetary default for failure to pay interest is lessened at the outset because the reserve for these payments has been impounded, the risk of a payment default will exist if the interest reserve have been depleted prior to the balloon loan payment coming due at maturity.

Risks of underwriting standards and procedures.

        Our underwriting standards and procedures are more lenient than conventional lenders in that we will invest in loans to borrowers who may not be required to meet the credit standards of conventional mortgage lenders, which may create additional risks to your return.

        We approve real estate loans more quickly than other mortgage lenders. Generally, we will not spend more than 20 days assessing the character and credit history of our borrowers. Due to the nature of loan approvals, there is a risk that the credit inquiry we perform will not reveal all material facts pertaining to the borrower and the security. There may be a greater risk of default by our borrowers which may impair our ability to make timely distributions to you and which may reduce the amount we have available to distribute to you.

Our loans are not guaranteed by any government agency and we will rely on the foreclosure value of the real estate if a loan goes into default.

        Our real estate loans will not be insured or guaranteed by a federally owned or guaranteed mortgage agency. Consequently, our recourse if there is a default may only be to foreclose upon the mortgaged real property. The value of the foreclosed property may have decreased and may not be equal to the amount outstanding under the corresponding loan, resulting in a decrease of the amount available to distribute to you.

        Our real estate loans will not be marketable and we expect no secondary market to develop. We do not expect our real estate loans to be marketable and we do not expect a secondary market to develop for them. As a result, we will generally bear all the risk of our investment until the loans mature and are paid in full. This will limit our ability to hedge our risk in changing real estate markets and may result in reduced returns to our investors.

We may not have sufficient capital to meet our staged funding commitments.

We will attempt to raise the unfunded portion of our staged funding construction loans through the continued sale of units in this Offering, borrowings by us and/or the reinvestment of proceeds from the repayment of other loans, in order to meet the draw down schedule that is set forth in the construction loans. However, we will not guarantee to the borrower that we will be successful in raising the unfunded portion.

If we are unsuccessful in raising the unfunded portion of a construction loan, there could be adverse consequences associated with the loan, including but not limited to:

•	a loss of the value of the property securing the loan if it is incomplete and the borrower is unable to raise funds to complete it from other sources;

•	a borrower claim against the us for failure to perform under the loan documents;

•	increased costs to the borrower which it may not have the ability to meet;

•	a bankruptcy filing by the borrower; and

•	abandonment by the borrower of the collateral for the loan.

We may have difficulty protecting our rights as a secured lender.

        We believe that our loan documents will enable us to enforce rights against borrowers. However, the rights of borrowers and other secured lenders may limit our practical realization of those benefits. For example:

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Judicial foreclosure is subject to the delays of protracted litigation. Although we expect non-judicial foreclosure to be quicker, our collateral may deteriorate and decrease in value during any delay in foreclosing on it.

•	The borrower's right of redemption during foreclosure proceedings can deter the sale of our collateral and can for practical purposes require us to manage the property.

•	Unforeseen environmental hazards may subject us to unexpected liability and procedural delays in exercising our rights.

•	The rights of senior or junior secured parties in the same property can create procedural hurdles for us when we foreclose on collateral.

•	We may not be able to pursue deficiency judgments after we foreclose on collateral.

•	State and federal bankruptcy laws can prevent us from pursuing any actions, regardless of the progress in any of these suits or proceedings.

By becoming the owner of property, we may become liable for unforeseen environmental obligations.

        We intend to own real property only if we foreclose on a defaulted loan and purchase the property at the foreclosure sale. Under applicable environmental laws, however, any owner of real property may be fully liable for the costs involved in cleaning up any contamination by materials hazardous to the environment. Even though we might be entitled to indemnification from the person that caused the contamination, there is no assurance that the responsible person would be able to indemnify us to the full extent of our liability. Furthermore, we would still have court and administrative expenses for which we may not be entitled to indemnification.

Our results are subject to fluctuations in interest rates and other economic conditions.

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Based on our Manager's historical experience, approximately 50% of our loans will not have a prepayment penalty. Should interest rates decrease, our borrowers may prepay their outstanding loans with us in order to receive a more favorable rate. This may reduce the amount of funds we have available to distribute to you.

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Our results of operations will vary with changes in interest rates and with the performance of the relevant real estate markets. If the economy is healthy, we expect that more people will be borrowing money to acquire, develop or renovate real property. However, if the economy grows too fast, interest rates may increase too much and the cost of borrowing may become too expensive. Alternatively, if the economy enters a recession, real estate development may slow. A slowdown in real estate lending may mean we will have fewer loans to acquire, thus reducing our revenues and the distributions you receive.

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Our results will also reflect other economic conditions, such as a particular industry migrating to or from one of the states into which we make loans. Moreover, any significant decline in economic activity could adversely impact the ability of our borrowers to complete their projects and obtain take out financing. This in turn could increase the level of defaults we may experience.

We face competition for real estate loans that may reduce available yields and fees available.

        We consider our competitors for borrowers to be the providers of non-conventional mortgage loans, that is, lenders who offer short-term, equity-based loans on an expedited basis for higher fees and rates than those charged by conventional lenders and mortgage loans investors, such as commercial banks, thrifts, conduit lenders, insurance companies, mortgage brokers, pension funds and other financial institutions that offer conventional mortgage loans. Many of the companies against which we will compete have substantially greater financial, technical and other resources. Competition in our market niche depends upon a number of factors including price and interest rates of the loan, speed of loan processing, cost of capital, reliability, quality of service and support services. Additionally, if our competition decreases interest rates on their loans or makes funds more easily accessible, competition for borrowers could increase, yields on our loans could decrease, and the costs associated with making loans could increase, all of which would reduce our revenues and the distributions you receive.

Conflicts of Interest Risks
        The risk factors below describe material conflicts of interest that may arise in the course of our Manager's management and operation of our business. We do not have any policies or procedures to minimize or resolve conflicts of interest. The list of potential conflicts of interest reflects our knowledge of the existing or potential conflicts of interest as of the date of this prospectus. We cannot assure you that no other conflicts of interest will arise in the future.

Our Manager will face conflicts of interest concerning the allocation of its personnel's time and the management of other investment programs.

        Our Manager is the manager of 4 other programs which have raised or are in the process of raising up to an aggregate of $550,000,000 for investment in loans of the same types that we will invest in. As of December 31, 2004 these programs had assets in excess of $350 million. Our Manager and Mr. Harkey, who owns 100% of the stock of our Manager, anticipate that they will also sponsor other real estate programs having investment objectives similar to ours and engage in the business activities described in the "Conflicts of Interest" section in this prospectus. Concurrently with this Offering, our Manager may conduct other public or private offerings for different funds that would use the proceeds from those offerings to make real estate loans which might otherwise have been available for investment by us. As a result, our Manager and Mr. Harkey may have conflicts of interest in allocating their time and resources between our business and those other activities. During times of intense activity in other programs and ventures, our Manager and its key people, Mr. Harkey and Ms. Melanson, will likely devote less time and resources to our business than they ordinarily would. The Operating Agreement does not specify a minimum amount of time and attention that our Manager and its key people are required to devote to us. Therefore, our Manager may not spend sufficient time managing our operations which could result in our not meeting our investment objectives.

Our Manager will face conflicts of interest arising from the fees we pay and those paid by borrowers.

        Our Manager will receive substantial loan origination fees from borrowers for transactions involving real estate loans. Our Manager's compensation is based on the volume and size of the mortgages selected for us. Our interests may diverge from those of our Manager and Mr. Harkey to the extent that our Manager benefits from fees which are not shared with us. Our Manager will be receiving fees from borrowers that would otherwise increase our returns. Because our Manager receives all of these fees, our interests will diverge from those of our Manager and Mr. Harkey when our Manager decides whether we should charge the borrower higher interest rates or our Manager should receive higher fees from the borrower.

Our Manager will face conflicts of interest in selecting loans for us and other investment programs.

        We expect to invest in real estate loans when one or more other companies or programs managed by our Manager are also investing similarly. There is a risk that our Manager may select for us a real estate loan investment that provides lower returns than a real estate loan investment purchased by our Manager or another our Manager program or entity. Our Manager also serves as a manager of the 4 other programs which invest in the same types of loans that we will invest in. Concurrently with this Offering, our Manager may form new funds or raise money on its own behalf, the proceeds from which would be used to make real estate loans which might otherwise have been available for investment by us. There are no restrictions or guidelines on how our Manager will determine which loans are appropriate for us and which are appropriate for itself, these other funds, or any other company which our Manager manages or might manage in the future.

We may have a lack of control over loans made jointly with other lenders.

        We will consider investing in or purchasing loans jointly with other lenders, including our Manager or affiliates of our Manager. All loans with non-affiliates shall be structured to provide us with a controlling interest. Although it is not our intention to lose control, there is a risk that we will be unable to remain as the lead lender in the loans in which we participate in the future. In the event of participation with a publicly registered affiliate, the investment objectives of the participants shall be substantially identical. There shall be no duplicate fees. The compensation to the sponsors must be substantially identical, and the investment of each participant must be on substantially the same terms and conditions. Each participant shall have a right of first refusal to buy the other's interest if the co-participant decides to sell its interest. If our co-participant affiliate determines to sell its interest in the loan, there is no guarantee that we will have the resources to purchase such interest and we will have no control over a sale to a third party purchaser.

Lack of Control by Members

Your right to vote is limited and you are bound by majority vote.

        You cannot exercise control over our daily business affairs and implement changes in our policy. Our Manager, subject to the provisions in our Operating Agreement, may modify our investment strategies without your consent. Moreover, our Manager may amend the Operating Agreement without the consent of a majority in interest of the unitholders to:

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remedy any ambiguity or inconsistency within the Operating Agreement and make provisions for matters arising under the Operating Agreement which are not inconsistent with the provisions of the Operating Agreement;

•	conform the Operating Agreement to applicable laws and regulations;

•	make any other changes to the Operating Agreement which, in the reasonable judgment of our Manager, does not adversely affect the rights of the unitholders; and

•	revise or update the exhibits to the Operating Agreement.

        You may vote only in a limited number of specific instances. A majority in interest of the unitholders (not to include our Manager), can take action and bind all of the unitholders. These situations would include the right of a majority to vote to:

•	extend the term of our existence;

•	dissolve before the expiration of our term;

•	change the nature of our business;

•	amend the Operating Agreement (in certain cases) with respect to the units;

•	approve the withdrawal of our Manager;

•	admit a person as a substitute manager;

•	remove and replace our Manager;

•	approve a merger or other reorganization by us, with such vote requiring the approval of a majority in interest of the outstanding units; or

•	approve a sale of all or substantially all of our assets.

        Although our Manager may not change the nature of our business without majority approval, our Manager may change the investment policies consistent with the fiduciary duties it owes to all of the unitholders. While you will not have any vote on these investment policies, you retain your vote to remove and replace our Manager.

Federal Income Tax Risks

Your cash flow and distributions will be reduced if we are taxed as a corporation.

        If we do not qualify as a partnership for any taxable year, we would then be subject to federal income tax on any taxable income in that taxable year at regular corporate rates. You could not then take tax deductions for your share of our deductions or credits that might otherwise be available to you if we qualified as a partnership. You would be subject to tax on distributions at rates applicable to dividends to the extent we make distributions to you out of our current or accumulated earnings and profits, and any other distributions in excess of the cost of your units would be taxed as capital gains. If we were taxed as a corporation, your cash flow, the distributions you receive and the value of your units would be significantly reduced. See "Federal Income Tax Consequences." at page.

The deductibility of your share of our expense items may be limited.

        The Internal Revenue Code and the Treasury Regulations contain various limitations that may adversely affect the deductibility of your share of our expenses. In addition, the Internal Revenue Service could contest our tax treatment of certain income or expense items, which could reduce the after-tax rate of return from an investment in the units. See "Federal Income Tax Consequences." at page     .

An IRS audit of our books and records could result in an audit of your tax returns.

        If we are audited by the IRS and it makes determinations adverse to us, including the disallowance of deductions we have taken, the IRS may decide to audit your income tax returns. Any such audit could result in adjustments to your tax return for items of income, deductions or credits, and the imposition of penalties and interest for the adjustments and additional expenses for filing amended income tax returns.

Retirement Plan Risks

An investment in our units may not qualify as an appropriate investment under all retirement plans.

        There are special considerations that apply to pension, profit sharing, 401(k) or Keogh plans or trusts, IRAs, or other retirement or employee benefit plans or arrangements investing in units. If you are investing the assets of a retirement or other employee benefit plan or trust (whether or not tax-qualified) or the assets of an IRA in our units, you should consult with your financial and/or tax advisor, because you could incur liability under ERISA or Section 4975 of the Internal Revenue Code or subject the IRA or the plan to taxation if:

•	your investment is not consistent with your fiduciary obligations under ERISA;

•	your investment constitutes or results in a non-exempt prohibited transaction under Section 406 of ERISA or Section 4975 of the Internal Revenue Code;

•	your investment is not made in accordance with the documents and instruments governing your plan or IRA, including your plan's investment policy;

•	your investment does not satisfy the prudence and diversification requirements of Sections 40(a)(1)(B) and 404(A)(1)(C) of ERISA;

•	your investment impairs the liquidity of the plan;

•	your investment produces "unrelated business taxable income" for the plan or IRA; or

•	you will not be able to value the assets of the plan annually in accordance with ERISA requirements.

USE OF PROCEEDS

        The funds we receive from the sale of units pursuant to this Offering, or otherwise, will not be commingled with the funds of our Manager, or any other party. We will invest in real estate loans with approximately 97% of the Offering proceeds from the sale of units, and from distribution reinvestments by investors electing to do so. We will maintain working capital reserves of approximately 3%. This reserve is available to pay any future expenses in excess of revenues, satisfy obligations of underlying security properties, expend money to satisfy our unforeseen obligations and for other permitted uses of our working capital. Working capital reserves of up to 3% in cash or cash equivalents are excluded from the funds committed to real estate loans in determining what proportion of the Offering proceeds and reinvested distributions have been invested.

        The following table contains information about the estimated use of the gross proceeds of this Offering.

	Maximum Offering	% of Offering

Gross Offering Proceeds	$500,000,000	100%
Less: Public Offering Expenses	$-0-	0%
Net Amount Received in this Offering	$500,000,000	100%
Less: Working Capital Reserves	$15,000,000	3%
Cash Available for Investment in Real Estate Loans	$485,000,000	97%

        Although our expenses in connection with this Offering are billed directly to us, our Manager will pay all selling commissions and expenses related to this Offering. Our Manager may pay normal sales commission to a registered broker-dealer or any other licensed person or entity; however, our Manager shall not pay any compensation to any person or entity engaged by a potential investor for investment advice. Such expenses are described further in the registration statement of which this prospectus forms a part.

        Borrowers will pay to our Manager all acquisition, selection, processing, extension and brokerage and selling expenses for real estate loans made by our Manager. Consequently, these expenses do not appear in the table.

        Upon initiation of our business operations we will be responsible for paying our operational expenses. We presently anticipate such expenses will include our annual management fee and servicing fee to our Manager (see "Compensation of Our Manager and Affiliates"), legal fees, accounting fees, tax preparation fees and certain filing fees; however, our Manager shall pay all fees and expenses that relate to this Offering. We will not have any office or personnel expenses as such services will be provided to us by our Manager in consideration of the management fee and servicing fee. We believe that the foregoing operational expenses will be fully funded out of cash flow from operations or, if necessary, our capital reserve; provided that the management fees to our Manager will not be paid out of our capital reserve.

Our Manager estimates that the size of our real estate loans will range from $500,000 to $25 million and that the average size of our loans will be $3 million to $10 million. Our Manager has not set the amount of sales proceeds to be allocated to the various types of real estate loans or in which we will invest, except to the extent of the guidelines described in "Investment Objectives and Policies." Our Manager reviews each real estate loan to determine if it meets our investment criteria. We plan to invest the entirety of our cash available for investments in real estate loans. We do not expect to use any of the proceeds of this Offering to acquire assets other than in the ordinary course of our business.

        Pending investment in real estate loans, we may invest the proceeds of this Offering in relatively safe, short-term liquid investments such as U.S. Treasury bills, notes or bonds, certificates of deposit or commercial paper. We anticipate that these proceeds, once received, will be held in an account with Pacific Western Bank in Dana Point, California or in an account at a financial institution that has assets in excess of $50,000,000.

OUR BUSINESS STRATEGY

        Our business strategy is designed to generate current income by investing in real estate loans. We believe there is a significant market opportunity to make real estate loans to owners and developers of real property whose financing needs are not met by traditional mortgage lenders. The strict underwriting standards and length of time required by traditional mortgage lenders such as commercial banks results in some potential borrowers who are unable to obtain such financing or who are unwilling to go through the time consuming process often required by traditional lenders.

        We propose to loan funds to such borrowers provided that they have sufficient equity in the underlying real estate and otherwise meet our lending criteria. We will adopt the underwriting standards of our Manager in evaluating potential investments in loans. Generally speaking, our Manager's underwriting standards are less strict than traditional mortgage lenders and our Manager's loan approval process is faster than traditional lenders. As a result, in certain cases we may make real estate loans which are riskier than the mortgage loans made by commercial banks. However, in return we anticipate receiving a higher interest rate and our Manager will take steps intended to mitigate the risks, such as imposing a lower loan to value ratio (thereby providing us with a bigger equity cushion if real estate values drop.)

        We believe that by focusing on the value of the underlying real estate which will serve as collateral on our loans, our Manager can expedite the loan approval process and approve loans to certain borrowers who might not qualify for loans from traditional mortgage lenders. Our Manager will generally spend not more than 20 days assessing the character and credit history of our borrowers. Rather, our Manager will focus its underwriting review on the value of the collateral which secures our loan.

        As with all investments, there is a relationship between the risk assumed and the possible reward earned through our business strategy. We will assume more risk than traditional mortgage lenders. In return, we will seek to generate higher yields from our real estate loans.

INVESTMENT OBJECTIVES AND POLICIES

General

Assuming the sale of substantially all of the units being offered by us, we anticipate investing approximately 80% of our assets in secured first mortgages and 20% in second mortgage loans. Our second mortgage investments are riskier because our rights will be subject to the rights of the first mortgage lender.

Most of our loans will have terms of 1 to 7 years. We anticipate investing approximately 25% of our assets in construction loans and approximately 25% of our assets in unimproved land loans. In addition, we expect to invest approximately 20% of our assets in commercial property loans, 20% in acquisition and development loans and 10% in residential property loans.

We anticipate that approximately 90% of our loans will provide for payments of interest only with a “balloon payment” of principal payable in full at the end of the term. We also anticipate investing approximately 10% of our assets in bridge loans which provide interim financing (generally up to twelve months) to enable borrowers to qualify for permanent refinancing. The “balloon payment” loans and bridge loans in which we invest are riskier because they are non-investment grade loans to made to borrowers whose ability to make repayment depends on their ability to refinance the loan or develop the property so they can refinance. We will review the appraisal of the value of the property and will generally invest in loans of up to 75% of that value and, in circumstances where borrowers are willing to pay a premium interest rate of 5% or more above market rate, our bridge loans may provide for interest to accrue and be payable together with the principal amount at maturity. However, there is no specific criteria that is used in evaluating the creditworthiness of balloon loan borrowers. Under circumstances where our Manager deems appropriate, we may acquire loans of the character described above, that are in default, are non-performing or are delinquent. All of these loans are described in greater detail in the pages under the heading “Types of Loans We Intend to Invest In.”

        We intend to invest in real estate loans throughout the areas in which our Manager has experience, specifically California, Nevada, Arizona, Utah, Colorado and Texas. Depending on the market and on our performance, we plan to expand our investments throughout the United States. The loans we make and the real estate we will invest in will be selected for us by our Manager from among loans originated by our Manager or non-affiliated mortgage brokers and real properties identified by or through our Manager. When our Manager or someone else originates a loan for us, that person obtains the borrower, processes the loan application, following which time we will then fund the loan. We believe our loans will be attractive to borrowers because of the expediency of our Manager's loan approval process, which takes about 10 to 20 days. Our Manager will obtain and negotiate each loan, after which we will fund the loan. We may also purchase existing loans from third parties or from our Manager provided that our Manager sells us the loan at cost.

        As a non-conventional lender, we are more willing to invest in real estate loans to borrowers that conventional lenders would not deem to be creditworthy. See "Risk Factors—Risks of the Real Estate Lending Business." Because of our increased willingness to fund riskier loan types and borrowers, we expect that our borrowers will be willing to pay us an interest rate that is 3 to 6 points above the rates charged by conventional lenders. We intend to invest in a significant amount in loans in which the real property being developed is not generating any income to the borrower.

Set forth below are our lending policies, through which we will invest the proceeds from the sale of units. These policies may be changed by our Manager, and unitholders will be advised of any material changes. There are no limitations on the size of the loans we will make or on fixed versus floating interest rate loans.

Acquisition and Investment Policies

        We will seek to invest substantially all of the Offering proceeds and distribution reinvestments in real estate loans, after paying applicable fees and expenses, if any. We anticipate that we will invest about 97% of the Offering proceeds and from the distribution reinvestments, in real estate loans. Approximately 3% of the Offering proceeds will be held as a working capital cash reserve.

        We anticipate that the majority of our collateral on our loans will be the real property that the borrower is purchasing or developing with the funds that we make available. We sometimes refer to these real properties as the security properties. While we may invest in other types of loans, we believe that most of the loans in which we invest will have been made to real estate developers with a lesser proportion of loans involving land loans and bridge financing.

We will not give any rebates or enter into any reciprocal agreement with our Manager or any of its affiliates that enables our Manager or its affiliates to receive a rebate. We do not anticipate that our real estate loan investments will be insured or guaranteed by any government agency.

        Our Manager will continuously evaluate prospective investments, select the real estate loans in which we invest and make all investment decisions on our behalf in its sole discretion, unless the Operating Agreement provides otherwise. You are not entitled to act on any proposed investment. In evaluating prospective real estate loan investments, our Manager considers such factors as the following:

•	the ratio of the amount of the investment to the value of the property by which it is secured;

•	the potential for capital appreciation or depreciation of the property securing the investment;

•	expected levels of rental and occupancy rates (if applicable);

•	potential for rental increases (if applicable);

•	current and projected revenues from the property;

•	the status and condition of the record title of the property securing the investment;

•	geographic location of the property securing the investment; and

•	the financial condition of the borrowers, their principals, and any additional guarantors of the loans.

        Our Manager may obtain our loans from affiliated and non-affiliated mortgage brokers and previous borrowers, and by solicitation of new borrowers in those states where permissible. We may purchase existing loans that were originated by third party lenders and acquired by our Manager to facilitate our purchase of the loans. Our Manager will sell the loans to us for no greater than our Manager's cost, not including its service fees and compensation. There are no specific requirements or guidelines governing our Manager's discretion in determining which real estate loans it will place with us and which it will place with other funding sources.

Purchase of Loans from our Manager and its Affiliates

        In addition to funding those loans our Manager selects for us, we may purchase loans that were originated by our Manager or other parties and first held for their own portfolio, as long as the loan is not in default and otherwise satisfies our investment objectives and lending policies described in this prospectus. This requirement also applies to any loan originated by an affiliate of our Manager, such as Mr. Harkey or another principal of our Manager.
Types of Loans We Intend to Invest In

        We primarily invest in real estate loans which will be secured by first or second mortgages on real property. Such loans fall into the following categories: raw and unimproved land, acquisition and development, construction, commercial, residential and bridge loans.

        Raw And Unimproved Land Loans.    Loans invested in by us may be loans made for the purchase or development of raw, unimproved land. Generally, we determine whether to invest in these loans based upon the 90-day quick sale value of the property and the borrower's actual capital investment in the property. The "90-day quick sale value" is the highest price for which the land could actually be sold within the next 90 days, as determined by local real estate brokers. We believe that this 90-day period approximates the time required for a foreclosure. The value is generally the same as the cost of the land to the borrower. Typically, we will invest in loans with a face value which is less than 60% of the "90-day quick sale value," and we usually require that the borrower have invested in the property actual capital expenditures of at least 20% of the property's value.

        Acquisition and Development Loans.    Loans invested in by us may be acquisition and development loans. These loans enable borrowers to complete the basic infrastructure and development of their property prior to the construction of buildings or structures. Such development may include installing utilities, sewers, water pipes, and/or streets. Generally, we will invest in loans with a face value of approximately 70% of the anticipated post-development appraised value of the property.

        Construction Loans.    Loans invested in by us may be construction loans. A construction loan provides funds for the construction of one or more structures on developed land. Funds under this type of loan will generally not be forwarded to the borrower until work in the previous phase of the project has been completed and an independent inspector has verified certain aspects of the construction and its costs. We will typically require material and labor lien releases by the borrower per completed phase of the project. We will review the appraisal of the value of the property and proposed improvements, and will generally arrange loans for up to 70% of the anticipated post-development appraised value.

Staged Funding of Construction Loans.    Construction loan borrowers may request that the loan be funded in part at the various stages of the construction process. If the loan is a construction loan to be funded in installments, we will require the borrower, among other things, to acknowledge and agree to close the entire loan transaction, even though a lesser amount is being funded at the initial stage. We will attempt to raise the unfunded portion of the construction loan through the continued sale of units in this Offering, borrowings by us and/or the reinvestment of proceeds from the repayment of other loans, in order to meet the draw down schedule that is set forth in the construction loan. However, we will not guarantee to the borrower that we will be successful in raising the unfunded portion.

        If we are unsuccessful in raising the unfunded portion of a construction loan, there could be adverse consequences associated with the loan, including but not limited to: (a) a loss of the value of the property securing the loan if it is incomplete and the borrower is unable to raise funds to complete it from other sources; (b) a borrower claim against the us for failure to perform under the loan documents; (c) increased costs to the borrower which it may not have the ability to meet; (d) a bankruptcy filing by the borrower; and (e) abandonment by the borrower of the collateral for the loan.

        Commercial Property Loans.    Loans invested in by us may be commercial property loans. Commercial property loans provide funds to allow commercial borrowers to make improvements or renovations to the property in order to increase the net operating income of the property so that it may qualify for institutional refinancing. We will review the appraisal of the value of the property and will generally invest in loans for up to 70% of such appraised value.

        Residential Loans.    Loans invested in by us may be residential loans. Such loans facilitate the purchase or refinance of one to four family residential property units provided the borrower uses one of the units on the property as such borrower's principal residence. Generally we will invest in loans for up to 75% of value of the property.

        Bridge Loans.    Loans invested in by us may be bridge loans. Such loans provide interim financing (generally up to 12 months) to enable commercial borrowers to qualify for permanent refinancing. We will review the appraisal of the value of the property and will generally invest in loans of up to 75% of that value.

Collateral

        The types of collateral that will secure the loans brokered by us include a first deed of trust, a second deed of trust or a leasehold interest.

First Deed of Trust. Loans invested in by us are secured by a first deed of trust. Thus the applicable lender will have rights as a first mortgage lender of the collateralized property.

        Second Deed of Trust. Loans invested in by us may be in second mortgage loans and in wraparound mortgage loans. In a second mortgage loan, the rights of the lender (such as the right to receive payment on foreclosure) will be subject to the rights of the first mortgage lender. In a wraparound loan, the lender's rights will be comparably subject to the rights of a first mortgage lender, but the aggregate indebtedness evidenced by the loan documentation will be the first mortgage loan plus the new funds the lender invests. The lender would receive all payments from the borrower and forward to the senior lender its portion of the payments the lender receives.

        Leasehold Interest. Loans invested in by us may be in loans where the collateral is an interest in a lease.

Prepayment Penalties and Exit Fees
        Based on our Manager's historical experience, we anticipate that approximately 50% of the loans we invest in will not contain prepayment penalties or exit fees. If our loans are at a high rate of interest in a market of falling interest rates, the failure to have a prepayment penalty provision or exit fee in the loan allows the borrower to refinance the loan at a lower rate of interest, thus providing a lower yield to us on the reinvestment of the prepayment proceeds. However, these loans will usually be written with relatively high minimum interest rates, which we would expect to minimize the risk of lower yields.

Balloon Payment

        We anticipate that approximately 90% of the loans we invest in or purchase will require the borrower to make a "balloon payment" on the principal amount upon maturity of the loan. There are no specific criteria used in evaluating the credit quality of borrowers for mortgage loans requiring balloon payments. Furthermore, a substantial period of time may elapse between the review of the financial statements of the borrower and the date when the balloon payment is due. As a result, there is no assurance that a borrower will have sufficient resources to make a balloon payment when due. To the extent that a borrower has an obligation to pay mortgage loan principal in a large lump sum payment, its ability to repay the loan may be dependent upon its ability to sell the property, obtain suitable refinancing or otherwise raise a substantial amount of cash. As a result, these loans involve a higher risk of default than loans where the principal is paid at the same time as the interest payments.

Repayment of Mortgages on Sales of Properties

        We may require a borrower to repay a mortgage loan upon the sale of the mortgaged property rather than allow the buyer to assume the existing loan. We will require repayment if we determine that repayment appears to be advantageous to us based upon then-current interest rates, the length of time that the loan has been held by us, the creditworthiness of the buyer and our objectives. When a loan is repaid, we will have full discretion to either invest the net proceeds in new mortgage loans, hold the net proceeds as cash, or distribute them to unitholders. These net proceeds will also include the principal of a loan deemed to be repaid for tax purposes as a result of the nature of a loan modification or loan extension. Capital transactions include payments of principal, foreclosures and prepayments of mortgages, to the extent classified as a return of capital under the Internal Revenue Code, and any other disposition of a mortgage or property.

Adjustable Rate Loans

        Adjustable rate loans originated by our Manager may use as indices the one and ten year Treasury Constant Maturity Index, the Prime Rate Index, LIBOR, and the Monthly Weighted Average Cost of Funds Index for Eleventh District Savings Institutions (Federal Home Loan Bank Board). Our Manager may negotiate spreads over these indices of 3% to 8%, depending upon market conditions when the loan is made.

        It is possible that the interest rate index used in a adjustable rate loan will rise (or fall) more slowly than the interest rate of other loan investments available to us. Our Manager attempts to minimize this interest rate differential by tying adjustable rate loans to indices that are sensitive to fluctuations in market rates. Additionally, most adjustable rate loans will contain provisions under which the interest rate cannot fall below the initial rate.

Interest Rate Caps

        All our adjustable rate loans will have interest rate caps. We anticipate that the interest rate cap will be a ceiling that is 5-8% above the starting rate with a floor rate equal to the starting rate. For these loans there is the risk that the market rate may exceed the interest cap rate.

        Adjustable rate loans of five to fifteen year maturities are not assumable without the prior consent of our Manager. We do not expect to invest in or purchase a significant amount of other assumable loans. To minimize our risk, any borrower assuming an existing mortgage loan will be subject to the same underwriting criteria as the original borrower.

Escrow Conditions

        Our loans will often be funded by us through an escrow account held by a title insurance company, subject to the following conditions:

•
Borrowers will obtain title insurance coverage for all loans, with the title insurance policy naming us as the insured and providing title insurance in an amount at least equal to the principal amount of the loan. Title insurance insures only the validity and priority of our deed of trust, and does not insure us against loss by other causes, such as diminution in the value of the security property.

•	Borrowers will obtain fire and casualty insurance for all loans secured by improved real property, naming us as loss payee in an amount sufficient to cover the replacement cost of improvements.

•
All insurance policies, notes, deeds of trust or mortgages, escrow agreements, and any other loan document for a particular transaction will name us as payee and beneficiary. Real estate loans will not be written in the name of our Manager or any other nominee.

Borrowing

        Under circumstances deemed appropriate by our Manager, we may incur indebtedness after we commence investing in real estate loans. Once we begin acquiring our loan portfolio, we could borrow money:

•	to finance our investments in real estate loans,

•	to prevent a default under real estate loans that are senior to our real estate loans,

•	to discharge senior mortgage loans if this becomes necessary to protect our investment in real estate loans, or

•	to operate or develop a property that we acquired under a defaulted loan.

        At no time will our indebtedness exceed 60% of the fair market value of our real estate loans. This indebtedness may be with recourse to our assets. In addition, we may enter into structured arrangements with lenders in order to provide them with a senior position in real estate loans which we might jointly fund. For example, we might establish a wholly-owned special purpose limited liability company which would borrow funds from an institutional lender under an arrangement where the resulting real estate loans would be assigned to a trust, and the trust would issue a senior certificate to the institutional lender and a junior certificate to the special purpose limited liability company. This would assure the institutional lender of repayment in full prior to our receipt of any repayment on the jointly funded real estate loans. We have no present commitment with respect to any potential borrowing. If we borrow additional funds for the purpose of making loans, we will use the proceeds from that borrowing to directly fund those loans. It is not our intention to match the maturities or the interest rates of any borrowings with the maturity or interest rate of the loans that they fund. In addition, we will not engage in securitizations and investments in subordinated mortgage backed securities.

No Trust or Investment Company Activities

        We have not qualified as a real estate investment trust under the Internal Revenue Code, and therefore we are not subject to the restrictions on its activities that are imposed on real estate investment trusts. We intend to conduct our business so that we are not an "investment company" within the meaning of the Investment Company Act of 1940. Last, we intend to conduct our business so that we are not to be deemed a "dealer" in mortgage loans for federal income tax purposes and are not deemed to be a "taxable mortgage pool" for federal income tax purposes.

Various Other Policies and Procedures

        Without approval of a majority of the holders of outstanding units, we will not:

•	issue securities that are senior to the units or issue any units or other securities for other than cash;

•	invest our assets in the securities of other issuers for the purpose of exercising control, except when exercising our rights as a secured lender;

•	underwrite securities of other issuers;

•	discontinue providing our unitholders with the reports described in this prospectus;

•	offer units in exchange for property; or

•	invest in any offering by our Manager of any of its Affiliates.

Competition and General Economic Conditions

        There are hundreds of commercial banks, insurance companies, mortgage brokers, pension funds and other institutional lenders competing to make the type of loans in which we invest. There is no dominant competitor in this sector. No particular competitor dominates the market. For the past few years, the institutional lenders have not been as active in the commercial mortgage market as in prior years. Recently, however, many major institutional lenders have re-entered the commercial mortgage market due to a stronger economy, stabilized or increased property values and leasing rates, and the decrease in demand for residential loans. As a result, we anticipate competition for investments in mortgages secured by commercial properties, which creates pressure on lenders to lower interest rates. Consequently, we may not be able to obtain as high interest rates on mortgage investments as we would otherwise obtain, which would affect our revenues and the distributions you receive.

Regulation

        Our operations are conducted by our Manager. Our Manager's operations as a mortgage company are subject to extensive regulation by federal, state and local laws and governmental authorities. Our Manager conducts its real estate mortgage business under a license issued by the California Department of Real Estate and provides mortgage banking services. Under applicable California law, the division has broad discretionary authority over our Manager's activities, including the authority to conduct periodic regulatory audits of all aspects of our Manager's operations.

        We and our Manager are also subject to the Equal Credit Opportunity Act of 1974, which prohibits creditors from discriminating against loan applicants on the basis of race, color, sex, age or marital status, and the Fair Credit Reporting Act of 1970, which requires lenders to supply applicants with the name and address of the reporting agency if the applicant is denied credit. We are also subject to various other federal and state securities laws regulating the issuance and sale of securities, as well as ERISA.

        Should we or our Manager not adhere to these regulations, we could face potential disciplinary or other civil action that could have a material adverse effect on our business.

Loans

General

        We will sell units of limited liability company interest and will seek to use the proceeds to acquire a large number of highly diversified first and second trust deed loans on many different kinds of properties and with varying interest rates and associated risks. Until the first loan is acquired, units will be sold at the price of $1,000 per unit, with a minimum investment of $25,000 (initially 25 units); however, our Manager reserves the right, in its sole discretion, to accept subscriptions in an amount less than $25,000. After the initial loan is funded, our Manager shall set a daily unit price for sales of additional units by adjusting the net book value of our assets to reflect the income and expenses accruing with respect to the assets. The adjusted net book value, divided by the number of units outstanding shall determine the daily unit price. Our Manager owns computer software designed to perform this function. The adjusted net book value, as so determined, may not represent the actual fair market of the units at any particular date.

        Our loans will all be secured by deeds of trust and/or mortgages on real property, including but not limited to, mortgage and construction loans on single family homes, multiple unit residential property (such as apartment buildings), commercial property (such as stores, shops, warehouses, churches and offices), and unimproved land (including land with entitlements and without entitlements). In addition to deeds of trust and/or mortgages, other forms of collateral may also be used to secure loans including but not limited to: cross-collateralized property (i.e. deeds of trust and/or mortgages securing multiple properties), personal guarantees, irrevocable letters of credit, assignments of certificates of deposit, assignments of stock or partnership interests, and UCC-1 Financing Statements encumbering personal property.

        The use of loan proceeds by the borrower will not generally be restricted, though those loans for construction purposes will be limited to building, remodeling, and/or development to enhance the property securing the loan. If a loan is for construction, rehabilitation, or development of the subject property, the loan will be directly secured by a deed of trust encumbering the property being improved, rehabilitated, or developed.

Portfolio of Real Estate Loans

Assuming the sale of substantially all of the units being offered by us, we anticipate investing approximately 80% of our assets in secured first mortgages and 20% in second mortgage loans. Our second mortgage investments are riskier because our rights will be subject to the rights of the first mortgage lender.

Most of our loans will have terms of 1 to 7 years. We anticipate investing approximately 25% of our assets in construction loans and approximately 25% of our assets in unimproved land loans. In addition, we expect to invest approximately 20% of our assets in commercial property loans, 20% in acquisition and development loans and 10% in residential property loans.

We anticipate that approximately 90% of our loans will provide for payments of interest only with a “balloon payment" of principal payable in full at the end of the term. We also anticipate investing approximately 10% of our assets in bridge loans which provide interim financing (generally up to twelve months) to enable borrowers to qualify for permanent refinancing. The “balloon payment” loans and bridge loans in which we invest are riskier because they are non-investment grade loans to made to borrowers whose ability to make repayment depends on their ability to refinance the loan or develop the property so they can refinance. We will review the appraisal of the value of the property and will generally invest in loans of up to 75% of that value and, in circumstances where borrowers are willing to pay a premium interest rate of 5% or more above market rate, our bridge loans may provide for interest to accrue and be payable together with the principal amount at maturity. However, there is no specific criteria that is used in evaluating the creditworthiness of balloon loan borrowers. Under circumstances where our Manager deems appropriate, we may acquire loans of the character described above, that are in default, are non-performing or are delinquent. All of these loans are described in greater detail in the pages under the heading “Types of Loans We Intend to Invest In.”

        In addition to those policies contained in this prospectus and the Operating Agreement, our Manager may establish written policies on loans and borrowings. Our principal investment objectives are to:

•	Produce revenues from the interest income on our real estate loans;

•	Provide monthly cash distributions to you from the net income earned on our real estate loans;

•	Preserve and return your capital contributions; and

•	Reinvest to the extent permissible payments of principal and proceeds of prepayments, sales and insurance proceeds, net of expenses.

       We cannot assure you that we will achieve these objectives or that your capital will not decrease. Our Manager may change the overall investment strategy, subject to the fiduciary obligations that it owes to all members. However, our Manager may not change the investment objectives above, except upon majority approval. Our Manager has no authority to do anything that would impair our ability to carry on our ordinary business in funding real estate loans.

        Investors in units will not be given copies of the documents associated with our loans for their review prior to or after making their investment in units.

Priority of Mortgages

        We anticipate investing approximately 80% of our assets in secured first mortgages. Other mortgages that we invest in on the security property will not be junior to more than one other mortgage. The only subordinated mortgages we currently intend to invest in at this time are second mortgages, although in the future we may invest in wraparound, or all-inclusive, mortgages.

Loan-to-Value Ratio

        We do not anticipate that the amount of our loan combined with the outstanding debt secured by a senior mortgage on a security property will exceed the following percentage of the appraised value of the security property:

Type of Secured Property	Loan to Value Ratio

Residential (homes, condominiums and apartment buildings)	75%
Improved Residential Lots	65%
Unimproved Land	55%
Commercial/Industrial/Churches	70%
Property under Development/Construction Loan	70% (of anticipated post-development value)
Leasehold Interest	60% (of value of leasehold interest)

        Our Manger, in its discretion, may increase any of the above loan-to-value ratios if a given loan is supported by credit adequate to justify a higher loan-to-value ratio, including personal guarantees. Occasionally, our collateral may include personal property as well as real property. We do not have specific requirements with respect to the projected income or occupancy levels of a property securing our investment in a particular loan. These loan-to-value ratios will not apply to financing offered by us to the purchaser of any real estate acquired through foreclosure, or to refinance an existing loan that is in default when it matures. In those cases, our Manger, in its sole discretion, shall be free to accept any reasonable financing terms it deems to be in our best interest. Nevertheless, in no event will the loan-to-value ratio on any loan exceed 80% of the independently appraised completed value of the property. The target loan-to-value ratio for our loan portfolio as a whole is approximately 65%.

        We will receive an independent appraisal for each property that is to be security for our loans. Copies of these appraisals will be available for your review at the offices of our Manager for a period of six (6) years. We will retain appraisers who will be licensed or qualified as independent appraisers and be certified by or hold designations from one or more of the following organizations: The Federal National Mortgage Association, the Federal Home Loan Mortgage Corporation, the National Association of Review Appraisers, the Appraisal Institute, the Society of Real Estate Appraisers, M.A.I., Class IV Savings and Loan appraisers, or from among appraisers with other qualifications acceptable to our Manager. However, appraisals are only estimates of value and cannot be relied on as measures of realizable value. An employee or agent of our Manager will review each appraisal report and will conduct an exterior physical inspection for each property. An exterior physical inspection includes an assessment of the subject property, the adjacent properties and the neighborhood but does not include entering any structures on the property.

Construction Mortgage Loans

        We anticipate that we will invest in construction loans other than home improvement loans on residential property, subject to the following guidelines:

•	We do not anticipate that the loan-to-value ratio on construction loans in which we invest will exceed 70% of the independently appraised, completed value of the security property.

Terms of Mortgage Loans

        Most of our loans will be for 1 to 7 years. We anticipate that approximately 90% of our loans will provide for payments of interest only with a “balloon payment” of principal payable in full at the end of the term.

Escrow Conditions

        Our loans will often be funded by us through an escrow account held by a title insurance company, subject to the following conditions:

•
Borrowers will obtain title insurance coverage for all loans, with the title insurance policy naming us as the insured and providing title insurance in an amount at least equal to the principal amount of the loan. Title insurance insures only the validity and priority of our deed of trust, and does not insure us against loss by other causes, such as diminution in the value of the security property.

•	Borrowers will obtain fire and casualty insurance for all loans secured by improved real property, naming us as loss payee in an amount sufficient to cover the replacement cost of improvements.

•
All insurance policies, notes, deeds of trust or mortgages, escrow agreements, and any other loan document for a particular transaction will name us as payee and beneficiary. Real estate loans will not be written in the name of our Manager or any other nominee.

Assignment of Mortgage Investments from Affiliates

        Our affiliates, including our Manager, may assign real estate loans to us for a price not in excess of the par value of the loan or its fair market value, whichever is lower, plus allowable fees and expenses, but without the allowance of any other compensation for the loans. Except for the compensation paid to our Manager described elsewhere in this prospectus, any affiliate from which we receive real estate loans will remit to us all income earned on the real estate loan prior to its assignment.

Purchase of Promissory Notes/Note Hypothecation

        We may also acquire real estate loans secured by assignments of secured promissory notes. These real estate loans must satisfy our stated investment standards, including our loan-to-value ratios, and also may not exceed 80% of the principal amount of the assigned note. For example, if the property securing a note we acquire is commercial property, the total amount of outstanding debts secured by the property must not exceed 75% of the appraised value of the property, and the loan will not exceed 80% of the principal amount of the assigned note. For real estate loans secured by promissory notes, we will rely on the appraised value of the underlying property, as determined by an independent written appraisal which was conducted within the then-preceding twelve months. If an appraisal was not conducted within that period, then we will arrange for a new appraisal to be prepared for the property.

Participation With Other Lenders Including Affiliates

        We may also participate in loans with other lenders, including affiliates, by providing funds for or purchasing an undivided interest in a loan meeting our investment guidelines described above. We would be more likely to participate in loans if, for example:
•	we did not have sufficient funds to invest in an entire loan;

•	we received Offering proceeds that were insufficient to adequately diversify our portfolio; or

•
Our Manager originated a loan that fit within our investment guidelines but it would constitute more than 20% of our anticipated capital contribution or otherwise be disproportionately large given our then existing portfolio.

        We will participate in loans with non-affiliates if we acquire a controlling interest, alone or with any of our affiliates meeting the requirements below, in such participation. A controlling interest would enable us to direct or cause the direction of the management and policies of such participation, which would include the authority to:

•	review all material contracts;

•	cause a sale of the mortgage or our interest therein subject in certain cases to limitations imposed by the participation agreement between the parties;

•	approve budgets and major capital expenditures, subject to a stated minimum amount;

•	veto any sale of a mortgage, or alternatively, to receive a specified preference on sale or proceeds; and

•	exercise a right of first refusal on any desired sale by a participant of its interest in a loan except for transfer to its affiliate.

        In the event of participation with a publicly registered affiliate, the investment objectives of the participants shall be substantially identical. There shall be no duplicate fees. The compensation to the sponsors must be substantially identical, and the investment of each participant must be on substantially the same terms and conditions. Each participant shall have a right of first refusal to buy the other's interest if the co-participant decides to sell its interest. We will not give our Manager or any of their affiliates any consideration similar to rebates or give-backs or enter into reciprocal arrangements with our Manager or its affiliates that might be entered into in lieu of participations.

Reserve Fund

        We will establish contingency working capital reserves of approximately 3% of the gross proceeds from the sale of units in this Offering to cover our unexpected cash needs.

Credit Evaluations

        Before making a loan, our Manager must first determine that a borrower has sufficient equity in the security property to meet the loan-to-value ratios described above. Our Manager may also consider the income level and creditworthiness of a borrower to determine its ability to repay the loan.

Sale of Mortgage Investments

        Although our Manager has no plan to do so, our Manager may sell our real estate loans or interests in our loans to either affiliates or non-affiliated parties when our Manager believes that it is advantageous to us to do so. However, as noted elsewhere in this prospectus, we do not expect that the loans will be marketable or that a secondary market will ever develop for them. In addition, we will not sell our real estate loans to our Manager.

MANAGEMENT

Our Manager

        Our business is managed by our Manager, Point Center Financial, Inc. The telephone number for our Manager’s offices is (949) 661-7070 or (800) 544-8800. Our Manager is a mortgage broker licensed in the State of California and also performs mortgage banking services. Our Manager is a private California corporation that is solely owned by Dan J. Harkey and is briefly described later below.

        Our Manager manages and controls our affairs and has responsibility and final authority in almost all matters affecting our business. We do not have any employees and we do not have an independent board of directors. Our Manager’s duties include dealings with members, accounting, tax and legal matters, communications and filings with regulatory agencies and all other needed management and operational duties. Additionally, because Dan Harkey owns all of the stock of our Manager, Mr. Harkey may be deemed to control our activities through our Manager. The directors, executive officers and key employees of our Manager are set forth later below.

As our only Manager, Point Center Financial, Inc., has complete authority and responsibility for:

•	evaluating and choosing our real estate loans investments;

•	deciding what agreements we will enter into and whether we will enter into joint ventures with other companies to invest in real estate loans;

•	originating, servicing and managing our real estate loans; and

•	managing all our other operations.

        Notwithstanding that our Manager has the broad authority described above, neither our Manger directly nor Mr. Harkey indirectly may do any of the following:

•	impair our ability to carry on or change the nature of our business;

•	admit another manager without prior approval of a majority of the outstanding units;

•	sell all or over 50% of our assets or dissolve us without prior majority approval of the outstanding units; or

•	anything else not permitted in the Operating Agreement.

        You have no right to participate in the management or control of our business or affairs other than to exercise the limited voting rights provided for members in the Operating Agreement. Our Manager has primary responsibility for the initial selection, evaluation and negotiation of our real estate loans. Our Manager will provide all executive, supervisory and administrative services for our operations, including servicing the real estate loans we hold. Our books and records are maintained by our Manager, subject to audit by independent certified public accountants.

Removal of Manager.

        Point Center Financial, Inc. will cease to be our Manager upon its removal, withdrawal or dissolution, or if it is found to be bankrupt. A majority of the outstanding units, excluding our Manager’s interest, can remove Point Center Financial, Inc. as the Manager upon the following conditions:

•
if the holders of a majority of the outstanding units have not previously elected an additional manager, the removal will not become effective for at least 120 days following the consent or authorizing vote by the majority;

•	during the 120 days set forth above, a majority of the outstanding units can agree in writing to continue our business and elect and admit a new manager; and

•	the substitution of a new manager shall be effective when the new manager accepts in writing the associated duties and responsibilities.

If our business continues after Point Center Financial, Inc. is no longer our Manager, then we will pay Point Center Financial, Inc. a sum equal to all amounts then owing to it. All payments to a terminated manager must be fair and must protect our solvency and liquidity.

        If a majority does not designate and admit a new manager within the time specified, we will dissolve. Our Manager may assign its interest in us, but our Manager may not be changed except as set forth above.

Evaluation and Acquisition by Portfolio Loans.

        Our Manager considers and evaluates prospective loans for us. In that regard, our Manager evaluates the credit of prospective borrowers, analyzes the return to us of potential real estate loan transactions, reviews property appraisals, and determines which types of transactions appear to be most favorable to us. We will not establish our own underwriting standards and will solely rely on our Manager to provide such services as follows:

•	Our Manager identifies a potential loan and then processes the application. When processing a loan, our Manager will:

•	order and review a property title search,

•	perform an exterior property inspection,

•	obtain an appraisal which is reviewed for reasonableness, and

•	perform credit underwriting through borrower interviews, credit reports and review of borrower and principals financials.

•
After processing the loan, our Manager reviews the loan through its loan committee which consists of all of the individuals listed below in “Directors, Executive Officers and Key Employees of our Manager.”

•	After we acquire real estate loans, our Manager also manages our loan portfolio and is responsible for:

•	reviewing the loans;

•	recommending changes in loans;

•	employing and supervising employees who handle the loans;

•	preparing and reviewing projected performance;

•	reviewing of reserves and working capital;

•	collecting and maintaining all loans;

•	creating and implementing investment policies in furtherance of those contained in the Operating Agreement;

•	preparing and reviewing budgets, economic surveys, cash flow and taxable income or loss projections and working capital requirements;

•	preparing and reviewing of reports for securities filings, distribution to our members or otherwise;

•	communicating with members;

•	supervising and reviewing our bookkeeping, accounting and audits;

•	supervising and reviewing the preparation of our state and federal tax returns; and

•	supervising professionals employed by us, including attorneys, accountants and appraisers.

Prior Experience of Our Manager

Overall Experience.

        Our Manager holds a mortgage broker's license in California and provides mortgage banking services. As a licensed mortgage broker, our Manager is subject to regular on site examinations by the Department of Real Estate of the State of California, which also reviews its advertising, mandates strict record maintenance, and reviews its financial reporting, including its financial statements and monthly activity reports.

        Our Manager obtains borrowers through approved advertisements, referrals and repeat business, and obtains investors interested in funding the loan in the same manner. It then matches the two together in compliance with California law.

        Our Manager’s historic compensation is primarily in the form of loan brokerage, evaluation and processing fees as well as placement fees paid by borrowers, each ranging from 2-10% of the respective loan amount. Upon obtaining a loan, our Manager processes the application by:

•	ordering and reviewing a property title search;

•	performing an exterior property inspection;

•	obtaining an appraisal which is reviewed for reasonableness; and

•	performing credit underwriting through borrower interviews, credit reports and review of borrower and principals' financials.

After processing the loan, our Manager reviews the loan through its loan committee, and then the loan is funded. Our Manager also services loans once they have closed. Our Manager will service all of the loans we make and has full internal capacity without needing to outsource this activity to third parties. Our Manager has been actively servicing real estate loans since 1979. In addition to our Manager’s executive officers, its loan servicing department currently consists of 8 staff members, all of whom have substantial experience in all aspects of loan servicing including: processing payments; day-to-day accounting and trust fund accounting; documentation activities; and non-performing asset management, including collections, bankruptcies, foreclosures, property management, insurance, and property taxes.

Our Manager acts as a mortgage broker originating many separate loans, each of which is separately funded by institutions and individuals. In contrast, here we will be the party investing in loans with our own funds. Our assets will be a pool of loans, whether whole or fractional interests, the distributions from and proceeds of which will be passed through to you as described in this prospectus. Our Manager does not and will not own the loans purchased or originated by or for us; however, our Manager may from time to time own separate undivided fractional interests in the same loans where we may own an undivided fractional interest. The assets of our Manager are primarily receivables in the form of evaluation, processing, extension, placement and servicing fees.

Over the past 10 years our Manager has managed the following 4 investment programs, none of which have been publicly offered:

•  The National Financial Lending, LLC mortgage pool program discussed below, which functions in the same manner that we will function and is the only program that has substantially the same investment objectives that we do.

•  A trust deed program where, unlike a mortgage pool, investors invest in a single promissory note secured by a deed of trust and receive a fractional undivided interest. This program does not “pool” investor capital in multiple loans and it does not reinvest the principal repayments in new loans. Investors who acquire a fractional interest under this program are given a full disclosure package about the particular loan in which they choose to invest, and their names appear on the related promissory note and deed of trust as undivided interest holders.

•  Two commercial paper and mortgage note programs where our Manager borrows funds from investors at a specific rate and term, and then invests those proceeds in mortgage loans for its own account. The loans funded with the capital raised in these programs comprise the collateral for the investors loans to our Manager and they are assigned to a 3rd party custodian; however, our Manager has an absolute obligation to repay the investor loans under these programs.

As of December 31, 2004, these programs had total assets in excess of $350 million. Our Manager has not reserved for any contingent liabilities on its financial statements relating to its management of these other programs, nor is our Manager subject to any current or pending litigation. However, no assurance can be given that contingent liabilities or litigation will not arise in the future. Concurrently with this Offering, our Manager may conduct other public or private offerings and will use the proceeds from those offerings to make real estate loans which might otherwise have been available for investment by us.

        As of December 31, 2004, the current loans/assets under management by our Manager and its affiliates through their origination efforts are subdivided as follows:

Summary of Overall Loan Portfolio as of December 31, 2004

Number of Loans	118
Number of REOs	4 (Real Estate Owned—Completed Foreclosures)
Total Loans/Assets	122
Total Principal Balance	$350,059,433

        Breakdown of Portfolio per loan type:

Type of Loan	Number of Loans	Principal Balance
Land Loans	35	$102,605,403
Land REO	3	$5,524,650
Construction	12	$118,495,321
Commercial	50	$77,163,683
Participation/Equity	9	$28,729,156
Residential	12	$15,784,270
TOTAL:	122	$350,059,433

        There have been no major adverse conditions with respect to our Manager’s businesses. Of the loans that have been originated by our Manager, we are aware of only 18 properties that have gone to foreclosure sale over the last six years. The default rate on the loans originated by our Manager has averaged less than 3% during the last three years.

National Financial Lending, LLC.

Our Manager manages a California mortgage pool called National Financial Lending, LLC, which has substantially the same investment objectives as we do. From the inception of this pool on July 26, 2002 through May 31, 2005, National Financial Lending has raised over $146,000,000 from 1,047 investors, and all of the amount raised has been invested in loans. Including the reinvestment of principal repayments and loan payoffs through May 31, 2005, National Financial Lending has funded loans in excess of $199,000,000.

Prior performance information for National Financial Lending, LLC is set forth in Appendix I to this prospectus.

        The description above of our Manager’s loan origination activity is not intended to provide a description of the loans to be invested in or purchased by us in the future through the proceeds of this Offering.

Directors, Executive Officers and Key Employees of Our Manager

        The directors, executive officers and key employees of our Manager are listed below:

Name	Age	Title
Dan J. Harkey	58	President, Chief Executive Officer and Sole Director
M. Gwen Melanson	42	Chief Financial Officer and Secretary
Steve Livingston	59	Senior Underwriter
Lois Berjerano	64	Loan Processing Manager

        The principal occupation and business experience for each of our officers and directors and key employees, for at least the last five years, are as follows:

        Dan J. Harkey has been in the real estate and financial services industry since 1972, and has been the President and Chief Executive Officer of our Manager since 1979. Mr. Harkey is also the current president of Commercial Real Estate Finance Forum, a national trade organization representing commercial mortgage bankers and brokers. Mr. Harkey is a licensed real estate broker with the California Department of Real Estate and is a member of the California Association of Mortgage Brokers and the National Association of Mortgage Brokers. Mr. Harkey holds a BA in Economics from California State University, Long Beach. Mr. Harkey is the Chairman of our Manager’s Loan Committee, which will review all loans made by us.

        M. Gwen Melanson has been employed by our Manager since 1988 and been the Chief Financial Officer and Secretary for the company since 1990. Ms. Melanson's responsibilities include overseeing the financial activities of the company, including all general accounting functions, tax preparation, and payroll. Additionally, Ms. Melanson oversees the loan processing and loan servicing departments, and is a member of the Loan Committee.

        Steve Livingston has served as a Senior Underwriter for our Manager since 1999 and is a member of the Loan Committee. Prior to joining our Manager, he was a Vice President and Senior Special Assets Account Officer for Bank of America. Mr. Livingston earned his Bachelor of Arts Degree from Biola University in California and completed further studies in finance at Golden Gate University, San Francisco. He has 32 years of experience as a loan underwriter and served as a vice president for Bank of America prior to working for our Manager. Mr. Livingston holds a brokers license with the California Department of Real Estate.

        Lois Berjerano has been the Loan Processing Manager for our Manager since September 2003 and is a member of the Loan Committee. She has 25 years of experience in processing commercial, residential, multi-family, and construction loans. Form December 2002 to September 2003 she was a Loan Processing Manager for Hawthorne Savings Bank. Between July and December of 2002 she served as a Senior Loan Processor for our Manager. From 1999 until first joining our Manager, Ms. Berjerano was a Senior Loan Processor for Fidelity Federal Bank. She attended the University of Arizona where she studied Business Administration. She has also completed various courses from the American Institute of Banking, Construction Documentation from UCI, and Real Estate Documentation sponsored by the Legal Institute of California.

EXECUTIVE COMPENSATION

        We have no executive officers or other employees. All of our operational and management functions are performed by our Manager. The compensation paid to our Manager is set forth below under the heading "Compensation and Expenses."

SHARE OWNERSHIP

        Following the sale of the units under this prospectus, no person or entity owns or will own beneficially more than 5% of our units and our Manager will own 25 units. The voting common stock of our Manager is owned 100% by Dan J. Harkey.

COMPENSATION AND EXPENSES

Offering and Organizational Stage

        Although our expenses in connection with this Offering are billed directly to us, our Manager will pay all selling commissions and other expenses related to this Offering. Our Manager will be our managing member and will own 25 units.

Paid by Our Manager:

Public Offering Expenses:	Our Manager shall pay all of the expenses of this Offering.

Operational Stage

        Where the fees below are described as competitive fees or based on local market conditions, that means the fees are determined by price competition within a given market. Additionally, the amount of the fees is dependent upon the size of a particular loan. To ensure that our fees remain competitive, we will directly contact our competition, such as major banks in the local market or other relevant commercial lenders. We expect to target loans in which we will invest with interest rates that are 3 to 6 points higher than comparable loans made by banks and we expect that the fees paid to our Manager will be 2 to 5 points higher than similar fees charged by conventional lenders. We believe that this rate structure is consistent with rates and fees charged by other non-conventional lenders. The fees for computer services of Investment Data Systems, Inc., an affiliate of our Manager, will be paid by our Manager. References below to local law also contemplate additional requirements imposed by local or state law, such as usury laws.

Paid to Our Manager by Borrowers:

Loan Brokerage:	2-10% of each loan, the percentage shall be a competitive fee based on local market conditions. These fees are paid by the borrower no later than when the loan proceeds are disbursed.

Loan Escrow Fees:	Escrow Fees vary depending upon the service provider and the type and size of the loan. In some cases borrowers will pay these fees to Escrow Professionals, Inc., an affiliate of our Manager.

Loan Evaluation and Processing Fees:	$2,000-$5,000

Loan Extension or Modification Fee:	1-5% of outstanding principal, as permitted by local law and local market conditions. The amount to be received is not determinable at this time. These fees will be paid when the loan is extended.

Paid by the Us:

Service Fee for Administering Loans:
Our Manager or its affiliates will receive annual mortgage loan service fees, which when added to all other fees paid in connection with the servicing of a particular mortgage, does not exceed 1.5% of the principal outstanding on such loan. These fees will be paid monthly in arrears solely out of available cash flow from the loan portfolios. This fee will accrue, without interest, and be payable only at such times as available cash exists. In addition, our Manager will receive 50% of any late charges, penalty interest or prepayment premiums, exit fees or penalties.

Conditional Annual Program Management Fee:
Annual fee of 1% of aggregate capital contributions from this Offering, paid monthly in arrears solely out of available cash flow from the loan portfolio. This fee will accrue, without interest, and be payable only at such times as available cash exists.

Our Manager will pay and will not be reimbursed by us for any general or administrative overhead expenses it incurs in connection with managing our operations even if such amounts exceed its annual management fee. However, our Manager may be reimbursed for expenses paid to non-affiliates on our behalf. We anticipate such expenses will consist of legal, accounting and tax preparation fees. Such amounts will be paid from available cash. In the event available cash is inadequate to cover such expenses, our Manager shall advance such expenses on our behalf and will be repaid for such advances when there are adequate funds in the cash reserve.

Administrative/Brokerage Fees to Our Manager or Third Parties for Resales of Foreclosed Property:
The total compensation paid to all persons for the sale of property held by us as a result of foreclosure shall be limited to a competitive real estate commission not to exceed 6% of the contract price for the sale of such property. If our Manger provides a substantial amount of the services in connection with the sale of the property, it may receive up to half of the competitive real estate commission, not to exceed 3% of the contract price for the sale of the property. Foreclosed properties may be sold to our Manger or any of its affiliates.

Sale Escrow Fees:
In cases where we have foreclosed upon a loan and subsequently sell the real estate, a sale escrow fee will be a cost of selling the property. The amount of these fees vary depending upon the service provider, the type of property, and the sales price. In some cases these fees may be paid to Escrow Professionals, Inc., an affiliate of our Manager.

        Our Manger will make arrangements with the respective borrowers for fees owing from those borrowers. Our Manger anticipates that borrowers will pay its compensation out of the proceeds of loans or upon closing the relevant transaction. For loan servicing fees, our Manger will receive these fees monthly in arrears along with the payments it receives on loans that we have acquired.

Our Operating Agreement provides that our Manager may contract with other persons and entities, including its affiliates, to perform any of our Manager’s duties on our behalf, but such delegation will not relieve our Manager of its responsibility for those duties. Our Manager or any of its affiliates may render services to or otherwise deal with us in connection with carrying out our business and affairs, including the provision of leasing, brokerage, management, consulting or any other services. The approval of our unitholders is not be required for any such transaction with our Manager or its affiliates, provided that the compensation payable to any of them in connection with such transaction is in the amounts disclosed in this prospectus or is not substantially more than the compensation generally payable to unrelated third parties for the performance of similar services.

CONFLICTS OF INTEREST

General

The relationships among us, our Manager and the executive officers and other affiliates of our Manager will result in various conflicts of interest. Our Manager and its directors and other affiliates are engaged in business activities involving real estate lending, including the management of several other funds with investment objectives similar to ours. Our Manager anticipates engaging in additional business activities in the future that may be competitive with us. Our Manager and its officers will exercise their fiduciary duties to us and to you in a manner they believe will preserve and protect your rights as a member. Additionally, our Operating Agreement contains provisions that limit our ability to enter into transactions with our Manager and its affiliates.

Our Manager may assign real estate loans to us if they were acquired for the purpose of facilitating our acquisition of such loans. Such loans will be assigned to us in an amount that is no greater than the lesser of our Manager’s cost, excluding certain service fees and compensation, or the fair market value of such loans.

We may participate in real estate loans with affiliates if the investment objectives of the participants are substantially identical, there are no duplicate fees, the sponsors receive substantially identical compensation, the investment of each participant is on substantially the same terms, and the participants have a right of first refusal with regard to the sale of any participant's interest in such loans. The paragraphs below describe material conflicts of interest that may arise in the course of our Manager’s management and operation of our business. The list of potential conflicts of interest reflects our knowledge of the existing or potential conflicts of interest as of the date of this prospectus. We cannot assure you that no additional conflicts of interest will arise in the future.

The organizational structure of our Manager and its affiliates, some of which will perform services for us, is as follows:

Point Center,
our Manager
(100% owned by Dan J. Harkey)

Escrow Professionals, Inc.,
a licensed escrow company
(100% owned by Dan J. Harkey)

Investment Data Systems, Inc.,
a computer consulting company
(100% owned by Dan J. Harkey)

National Financial Lending, LLC,
a California mortgage pool
(Point Center Financial, Inc. is the manager and owns less than 1%)
(The Harkey Family Trust owns less than 1%)

Landmark Realty Capital, LLC,
a real estate acquisition and development company
(50% owned by Dan J. Harkey)

Payment of Fees and Expenses

        Our Manager and its affiliates will receive substantial fees and expenses from our ongoing operations, including:

Paid by Borrowers:

•	loan brokerage fees

•	loan evaluation and processing fees

•	loan extension or modification fees

•	loan escrow fees

Paid by Us:

•	loan servicing fees

•	conditional annual program management fees

•	real estate brokerage commissions payable upon the resale of foreclosed properties

•	sale escrow fees
        Fees charged to us will be payable even if we are not profitable or the particular transaction causes us to incur a loss.

We will also pay a conditional annual program management fee to our Manager of 1% of the aggregate capital contributions of our members. Our Manager will pay and will not be reimbursed by us for any general or administrative overhead expenses it incurs in connection with managing our operations even if such amounts exceed its annual management fee. However, our Manager may be reimbursed for expenses paid to non-affiliates on our behalf. We anticipate such expenses will consist of legal, accounting and tax preparation fees; however, our Manager will not be reimbursed for the expenses and fees related to this Offering. Such amounts will be paid from available cash. In the event available cash is inadequate to cover such expenses, our Manager shall advance such expenses on our behalf and will be repaid for such advances when there are adequate funds in the cash reserve.

Acquisition of Mortgage Notes Through Our Manager

We will acquire our real estate loans through our Manager. Our Manager is in the business of obtaining, processing, making, brokering, managing and servicing mortgage loans. Our Manager makes all decisions concerning the real estate loans in which we will invest. Because our Manager’s fees are generated by the volume of the real estate loans we acquire, our Manager will face a conflict of interest in determining whether a loan not squarely within our investment guidelines is appropriate for our loan portfolio.

Non-Arm's Length Agreements

Our agreements and arrangements for compensating our Manager are not the result of arm's-length negotiations.

Competition for the Time and Services of Common Officers

We will rely on our Manager and its officers for the management of our operations. When performing their duties, the officers and employees of our Manager may, for their own account or that of others, originate mortgages and acquire investments similar to those made or acquired by us. The executive officers of our Manager also may act as trustees, directors or officers, or engage in other activities for themselves and/or other entities and may acquire, broker and originate similar mortgage investments for their own account or that of others. Our Manager is the manager of 4 other funds that have raised or are raising money to invest in the same types of loans that we will invest in. As of December 31, 2004, these funds had total assets in excess of $350 million, all of which has been invested in real estate loans. Accordingly, conflicts of interest will arise for allocating time between us and these other entities. Our Manager may also establish additional funds during or following completion of this Offering. The officers of our Manager will devote such time to our affairs and as they determine in good faith and in compliance with their fiduciary obligations to us and our members, to be necessary for our benefit.

        Our Manager believes it has sufficient staff to be capable of discharging its responsibility to us and to all other entities to which they or their officers or affiliates are responsible. However, during times when we and the other businesses are handling a high volume of loans, a conflict will arise as to which company's loan processing to complete first.

Competition Between Us, and Our Manager and its Affiliates for Investment Opportunities

        Our Manager anticipates that it or its affiliates will engage in businesses which are or will be competitive with ours or which have the same management as we do. To the extent that these other entities with similar investment objectives have funds available for investment when we do and a potentially suitable investment has been offered to us or one of these programs, conflicts of interest will arise as to which entity should acquire the investment.

        If any conflict arises between us and any other affiliated program as to which company will have the right to invest in a particular mortgage loan or other investment, our Manager will make the determination largely based on a review of the respective loan portfolios. Our Manager will also base the decision on factors such as the amount of funds available for investment, yield, portfolio diversification, type and location of the property on which our Manager will make the real estate loan, and proposed loan or other transaction terms. Our Manager’s objective in determining where a loan will be allocated is to balance the availability of funds against the overall investment policies and objectives of competing investment entities. No one policy or objective will outweigh another, except that if all other factors were equal, the investment entity with funds uninvested for the longest time would be allocated the next available loan. The officers and directors of our Manager will be responsible for monitoring this allocation method to be sure that it is applied fairly.

        Our Manager remains subject to a fiduciary duty to us and our unitholders described in this prospectus. Subject to this fiduciary duty, neither our Manager nor its affiliates will be obligated to present to us any particular investment opportunity that comes to their attention, even if the opportunity is of a character that might be suitable for us.

Lack of Separate Representation

        We are represented by the same counsel as our Manager and its affiliates, and we anticipate that this multiple representation by our attorneys will continue in the future. If a dispute arises between us and our Manager or any of its affiliates, our Manager or the affiliate will either obtain separate counsel or facilitate our retaining separate counsel for such matters. However, we do not anticipate obtaining separate counsel should there be a need in the future to negotiate or prepare contracts or other agreements between us and our Manager for services including those contemplated by this prospectus, and as a result these agreements will not reflect arm's length bargaining.

Rights of Affiliates

        Any director or officer of our Manager and any other affiliate may acquire, own, hold and dispose of units for his individual account and may exercise all rights of a member, except for voting rights with respect to the Manager, to the same extent and in the same manner as if he were not an affiliate of ours.

We May Co-Invest in Real Estate Loans Acquired by Our Manager

        Our Manager may determine that we co-invest in our loans with other investment programs managed by our Manager. If we co-invest in a loan with another program managed by our Manager, our investment will be on substantially the same terms as those of the other program. A conflict of interest may arise between us and other programs managed by our Manager if the borrower defaults on the loan and each of us seeks to protect our interests in the loan and in the security property. Also, we have no written or oral agreement or understanding with our Manager concerning our relative priority with other programs when a borrower defaults; as a result, you must rely on our Manager to act in accordance with its fiduciary duty under the Operating Agreement to protect your interest.

MANAGEMENT'S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION
AND RESULTS OF OPERATIONS

General

Assuming the sale of substantially all of the units being offered by us, we anticipate investing approximately 80% of our assets in secured first mortgages and 20% in second mortgage loans. Our second mortgage investments are riskier because our rights will be subject to the rights of the first mortgage lender.

Most of our loans will have terms of 1 to 7 years. We anticipate investing approximately 25% of our assets in construction loans and approximately 25% of our assets in unimproved land loans. In addition, we expect to invest approximately 20% of our assets in commercial property loans, 20% in acquisition and development loans and 10% in residential property loans.

We anticipate that approximately 90% of our loans will provide for payments of interest only with a “balloon payment” of principal payable in full at the end of the term. We also anticipate investing approximately 10% of our assets in bridge loans which provide interim financing (generally up to twelve months) to enable borrowers to qualify for permanent refinancing. The “balloon payment” loans and bridge loans in which we invest are riskier because they are non-investment grade loans to made to borrowers whose ability to make repayment depends on their ability to refinance the loan or develop the property so they can refinance. We will review the appraisal of the value of the property and will generally invest in loans of up to 75% of that value and, in circumstances where borrowers are willing to pay a premium interest rate of 5% or more above market rate, our bridge loans may provide for interest to accrue and be payable together with the principal amount at maturity. However, there is no specific criteria that is used in evaluating the creditworthiness of balloon loan borrowers. Under circumstances where our Manager deems appropriate, we may acquire loans of the character described above, that are in default, are non-performing or are delinquent. All of these loans are described in greater detail in the pages under the heading “Types of Loans We Intend to Invest In.”

California, as well as many other real estate markets around the country, has continued to enjoy a steady rise in property values, and with the current interest rates being low, investments in real estate by both property owners and as mortgage lenders are very attractive. As interest rates rise our industry will be in competition with institutional lenders, because the margin between institutional cost of funds and our cost of funds will lessen. We act as an interim lender with maturities of from 1 to 7 years and the majority of our loans will have fixed rates of interest. Therefore, even in the event of a rise in institutional interest rates, we anticipate that our borrowers will still be able refinance or sell their property in a timely manner to facilitate the repayment of our loans. We also expect that the residential market will be most affected by a rise in interest rates and, since we are primarily commercial lenders, we will be less affected. In the early 1990’s when California experienced a dramatic drop in real estate values, we saw that most of the problems in our industry were with the junior loans. Since we will primarily make 1st position loans with substantial equity requirements, in the event of a drop in real estate values, we believe that our loan-to-value ratios will be sufficient to minimize the number of problem loans we might experience.

Twelve Month Plan of Operation

        During the next 12 months, assuming the sale of approximately $200 million of units to non-affiliates in this Offering, we plan to invest in real estate loans where our collateral is real property located throughout the United States. Upon the sale of these units, our Manager will select real estate loans for us, and also will assist us by obtaining, processing and managing these loans for us. The number of loans in which we invest will depend upon the gross proceeds raised in this Offering. If we only sell $3 million of units we will likely only be able to invest in a single loan. If we sell the maximum number of units, we anticipate investing in a combination of several hundred real estate loans. We believe that we will have an adequate number of opportunities to invest in real estate loans nationwide. To sufficiently diversify our loan portfolio, our Manager anticipates that we need to raise between $30 million and $100 million from investors.

We believe that our expectations with respect to raising $500,000,000 in proceeds from this Offering are reasonable based upon our Manager’s history of raising private capital, originating loans and its recent investments in company infra-structure, including but not limited to staffing, technology, printing equipment, and marketing. We anticipate that our increased marketing through this public Offering will result in substantial opportunities for prospective investors to purchase our units. Currently, our Manager's capital for making loans through the 4 investment programs that it manages is limited to investors who are residents of the State of California under private intra-state securities offerings. None of our Manager's investors have been solicited through third party underwriters or dealers. Because our Manager has experienced substantial success with its existing marketing program for the solicitation of investors, we believe that we can duplicate this success in California and in other states through this public Offering.

        We do not anticipate hiring any employees, acquiring any fixed assets like office equipment or furniture, or incurring material office expenses during the next 12 months because we will be utilizing our Manager’s personnel and office equipment. We will pay our Manager a flat, annual management fee of up to 1% of our aggregate capital contributions and a loan administration fee of 1.5% of the loan balance of our portfolio.

        We may also establish a line of credit for future use and may enter into financing arrangements with institutional lenders to expand our portfolio of real estate loans.

Most of our assets will be fixed and adjustable rate secured real estate loans. We will not engage in hedging transactions or acquire derivative instruments in an effort to mitigate risks of interest rate changes. While we believe such hedging transactions are not necessary in light of the short-term nature of our investments, failure to engage in hedging transactions may expose use to losses if there are significant changes in prevailing interest rates.

Our future operating results will depend upon our ability to promptly identify and invest in mortgage loans which generate interest income. To the extent that we are unable to identify and make such investments or are delayed in making such investments, our operating results will suffer. In addition, defaults by borrowers or unexpected expenses would adversely effect our income and reduce the funds we have available to distribute to you.

Our sole business, making loans secured by real estate, is particularly vulnerable to changes in macroeconomic conditions. Any significant decline in economic activity, particularly in the geographical markets in which we concentrate our loans, could result in a decline in real estate values and a decline in the demand for real estate development loans. In addition, a general decline in the economy could result in an increase in loan defaults. Any such measures could reduce our cash flow and the funds we have available to distribute. In order to stay fully invested during a period of declining demand for real estate loans, we may be required to make loans on terms less favorable to us or to make loans involving greater risk to us. Declines in economic activity are often accompanied by a decline in prevailing interest rates. Although our lending rates are not directly tied to the Federal Reserve Board’s discount rate, a sustained and widespread decline in interest rates will impact the interest we are able to earn on our loans. In the case of our loans that do not have prepayment penalties, declining interest rates may also cause our borrowers to prepay their loans and we may not be able to reinvest the amounts prepaid in loans generating a comparable yield. Moreover, any significant decline in economic activity could adversely impact the ability of our borrowers to complete their projects and obtain take out financing. This in turn could increase the level of defaults we may experience.

Our operating results will be affected primarily by: (i) the amount of capital we have to invest in mortgage loans, (ii) the level of real estate lending activity in the markets we service, (iii) our ability to identify and work with suitable borrowers, (iv) the interest rates we are able to charge on our loans, and (v) the level of foreclosures and related loan losses which we may experience. These funds, subject to a 3% working capital reserve, will constitute the bulk of the funds we have available for investment in mortgage loans. While we may borrow up to 60% of the value of our loan portfolio to make additional loans, we do not have any current commitment or arrangement in place to obtain such borrowing.

The lower interest rates would diminish the interest rates we can charge on our loans. In addition, our operating results would be adversely affected by loans that go into default and become non-performing assets. A weakening economy or a wrong credit decisions by our Manager may result in non-performing assets. If the economy weakens and our borrowers who develop and sell real estate projects are unable to complete their projects or obtain takeout financing or are otherwise adversely impacted, we may experience an increase in loan defaults which may reduce the amount of funds we have for distribution to our members. Such conditions may also require us to restructure loans in order to enhance their collectibility.

We will generally be using appraisals prepared on an as-if developed basis in connection construction, development and bridge loans, and we hope to retain sufficient cushion in the underlying equity position to protect the value of our loan in the event of a default. Nevertheless, no assurances can be given that a marked increase in loan defaults accompanied by a rapid decline in real estate values will not have a material adverse effect upon our financial condition and operating results.

Historically, our Manager has focused its operations on California and certain Western states. Because our Manager has a significant degree of knowledge with respect to the real estate markets in such states, it is likely most of our loans will be concentrated in such states. Such geographical concentration creates greater risk that any downturn in such local real estate markets could have a significant adverse effect upon our results of operations.

CRITICAL ACCOUNTING POLICIES

Interest Income

Interest income on loans is accrued by the effective interest method. Generally, interest and payments are due monthly, on the first day of each month. Interest is generally prorated to the first day of the month following the closing of the loan escrow. We do not recognize interest income from loans once they are determined to be impaired. A loan is impaired when, based on current information and events, it is probable that we will be unable to collect all amounts due according to the contractual terms of the loan agreement or when the loan has been foreclosed upon and we become the owner of the property which secured the loan.

Investments in Mortgage Loans

Investments in mortgage loans are secured by trust deeds and mortgages. Generally, all of our mortgage loans require interest only payments with a balloon payment of the principal at maturity. We have both the intent and ability to hold mortgage loans until maturity and, therefore, mortgage loans are classified and accounted for as held for investment and are carried at amortized cost. Loan to value ratios are based on appraisals obtained at the time of loan origination and may not reflect subsequent changes in value estimates. The appraisals may be for the current estimate of the “as-if developed” value of the property, which approximates the post-construction value of the collateralized property assuming that such property is developed. As-if developed values on raw land loans or acquisition and development loans often dramatically exceed the immediate sales value and may include anticipated zoning changes and timely successful development by the purchaser. As most of the appraisals will be prepared on an as-if developed basis, if a loan goes into default prior to any development of a project, the market value of the property may be substantially less than the appraised value. As a result, there may be less security than anticipated at the time the loan was originally made. If there is less security and a default occurs, we may not recover the full amount of the loan.

Real Estate Held For Sale

Real estate held for sale includes real estate acquired through foreclosure and is carried at the lower of cost or the property’s estimated fair value, less estimated costs to sell. We seek to sell properties acquired through foreclosure as quickly as circumstances permit. The carrying values of real estate held for sale are assessed on a regular basis from updated appraisals, comparable sales values or purchase offers.

Allowance for Losses on Trust Deed Notes Receivable

For trust deed notes receivable, an allowance for loan losses is established based our estimate of losses inherent and probable as of the balance sheet date. We evaluate the adequacy of the allowance giving consideration to factors such as the value of the underlying collateral, current performance of the loans, extent and nature of delinquencies, credit characteristics of the portfolio, and the general economic environment. Using historical experience and taking into consideration the factors above, we estimate an allowance for loan losses, which is believed to be adequate for known and inherent losses in the portfolio of trust deed notes receivable. Provision for losses is charged to the statement of operations. Losses incurred on trust deeds are charged to the allowance.

Use of Estimates

The preparation of financial statements in conformity with generally accepted accounting principles accepted in the United States of America requires us to make certain estimates and assumptions that affect the reported amounts of assets and liabilities and contingencies at the date of the financial statements and the reported amounts of revenues and expenses during the reported period. Actual results could differ from those estimates.

Related Party Transactions

Our Manager has borne the costs of our organizational and offering fees, which included legal expenses, printing costs, selling expenses, and the filing fees paid to the Securities Exchange Commission and the various states. Our Manager realizes the following types compensation and cost:

•	Loan brokerage commissions and loan origination fees;

•	Real estate commissions paid to our Manager upon resale of any property acquired through foreclosure; and

•
Loan servicing fees paid to our Manager to service the loan portfolio, to protect our interest in and enforce their rights under the secured notes, deeds of trust and any other loan document and if necessary, to manage, refinance or sell the property.

We will bear the following costs:

•	Annual tax preparation fee;

•	Accounting and auditing fees;

•	Legal fees; and

•	Other reports required by agencies governing our business activities.

Our Manager, will also have 1% profits participation.

GENERAL INFORMATION AS TO PROMOTERS

        Our Manager is our promoterand is wholly owned by Mr. Harkey; therefore, he indirectly determines policies the Manager chooses to implement in connection with providing services to us.

FIDUCIARY RESPONSIBILITY

General

        Our Manager is a fiduciary for you and us. As a fiduciary, our Manager must exercise good faith and integrity when handling our affairs. Our Manager must not take advantage of us, and must make full disclosure of any conflicts of interest or benefit to it in its dealings with us. As set forth in the Operating Agreement, our Manager has fiduciary responsibility for the safekeeping and use of all of our funds and assets and our Manager will not use, or permit another to use our funds or assets in any manner except for our exclusive benefit. Our Manager will not allow our assets to be commingled with its assets or the assets of any other person or company. Our Manager and its affiliates may engage in activities similar to or identical with our business, but our Manager must devote such of its time to our business as it determines, in good faith, to be reasonably necessary. Our Manager also acts for its own account as a mortgage broker. In connection with this activity, it also brokers, arranges and services mortgage loans for investors that it obtains in the ordinary course of its mortgage brokerage business, including by way of seminars, general solicitations and referrals. When it acts in those capacities, it has a fiduciary duty to each company as set forth in the respective organizational documents, if any, and under applicable law, and our Manager is bound to treat each fairly and with appropriate access to investment opportunities.

        Additionally, our Manager could change our investment guidelines when a reasonably prudent person would do likewise, subject to its fiduciary duties to our members. However, our Manager can only change the investment objectives upon the approval of the members holding a majority of the units. A description of our investment guidelines and investment objectives is set forth above under the heading “Investment Objectives and Policies.”

        The above described fiduciary duty is both contractual, arising by virtue of the Operating Agreement, and imposed by Delaware common law.

        You have the following legal rights and remedies concerning our Manager and the conduct of our operations:

•
you may bring individual actions on behalf of yourself or class actions on behalf of yourself and other members to enforce your rights under the Operating Agreement and Delaware limited liability company law, including for breaches by our Manager of its fiduciary duty;

•	a majority in interest of the members may remove our Manager as the Manager, as described elsewhere in this prospectus;

•	you may bring actions on our behalf for claims we might have as derivative actions, if our Manager refuses to bring suit; and

•
you may bring actions under federal or state securities laws, either individually or as part of a class of members, if our Manager has violated those laws in connection with the offer and sale, or repurchase of units.

        This is a rapidly changing and developing area of law. If you have questions concerning the fiduciary duties of our Manager in its role as our Manager, you should consult with your own legal counsel.

Indemnification

        The Operating Agreement provides for us to indemnify our Manager. A summary of this indemnification is set forth below. We may in certain circumstances indemnify our Manager and its affiliates and their respective officers, directors, shareholders, trustees, members, constituent partners, managers, employees, attorneys, accountants and agents and any person acting as a securities broker or dealer for us. We will not indemnify our Manager or any other of the aforementioned parties of its affiliates, agents, attorneys, nor any person acting as securities broker or dealer for any loss or liability suffered by us, unless all of the following conditions are met:

•	Our Manager has determined in good faith, that the course of conduct which caused the loss or liability was in our best interests or our unitholders;

•	Our Manager was acting on behalf of or performing services for us or our unitholders;

•	such liability or loss was not the result of negligence or misconduct by our Manager; and

•	such indemnification or agreement to hold harmless is recoverable only out of our assets.

        Notwithstanding the statements regarding indemnification in the preceding paragraph, we will not indemnify our Manager or any of its affiliates, agents, or attorneys, nor any person acting as securities broker or dealer for the units from any liability, loss or damage incurred by them arising due to an alleged violation of federal or state securities laws unless:

•	there has been a successful adjudication on the merits of each count involving alleged securities law violations as to the particular party;

•	the claims have been dismissed with prejudice on the merits by a court of competent jurisdiction as to the particular party; or

•	a court of competent jurisdiction approves a settlement of the claims against the particular party and finds that indemnification of the settlement and related costs should be made.

        Before seeking a court approval for indemnification, the party seeking indemnification must apprise the court of the position of the Securities and Exchange Commission concerning indemnification for securities violations.

        We will not purchase any insurance that protects a party from any liability for which we could not indemnify that party.

        We will advance funds to our Manager or its affiliates for legal expenses and other costs incurred as a result of any legal action if the following conditions are satisfied:

•	the legal action relates to acts or omissions with respect to the performance of duties or services on our behalf;

•	the legal action is initiated by a third party who is not a member, or the action is initiated by a member and a court specifically approves such advancement; and

•	our Manager or its affiliates undertake to repay the advanced funds to us in the event our Manager or its affiliates is not entitled to indemnification.

SUMMARY OF OPERATING AGREEMENT, RIGHTS OF MEMBERS AND DESCRIPTION OF UNITS

        This is a summary of the Operating Agreement and does not contain all the information that may be important to you. Furthermore, you will be bound by the Operating Agreement by purchasing your units. Consequently, you should read carefully both this prospectus and the Operating Agreement, which is attached as Exhibit A to this prospectus.

Your Status

        Our acceptance of your Subscription Agreement, which is attached as Exhibit B to this prospectus, is effective when we countersign it. Subscriptions for units will be accepted or rejected no sooner than 5 business days after the date of the Subscription Agreements and within 30 days of their receipt. If we reject your Subscription Agreement, your funds will be returned to you within 10 business days. If we accept your subscription and payment for units, you will receive uncertificated units in, and be a member of, us within 5 business days after we accept your subscription. We will promptly send you a confirmation of the number of units you have acquired. This will be evidence that you are a member. As a member, you have the rights that are outlined in this prospectus. In almost all cases subscriptions must be paid in full at the time your Subscription Agreement is accepted. However, our Manager may determine to accept installment payments for units under such circumstances as it deems appropriate. If you are paying your subscription in installments, you are required to make full and timely payments and you will be subject to legal action if you fail to do so. After the termination of this Offering, the consent of both the Manager and the members holding a majority of the units will be required to admit additional members, other than persons who become members through permissible transfers or assignments of units.

Limited Liability of Members

        The Delaware statute under which we have been formed provides that members are not personally liable for the obligations of their limited liability company. The Operating Agreement also provides that no written agreement entered into by us is enforceable against our members personally.

Our Term

        We will cease operating on December 31, 2029. Before then, the members may vote by a majorityof the outstanding units to extend our term or to dissolve us sooner. Additionally, we may dissolve earlier if our Manager ceases to serve as such and a majority of the outstanding units cannot agree on a new manager within six months.

Meetings

        Either our Manager or members owning at least 10% of the outstanding units may call meetings of the members. Any voting by the members is anticipated to be by written consent. We will not hold annual meetings.

Voting and Other Rights of Members

•	Our Manager may amend the Operating Agreement without your consent to:

•	remedy any ambiguity or formal defect or omission,

•	conform it to applicable laws and regulations, and

•	make any change which, in the judgment of our Manager, is not to the prejudice of the members.

•	We require the vote or consent of a majority in interest of the members (excluding our Manager) to do any of the following:

•	amend the Operating Agreement, except in the instances mentioned above,

•	dissolve and wind up our business,

•	add or remove a manager,

•	allow our Manager to withdraw, provided however, that a change in the control of our Manager will not be deemed to be a withdrawal,

•	cause us to merge with another company, unless approved by a majority in interest of the members, and

•	approve or disapprove the sale of more than 50% of our assets.

        You may inspect certain of our books and records at our principal office during our regular business hours. We also maintain a copy of each appraisal for the security property where we have invested in a real estate loan at our principal office for at least six years after the last date that we held the related mortgage. You may inspect and copy these appraisals during our regular business hours. We may charge you a fee for copying them.

Description of the Units

                Each unit represents an undivided equity interest of a Delaware limited liability company. Our units are not evidenced by a certificate. Units are non-assessable and are entitled to a pro rata share of our profits and losses in accordance with the terms of the Operating Agreement. There are various limitations on transfer of units. Our Manager may reject any proposed transfer which would jeopardize our tax status.

There are no outstanding securities senior to the units and senior securities may only be issued with the approval of a majority of the outstanding units. Each holder of units is entitled to vote on matters pertaining to members in accordance with the terms of the Operating Agreement.

Capital Accounts

        Our Manager will credit the capital account it establishes for you when we receive your initial investment. We will allocate to your capital account the percentage of your income, gains, losses and distributions based on the number of units that you own from time to time relative to the total units outstanding. Your capital account will increase by the amount of any additional capital contributions you make with respect to the units, and by your share of income and gains realized by us. Your capital account

        This is a continuous offering and, allocations will be made proportionately based on the units owned by you from time to time.

        Until the first loan is acquired, units will be sold at the price of $1,000 per unit. After the initial loan is funded, our Manager shall set a daily unit price for sales of additional units by adjusting the book value of our assets to reflect the fair market value of those assets and determining their corresponding liabilities. The adjusted book value less the liabilities, divided by the number of units outstanding shall determine the daily unit price. Our Manager has purchased computer software designed to perform this function.

Members' Return on Investment

        Our real estate loans will generate payments of interest and/or principal to us with respect to the units. We intend to distribute these payments to you as described below. These distributions will be paid monthly in arrears in cash. We will not accumulate assets other than mortgage notes or similar instruments and we will not accumulate cash on hand, except for working capital reserves of approximately 3% of capital contributions. We cannot make distributions to you with respect to your units until we have received the proceeds from this Offering, and invested them in real estate loans. Thereafter, our first distribution to you will be your share of the distribution for the month in which your contribution is actually received by us and invested. We calculate the amount of your distributions on a pro rata basis, based upon the monthly return, if any, on all of our assets and the number of units that you own. We will distribute all net income attributable to interest and fee payments we receive from borrowers. All such distributions (and distributions of net proceeds) will be made to the members in proportion to the number of units they own until the members have received a return of their capital contributions.

        Net proceeds will include the proceeds from the repayment of principal or the prepayment of a real estate loan, or the net proceeds of a foreclosure sale. Our Manager may consider the alternatives listed below in determining whether and how much of the net proceeds to distribute in cash:

•	reinvesting in new loans;

•	improving or maintaining any properties that we acquire through foreclosure;

•	paying permitted operating expenses; or

•	distributing to the members.

        Before making a distribution, we will pay our expenses and other liabilities and confirm that our working capital reserves are adequate.

Distribution Reinvestment Plan

        Unit investors can elect to participate in the distribution reinvestment plan by so indicating in your completed subscription agreement, or you can later elect to become a participant. We will treat you as a distribution reinvestment plan participant on the date we actually receive your initial investment, if you indicate in your subscription agreement that you want to participate in the plan. You may also make an election or revoke a previous election at any time by sending us written notice. Units purchased under the plan will be credited to you as of the first day of the month following the month in which the reinvested distribution was made. If you notify us prior to 10 days before the end of any given month, you will be removed from the reinvestment plan during that month and any distribution you receive the next month will be paid in cash. If you notify us within ten days of the end of the month, you will need to wait a month to receive cash instead of units.

        Your continued participation in the plan depends on whether you meet our investor suitability standards. While you are a participant, units will be sold under the plan at the applicable daily unit price set by our Manager. The net book value of our assets will be adjusted to reflect the accrued income and expenses . The adjusted net book value, divided by the number of units outstanding shall determine the daily unit price. Our Manager owns computer software designed to perform this function. The amount of your distributions will be fully used to buy the appropriate number of whole and fractional new units.

        If you choose to reinvest your distributions in units, we will send you a report within 30 days after each time you receive units describing the distributions you received, the number of units you purchased, the purchase price per unit, and the total number of units accumulated. You must pay applicable income taxes upon all distributions, whether the distribution is paid in cash or reinvested.

        No reinvestment participant shall have the right to draw checks or drafts against his distribution reinvestment account. Units you acquire through the distribution reinvestment plan carry the same rights as the units you acquired through your original investment.

        We may amend or end the distribution reinvestment plan for any reason at any time by mailing a notice to you at your last address of record at least 30 days before the effective date of our action. Our Manager specifically reserves the right to suspend or end the distribution reinvestment plan if:

•	Our Manager determines that the distribution reinvestment plan impairs our capital or operations;

•	Our Manager determines that an emergency makes continuing the plan unreasonable;
•	Any governmental or regulatory agency with jurisdiction over us requires us to do so;

•	In the opinion of our counsel, the distribution reinvestment plan is no longer permitted by federal or state law;

•	If transactions involving units within the previous twelve (12) months would result in our being considered terminated under Section 708 of the Internal Revenue Code; or
•
Our Manager determines that allowing any further reinvestments would create a material risk that we would be treated as a "publicly traded partnership" within the meaning of Section 7704 of the Internal Revenue Code or that our assets would be deemed to "plan assets" of any ERISA investors.

Reinvestment of Proceeds of Capital Transactions

        We will either invest our net proceeds from any unit capital transaction in new real estate loans, hold the net proceeds as cash or distribute them to the members. Capital transactions include payments of principal, foreclosures and prepayments of mortgages, to the extent classified as a return of capital under the Internal Revenue Code, and any other disposition of a mortgage or property. Net proceeds of capital transactions will also include the principal of a loan deemed to be repaid for tax purposes as a result of a loan modification or loan extension.

                We will reinvest proceeds from a capital transaction during the entire term of our existence, which does not expire until December 31, 2029. We will not reinvest proceeds from a capital transaction unless we have sufficient funds to pay any state or federal income tax in connection with the disposition or refinancing of mortgages.

Assignment and Transfer of Units

        Your rights to sell or transfer units are limited. There is no public market in which you may sell your units. We do not expect a public market to emerge anytime in the future. You may transfer your units using a form approved by our Manager and must obey all relevant laws when you are permitted to transfer units. Any person who buys units from you must meet the investor suitability requirements in his home state. Our Manager must approve any new members and all transfers of membership must comply with the Operating Agreement.

No member may transfer any of its units, and no assignee of the whole or any portion of a member's units will have the right to become a substituted member in place of his assignor, unless the following conditions are first met:

•	The assignor must designate its intention in a written instrument of assignment, which will be in a form and substance reasonably satisfactory to our Manager;

•
The assignor must first obtain written consent of our Manager to the transfer and substitution. Our Manager will not unreasonably withhold its consent, but our Manager will withhold its consent to the extent necessary to prohibit transfers that could cause us to be taxable as a corporation for federal income tax purposes; we would violate any applicable securities laws (including any investment suitability standards); or any of our assets would become “plan assets” of any benefit plan members;

•
The assignor and assignee must execute and acknowledge any other instruments that our Manager may deem necessary or desirable to effect the substitution, including, but not limited to, a power of attorney;

•	The assignee shall accept, adopt and approve in writing all of the terms and provisions of this Agreement as the same may have been amended;

•
The assignee must pay or, at the election of our Manager, obligate himself to pay all reasonable expenses connected with the substitution, including but not limited to reasonable attorneys' fees associated therewith; and

•
We have received, if required by our Manager, a legal opinion or instruction satisfactory to the Manager that the transfer will not violate the applicable securities laws or cause us to be taxable as a corporation for federal income tax purposes, or cause any of our assets to be “plan assets” of any benefit plan members, which opinion or instruction will be furnished at the assignee's expense.

Assignments complying with these provisions will be recognized no later than the last day of the calendar month in which the written notice of assignment is received by us and all of the conditions described above have been satisfied or waived.

Notwithstanding any provision to the contrary contained in the Operating Agreement, the following restrictions will also apply to any and all proposed sales, assignments and transfer of any units, and any proposed sale, assignment or transfer in violation of any of them shall be void and of no effect if:

•
The transfer or assignment would, when considered with all other transfers of the units during the same applicable twelve month period, cause a termination for federal income tax purposes, unless this condition is waived by our Manager;

•	If our Manager determines that the transfer or assignment could result in us being classified as a publicly traded partnership. To prevent this:

•	Our Manager will not permit or allow us to be involved in the trading of units on an established securities market or a secondary market;

•
Our Manager will not permit or recognize any transfer of units which would cause the sum of the percentage interests in the capital or profits of the units that are sold or otherwise disposed of during any taxable year to exceed 2%; provided, however, that our Manager may modify, eliminate or waive the limitation if our Manager determines that the transfer in question will not result in, or increase the likelihood of, us being classified as a publicly traded partnership; and

•	Our Manager will not permit any withdrawal of units except in compliance with the provisions of the Operating Agreement.

Redemption of Units

General

The number of units, if any, you hold will decrease when we redeem your units and will increase when you contribute or are deemed to recontribute capital in exchange for units. If we redeem your units, we will pay you an amount based on your capital account with respect to the redeemed units at that time. Your capital account may not represent the fair market value of the redeemed units. We will provide statements to you reflecting the number of units that we have redeemed and the number of units that you still own as a result of the redemption.

Voluntary Redemptions

        Holders of units may request that we redeem all or a portion of their units by delivering a written request to our Manager for redemption of the units within 61-91 days after delivery of the request, subject to the following additional conditions:

•	Holders may not have any units redeemed until two (2) years after the units were purchased.

•	We can only make cash payments in return of an outstanding capital account from net proceeds and capital contributions.

•	Our Manager must determine that the proposed redemption will not impair our capital or operations.

•
We are not required to sell any portion of our assets to fund a redemption; however, our Manager will not refinance any loans or reinvest any of our net proceeds or capital contributions in new loans or other non-liquid investments unless we have sufficient available to fund any then pending permissible redemptions.

•	The amount to be distributed with respect to the redeemed units will be the capital account of the redeemed units on the date of the distribution.

•	We will not permit more than 10% of the capital or profits interests of all members to be withdrawn during any calendar year.

•	If, in the case of a request for partial redemption, the capital account of a unitholder is reduced below $10,000, we may redeem all remaining units of such holder.

•
All payments to meet requests for redemption are on a "first-come, first-served" basis. If the sums needed to fund redemptions in any particular month exceed the amount of cash available for all of the redemptions, the units of holders will be redeemed in the order in which the requests were received, until the cash available for redemption has been exhausted.

Except as set forth above, without the consent of the holders of a majority of the outstanding units, our Manager will not discontinue the ability of the holders to have their units redeemed.

Mandatory Redemption

Our Manager shall have the right to redeem all or a portion of the units of any holder if, at any time, it is determined by our Manager, in its discretion, that the holder's acquisition of the units was in violation of any federal or state securities laws, that the holder does not meet applicable investor suitability standards, or that the ownership of units by the holder could cause our assets to be treated as plan assets of any benefit plan members.

Special Power of Attorney

        Under the terms of the Operating Agreement and the subscription agreement, you appoint our Manager your attorney-in-fact for certain documents, including the signing of the Operating Agreement. You cannot revoke this special power of attorney, which will survive your death and stays with your units even if they are assigned.

FEDERAL INCOME TAX CONSEQUENCES

        The following is a discussion of the material federal income tax consequences of an investment in units. The discussion considers the Internal Revenue Code of 1986, as amended (the "Code") applicable current and proposed Treasury Regulations, current published administrative positions of the IRS contained in revenue rulings, revenue procedures and other IRS pronouncements, and published judicial decisions. We do not know whether a court would sustain any position we take for tax purposes, if contested, or whether there might be legislative or administrative changes or court decisions that would modify this discussion. Any of these changes may or may not be retroactive with respect to transactions prior to the date of the changes. Moreover, it is possible that the changes, even if not applied retroactively, could reduce the future tax benefits anticipated to be associated with an investment in units.
        This discussion of federal income tax consequences sets forth general principles of taxation and does not address how such principles may affect a particular investor and does not address all tax matters that may be pertinent in your particular tax situation. Thus, we recommend that you consult and rely upon your own tax advisor to determine your individual federal and state consequences arising from an investment in units. Nothing in this prospectus is or should be construed as legal or tax advice to any specific investor as individual circumstances may vary. In addition, this discussion generally addresses only the tax consequences to U.S. holders (as defined below) and does not address the tax consequences that may apply to non-U.S. holders (as defined below) except to the extent specifically discussed below. Finally, this discussion does not cover any state, local or foreign tax consequences you may incur in connection with your investment.
        Our tax reporting of certain transactions could be challenged by the IRS. The IRS has increased its audit efforts with respect to limited partnerships and limited liability companies, and an audit of our information return may result in, among other things, an increase in our gross income, the disallowance of certain deductions or credits we have claimed or an audit of your individual income tax returns. Any audit adjustments made by the IRS could adversely affect you even if none of these adjustments are ultimately sustained, since you and the other members will, directly or indirectly, bear the expense of contesting the adjustments.

        Orrick, Herrington & Sutcliffe LLP ("Tax Counsel"), as our special tax counsel, has delivered an opinion letter to us which is attached as an exhibit to the Registration Statement of which this prospectus forms a part. In the opinion of Tax Counsel, as set forth in said opinion letter, the statements regarding United States federal income tax consequences set forth in this section, insofar as they constitute statements of law or legal conclusions, are correct in all material respects.

Classification as a Partnership for Tax Purposes

        Tax Counsel is of the opinion that we will be classified as a partnership for federal income tax purposes. This opinion is based on our Manager’s representation that there will not at any time be an election made to cause us or our units to be classified as an association taxable as a corporation, that our Manager will not permit any transfers of units that could cause us to be treated as a "publicly traded partnership" (as discussed below), and that our Manager will not take any action that would cause us to be treated as a "taxable mortgage pool."

        Section 7704 of the Code generally treats "publicly traded partnerships" as corporations for federal income tax purposes. The Code defines the term "publicly traded partnership" as any partnership, including a limited liability company otherwise classified as a partnership for federal income tax purposes, whose equity interests are:

•	readily traded on an established securities market; or

•
readily tradable on a secondary market or the substantial equivalent of a secondary market. In the discussion that follows, the references to a secondary market also include substantial equivalents to a secondary market.

        The Treasury Regulations provide that an established securities market includes:

•	a national securities exchange registered under the Securities Exchange Act of 1934;

•	a national securities exchange exempt from registration because of the limited volume of transactions;

•	a foreign securities exchange;

•	a regional or local exchange; and

•	an interdealer quotation system that regularly disseminates firm buy or sell quotations by identified brokers or dealers by electronic means or otherwise.

        In determining when partnership interests will be treated as readily tradable on a secondary market, there are a number of safe harbors that allow certain transactions to be disregarded, including a safe harbor that is available if the sum of the percentage interests in partnership capital or profits that are sold or otherwise disposed of during the taxable year does not exceed 2% of the total interests in partnership capital or profits.

        The IRS will disregard certain transfers for purposes of determining whether this safe harbor is met:

•	transfers at death,

•	transfers in which the basis is determined under Section 732 of the Code,

•	interests issued by the partnership for cash, property or services, and

•	interests in the partnership which are redeemed pursuant to the safe harbor discussed in the next paragraph.

     The IRS also will disregard transfers of an interest in a partnership pursuant to a redemption or repurchase agreement where the partnership maintains a plan of redemption or repurchase in which the partners may tender their partnership interests for purchase by the partnership, another partner or persons related to another partner. These transfers will be disregarded in determining whether interests are readily tradable on a secondary market if:

•
the redemption agreement requires that the redemption cannot occur until at least 60 calendar days after the partner notifies the partnership in writing of the partner's intention to exercise the redemption rights;

•
the redemption agreement requires that the redemption price cannot be established until at least 60 days after receipt of the notification by the partnership or the price is established not more than four times during the partnership's taxable year; and

•
the sum of the percentage interests in partnership capital and profits represented by partnership interests that are transferred, other than in transfers otherwise disregarded as described above, during the taxable year of the partnership, does not exceed 10% of the total interests in partnership capital or profits.

        Our Operating Agreement provides that, subject to the limitations described elsewhere in this prospectus, you may withdraw or partially withdraw as a member and obtain the return of all or part of your outstanding capital account with respect to your units. These provisions constitute a redemption or repurchase agreement within the meaning of the Treasury Regulations. The limitations on your right to withdraw your capital account set forth in our Operating Agreement include:

•	a requirement that the withdrawal will not be made until at least 61 days after written notice of withdrawal is delivered to our Manager;

•	the amount distributed to you will be a sum equal to the pertinent portion or all of your capital account as of the date of the distribution; and

•	in no event will our Manager permit the withdrawal during any calendar year of more than 10% of our capital or the profits interests of all unitholders.

        Our Operating Agreement also provides that you may not transfer your units if our Manager determines that the transfer would result in our being classified as a publicly traded partnership within the meaning of Section 7704(b) of the Code. To prevent this classification, our Operating Agreement provides that:

•	Our Manager will not permit trading of units on an established securities market within the meaning of Section 7704(b) of the Code;

•
Our Manager will not permit any transfer of units which would cause the sum of percentage interests in the capital or profits represented by units that are transferred during any year to exceed the limitation under the safe harbor which applies if the sum of the percentage interests in the partnership capital or profits that are sold or otherwise disposed of during a year does not exceed 2% of the total interests in partnership capital or profits; and

•	Our Manager will not permit any withdrawal or transfer of units except in compliance with the provisions of our Operating Agreement.

        A partnership which is classified as a publicly traded partnership under Section 7704 of the Code will nevertheless not be treated as a corporation for federal income tax purposes if 90% or more of its gross income for each taxable year is "qualifying income." Qualifying income generally includes interest, dividends, real property rents, and gains from the sale of real property, but excludes interest derived in the conduct of a financial business and interest that would be excluded from treatment as interest under the rules applicable to real estate investment trusts. If a publicly traded partnership is not taxed as a corporation because it meets the qualifying income test, the passive loss rules discussed below are applied separately to the partnership.

        Our Manager does not intend to rely on the qualifying income exception to corporate treatment and instead intends to rely on the safe harbors described above in order to avoid the treatment of us as a publicly traded partnership.

        Even if we would otherwise be treated as a partnership for federal income tax purposes, we would nevertheless be treated as a "taxable mortgage pool" if we satisfy each of the following conditions:

(i)	Substantially all of our assets are debt obligations.

(ii)	More than 50% of those debt obligations are real estate mortgages.

(iii)	We are an obligor under debt obligations with two or more maturities.

(iv)	Payments on the debt obligations under which we are an obligor bear a relationship to payments on the debt obligations that we hold as assets.

        Our Manager has represented to Tax Counsel that we will be operated so that condition (iv) is not satisfied at any time during the term of our existence, and our Operating Agreement restricts our Manager from taking any action that could cause us to be treated as a "taxable mortgage pool."

        The following discussion assumes we will at all times be treated as a partnership and not as a publicly traded partnership, a corporation or a taxable mortgage pool for federal income tax purposes.

General Principles of Partnership Taxation

        A partnership is not subject to federal income taxes. We will file information returns reporting our operations as a partnership for each calendar year. We will use the accrual method of tax accounting. You will be required to report your allocable share of our taxable income and loss on your individual tax return even if you receive no or insufficient distributions from us to pay the resulting taxes.

Taxation of Distributions; Determination of Basis in Units

        You will not generally be taxed on distributions you receive from us with respect to units unless the distributions exceed your adjusted basis in your units. Your adjusted basis in your units will be the amount you originally paid for the units increased by:

•	your proportionate share of our indebtedness associated with your units with respect to which no member is personally liable ("nonrecourse liabilities");

•	your proportionate share of our taxable income, and

•	any additional capital contributions made by you, and decreased by:

•	your proportionate share of our taxable losses,

•	the amount of cash, and fair value of noncash, distributions to you with respect to your units, and

•	any decreases in your proportionate share of our nonrecourse liabilities associated with your units.

        Any increase in nonrecourse liabilities is treated as a cash contribution and a decrease in nonrecourse liabilities is treated as a cash distribution, even though you do not actually contribute or receive cash. Any distributions in excess of your basis generally will be treated as gain from the sale or exchange of your units, except to the extent attributable to items described in Section 751 of the Code.

Limitations on the Deductibility of Losses and Expenses

        Your ability to deduct your distributive share of our losses and expenses with respect to your units will be subject to the potential application of the limitations discussed below:

The Basis Limitation

        Section 704(d) of the Code provides that a partner's share of partnership losses is deductible only to the extent of his adjusted basis in his partnership interest at the end of the year in which the losses occur. Losses disallowed under this rule may be carried forward indefinitely until adequate basis is available to permit their deduction. Due to this limitation, you will be precluded from deducting losses arising from your units in excess of your adjusted basis in your units.

The At Risk Limitation

        Section 465 of the Code provides that a partner's share of partnership losses is deductible only to the extent the partner is "at risk" with respect to the partnership. The primary effect of this provision is to limit the availability of tax losses of a partnership as offsets against other taxable income of a partner to the partner's adjusted basis in his partnership interest, excluding any portion of adjusted basis attributable to the partner's share of partnership nonrecourse indebtedness. In addition, the at risk amount does not include contributions by a partner to the extent the partner used the proceeds of a nonrecourse borrowing to make the contributions.

The Passive Loss Limitation

        Section 469 of the Code limits the deductibility of losses from "passive activities" for individuals, estates, trusts and certain closely-held corporations. A passive activity includes an activity which involves the conduct of a trade or business in which the taxpayer does not materially participate. Losses from passive activities are only allowed to offset income from passive activities and are not allowed to offset portfolio income, trade or business income or other nonpassive income, including wages or salaries. Suspended losses and credits attributable to passive activities are carried forward and treated as deductions and credits from passive activities in the next year. Suspended losses from a passive activity are allowed in full when the taxpayer disposes of his entire interest in the passive activity in a taxable transaction.
        The Treasury Regulations under Section 469 provide that net passive income from an equity-financed lending activity (or, if less, the taxpayer’s equity-financed interest income from the activity) is treated as nonpassive income. An equity-financed lending activity is defined as an activity that involves a trade or business of lending money, if the average outstanding balance of liabilities incurred in the activity for the taxable year does not exceed 80% of the average outstanding balance of the interest-bearing assets held in the activity for the year.

        Our Manager expects that at no time will the average outstanding balance of our liabilities exceed 80% of the average outstanding balance of our interest-bearing assets. If we are deemed to be engaged in the trade or business of lending money, our income would generally be characterized as nonpassive income to the extent prescribed in the foregoing Treasury Regulations, even though our net losses and any loss on the sale of a unit would be treated as passive activity losses, and a member would not be permitted to offset passive losses from other activities against the member's share of our nonpassive income.

Miscellaneous Itemized Deduction Limitation

        Section 67(a) of the Code provides that most miscellaneous itemized deductions are deductible by an individual taxpayer only to the extent that they exceed 2% of the taxpayer's adjusted gross income and are subject to additional limitations for certain high-income taxpayers. Deductions from a trade or business are not subject to these limitations. Your allocable share of our expenses will be considered miscellaneous itemized deductions subject to this 2% limitation if we are not considered to be engaged in a trade or business for federal income tax purposes.

Gain or Loss on Sale or Redemption of Units

        If you sell your units, including a sale of all of your units to us in a redemption transaction, you will recognize gain or loss on the sale measured by the difference between the amount realized and your adjusted basis in the units. Your allocable share of our indebtedness will be included in your amount realized from the units.

Character of Gain or Loss

        Gain on the sale of units which have been held more than one year should be taxable as long-term capital gain, except for that portion of the gain allocable to inventory items and unrealized receivables, as those terms are defined in Section 751 of the Code, which would be treated as ordinary income

Limitations on Deductibility of Investment Interest

        Section 163(d) of the Code, applicable to noncorporate taxpayers and S corporation shareholders, limits the deductibility of interest incurred on loans used to acquire or carry property held for investment. Property held for investment includes all investments held for the production of taxable income or gain, but does not include trade or business property or interest incurred to construct trade or business property. Investment interest is deductible by noncorporate taxpayers and S corporation shareholders only to the extent it does not exceed net investment income for the taxable year. Net investment income is the excess of investment income over the sum of investment expenses. Interest expense we incur and any interest expense you incur to acquire your units will not be treated as investment interest to the extent attributable to a trade or business conducted by us, but will be treated as investment interest to the extent attributable to our activities and investments that are not deemed to constitute trade or business activities or investments.

Tax Treatment of Tax-Exempt Entities

        The Code imposes a tax on the "unrelated business taxable income" ("UBTI") of organizations otherwise exempt from tax under Section 501(a) of the Code. The entities subject to the unrelated business income tax include qualified plans, IRA's and charitable and other tax-exempt organizations.

        UBTI includes income derived from any trade or business regularly carried on by a partnership or limited liability company, subject to certain exclusions and modifications. Among the items generally excluded from UBTI are:
•	interest and dividend income;

•	rents from real property; and

•	gains on the sale, exchange or other disposition of assets held for investment.

        However, the foregoing types of excluded income will be included in UBTI to the extent they constitute "debt-financed income." Our Manger expects to obtain a bank line of credit, which we intend to use from time to time to acquire or make mortgage loans, operate and develop for resale properties on which we have foreclosed and for other general business purposes. Taxable income attributable to such borrowing, including interest income from mortgage investments, net rental income from property acquired as a result of foreclosure and gain from the sale of property acquired through foreclosure will be subject to characterization as debt-financed income and, therefore, as UBTI. In addition, gain on a member's sale of units could be characterized as debt-financed income to the extent the investor has incurred indebtedness to acquire the units or we have incurred indebtedness with respect to the units.

        Sales of mortgages or foreclosure property might also produce UBTI if we are characterized as a "dealer" with respect to those assets. Mortgage loans in which we invest that permit us to participate in the appreciation in value of the properties may also be recharacterized by the IRS as an equity interest and such recharacterization could result in UBTI. Furthermore, certain fees we receive could be treated as UBTI.

        If you are a tax-exempt entity, we urge you to consult your own tax advisors concerning the possible adverse tax consequences resulting from an investment in units.

Tax Returns; Tax Information and Audits

        Our Manager will prepare our information income tax returns. In connection with the preparation of the income tax returns, our Manager will prepare and distribute to our members not later than seventy-five (75) days after the close of each fiscal year all information necessary in the preparation of the members' federal income tax returns, including the members' respective Schedule K-1s.

        You are required to report your distributive share of the items set forth on your Schedule K-1 with respect to your units on your individual tax return consistent with our treatment of the items on our returns. You may report an item inconsistently if you file a statement with the IRS identifying the inconsistency. Otherwise, the IRS may assess additional tax necessary to make your treatment of the item consistent with our treatment of the item. Penalties for intentional disregard of the consistency requirements may also be assessed.

A limited liability company must designate a "tax matters partner" to represent it in dealing with the IRS. Our Manager will serve as our tax matters partner and will act on behalf of our members to deal with the IRS in the case of an audit of our returns and to initiate any appropriate administrative or judicial actions to contest any proposed adjustments. . Tax adjustments agreed to by the tax matters partner may be binding upon you.
        Adjustments, if any, resulting from any audit may require you to file an amended tax return, and may result in an audit of your own tax return. Any audit of your tax return could result in adjustments of items unrelated to our operations as well as income and losses from our operations.

Original Issue Discount Rules

        The original issue discount rules under the Code pertain to mortgage loans (and other debt securities) owned by us. The effect will be that we will realize as interest income the amount that economically accrues under a mortgage loan during the course of the year, using compound interest concepts, even where a lesser amount is actually paid or accrued under its terms.

Market Discount

        We may purchase mortgage investments for an amount less than the remaining principal balance of the mortgage investments. Each payment which we receive from a mortgagor will consist of interest at the stated rate and a principal payment. If we purchase an investment in a mortgage loan at a discount, for federal income tax purposes the principal portion of each payment will be treated as constituting in part the return of our investment in the mortgage loan and in part as a payment of the market discount associated with the mortgage loan. We will recognize the amount of each payment attributable to market discount as ordinary income, but the amount of each payment representing the return of our investment will not constitute taxable income. The Code also treats accrued market discount as ordinary income on the sale of an investment in a mortgage loan. We may be required to defer the deduction of all or a portion of the interest expense on any indebtedness incurred or continued to purchase or carry market discount mortgage investments.

Impact on Subsequent Purchasers if No Section 754 Election Made

        Section 754 of the Code permits a limited liability company to elect to adjust the basis of its property in the case of a transfer of an interest in the company. If we were to make a Section 754 election, the effect would be that, with respect to a transferee of a unit, the basis of our property attributable to such unit would either be increased or decreased by the difference between the transferee's basis for his units and his proportionate share of the basis for our property. Under recently enacted provisions of the Code, with certain exceptions, the basis adjustment rules described above are mandatory in the case of a transfer of a limited liability company interest with respect to which there is a substantial built-in loss.

        Due to the accounting difficulties which would be involved, it is not anticipated that we will make a Section 754 election. Accordingly, the basis in our assets may not be adjusted to reflect the transferee's purchase price of his units. This treatment might not be attractive to prospective purchasers of units, and you might have difficulty for that reason in selling your units or you might be forced to sell at a discounted price.

State and Local Taxes

        States and localities where we invest may impose a tax on our assets or income or on each member based on his share of any income derived from our activities in those states or localities. The state or locality in which you reside may impose taxes on your share of any income derived from your units. You should consult with your own tax advisors concerning the applicability and impact of any state and local tax laws in your particular situation.

Special Considerations for Non-U.S. Unitholders

As used in the discussion below, a “non-U.S. holder” is a holder of units that is not a U.S. holder. For this purpose, a “U.S. holder” means a beneficial owner of a unit that is:

•	a citizen or resident of the United States for United States federal income tax purposes;

•
a corporation or partnership (or any entity treated as a corporation or partnership for United States federal income tax purposes) created or organized in or under the laws of the United States, any state or the District of Columbia;

•	an estate the income of which is subject to United States federal income taxation regardless of its source; or

•	a trust described in Section 7701(a)(30) of the Internal Revenue Code (taking into account effective dates, transition rules and elections in connection therewith).

If a partnership is a holder of units, the treatment of a partner in the partnership will generally depend upon the status of the partner and upon the activities of the partnership. A purchaser of units that is a partnership should consult its tax advisors in this regard.

For federal income tax purposes, we presently intend to report ourselves as being engaged in the conduct of a United States trade or business. As a result, a non-U.S. holder of units will be deemed to be engaged in the conduct of a trade or business and will be subject to U.S. federal income taxes at graduated rates on the non-U.S. holder’s share of our taxable income and any gain on the non-U.S. holder’s sale of units.

We will be required to withhold and pay to the IRS taxes at a 35% rate (under current law) applied to the non-U.S. holder’s allocable share of our taxable income. The non-U.S. holder will be required to report taxable income from the units on a federal income tax return and will receive a credit for the withholding taxes paid with respect to such taxable income.

The foregoing is only a summary of certain United States income tax consequences to non-U.S. holders, and an investment in units could have other United States and foreign tax consequences. Non-U.S. holders should consult their tax advisors regarding the United States and foreign tax consequences to them of an investment in units in their particular situations.

ERISA CONSIDERATIONS

General

        ERISA requires that the assets of qualified plans and other employee benefit plans (collectively, "Plans") be held in trust (unless an exception applies) and that the trustee shall have exclusive authority and sole discretion to manage and control the assets of the Plan, except to the extent that the trustee is subject to direction by (i) a named fiduciary pursuant to express plan document provisions or (i) a duly authorized investment manager, within the meaning of Section 3(38) of ERISA. Under ERISA, any person who exercises any authority or control respecting the management or disposition of the assets of a Plan is considered to be a fiduciary of the IRA, subject to certain exceptions not here relevant.

        ERISA also imposes certain duties on persons who are fiduciaries of Plans subject to its provisions and prohibits certain transactions between a Plan and persons who are "parties in interest," including fiduciaries, with respect to the Plan under Section 3(14) of ERISA. Under Section 4975 of the Internal Revenue Code, similar prohibitions apply to all qualified plans and IRAs.
        ERISA and Section 4975 of the Internal Revenue Code also prohibit parties in interest, including fiduciaries of a Plan or an IRA, from engaging in various acts of self-dealing. To prevent a possible violation of these self-dealing rules, our Manager will not permit the purchase of units with assets of any IRA or Plan if our Manager:
•	has investment discretion with respect to the assets of the Plan or IRA, or

•	regularly gives individualized investment advice which serves as the primary basis for the investment decisions made with respect to the assets of the Plan or IRA.

Annual Valuation

        Fiduciaries of any Plan subject to ERISA are required to determine annually the fair market value of the assets of the Plan as of the close of the Plan's fiscal year. Although our Manager will provide annually upon the written request of a member an estimate of the value of the units based upon, among other things, outstanding mortgage loan investments, fair market valuation based on trading will not be possible because there will be no market for the units.

Plan Assets Generally

        If our assets are deemed to be plan assets under ERISA, then the following issues will arise and impact ERISA-subject Plan and IRA investors:

•	our investment will be subject to the prudence standards and other provisions of ERISA applicable to investments by Plans and their fiduciaries would extend to investments made by us,

•
certain transactions that we might seek to enter into might constitute or result in prohibited transactions under ERISA and Section 4975 of the Internal Revenue Code because our Manager would be deemed to be a fiduciary of the Plans, and

•	our audited financial information would have to be reported annually to the U.S. Department of Labor (or "DOL").

        In 1986, the DOL promulgated final regulations defining the term "plan assets." Under these regulations, when a Plan or IRA acquires an equity interest in another entity, the underlying assets of that entity will be considered plan assets unless one or more of the following exemptions applies:

•
equity participation by "benefit plan investors" (i.e., Plans, IRAs and all other employee benefit plans whether or not subject to ERISA or Section 4975 of the Internal Revenue Code) is not significant,

•	the entity qualifies as a "real estate operating company," or

•	the equity interest is a "publicly-offered security."

Exemption for Insignificant Participation by Benefit Plan Investors

        The only exemption upon which we will rely in operating our business will be the insignificant participation exemption. This exemption will be available to ERISA-subject Plan and IRA investors if less than 25% of our units is held in the aggregate by benefit plan investors (including Plans and IRAs). For purposes of this 25% rule, the units held by any person who has discretionary authority or control with respect to our assets, or who provides investment advice for a fee with respect to those assets, or any affiliate of a person who has that authority or control, shall be disregarded.

        While our Manager and its affiliates are not prohibited from purchasing units, any purchases of units by any of them will be disregarded in determining whether this exemption is satisfied. We intend, at all times, to qualify for the insignificant participation exemption. We will limit sales of units to benefit plan investors so as to satisfy the exemption and we have the power under the Operating Agreement to redeem the units of benefit plan investors so as to be assured of satisfying the exemption.

HOW WE PROTECT OUR RIGHTS AS A LENDER

        The following discussion is a summary of legal aspects of real estate loans. Because this is a summary, it does not contain all the information that may be important to you. Many of the legal aspects of mortgage loans are governed by applicable state laws, which may vary substantially. The following material does not reflect the laws of any particular state, unless specifically indicated.

Overview of Real Estate Loans

        We make real estate loans and equity investments in real properties. In connection with real estate loans, we receive mortgages or other similar instruments such as deeds of trust, granting us rights in the security properties. Our authority under a mortgage is governed by applicable law and the express provisions of the mortgage.

        Priority of liens on mortgaged property created by mortgages depends on their terms and on the order of filing with a state, county or municipal office, although this priority may be altered by the mortgagee's knowledge of unrecorded liens against the security property. However, filing or recording does not establish priority over governmental claims for real estate taxes and assessments. In addition, the Internal Revenue Code provides priority for certain tax liens over the mortgage.

Foreclosure

Non-judicial Foreclosure

        If a mortgage loan secured by a deed of trust is in default, we will protect our rights by foreclosing by a non-judicial sale. Deeds of trust differ from mortgages in form, but are in most other ways similar to mortgages. Deeds of trust will contain specific provisions enabling non-judicial foreclosure in addition to those provided for in applicable statutes upon any material default by the borrower. Applicable state law controls the extent that we have to give notice to interested parties and the amount of foreclosure expenses and costs, including attorney's fees, which may be covered by a lender, and charged to the borrower.

Judicial Foreclosure

        Foreclosure under mortgage instruments other than deeds of trust is more commonly accomplished by judicial action initiated by the service of legal pleadings. When the mortgagee's right to foreclose is contested, the legal proceedings necessary to resolve the issue can be time-consuming. A judicial foreclosure is subject to most of the delays and expenses of other litigation, sometimes requiring up to several years to complete. For this reason, we do not anticipate using judicial foreclosure to protect our rights due to the incremental time and expense involved in these procedures.

        When foreclosing under a mortgage instrument, the sale by the designated official is often a public sale. The willingness of third parties to purchase the property will depend to some extent on the status of the borrower's title, existing redemption rights and the physical condition of the property. It is common for the lender to purchase the security property at a public sale where no third party is willing to purchase the property, for an amount equal to the outstanding principal amount of the indebtedness and all accrued and unpaid interest and foreclosure expenses. In this case, the debt owed to the mortgagee will be extinguished. Thereafter, the mortgagee would assume the burdens of ownership, including paying operating expenses and real estate taxes and making repairs. The lender is then obligated as an owner until it can arrange a sale of the property to a third party. If we foreclose on the security property, we expect to obtain the services of a real estate broker and pay the broker's commission in connection with the sale of the property. Depending upon market conditions, the ultimate proceeds of the sale of the property may not equal our investment in the property. A lender commonly incurs substantial legal fees and court costs in acquiring a mortgaged property through contested foreclosure and/or bankruptcy proceedings.

        Lenders also need to comply with procedure-related environmental rules and regulations. An increasing number of states require that any environmental hazards are eliminated before a property may be resold. A lender may be responsible under federal or state law for the cost of cleaning up a mortgaged property that is environmentally contaminated. As a result, a lender could realize an overall loss on a mortgage loan even if the related mortgaged property is sold at foreclosure or resold after it is acquired through foreclosure for an amount equal to the full outstanding principal amount of the mortgage loan, plus accrued interest.

        In foreclosure proceedings, courts frequently apply equitable principles, which are designed to relieve the borrower from the legal effects of his immaterial defaults under the loan documents or the exercise of remedies that would otherwise be unjust in light of the default. These equitable principles and remedies may impede our efforts to foreclose.

Environmental Risks

        Our security property may be subject to potential environmental risks. Of particular concern may be those security properties which are, or have been, the site of manufacturing, industrial or disposal activity. These environmental risks may give rise to a diminution in value of the security property or liability for clean-up costs or other remedial actions. This liability could exceed the value of the real property or the principal balance of the related mortgage loan. For this reason, we may choose not to foreclose on contaminated property rather than risk incurring liability for remedial actions.

        Under the laws of certain states, an owner's failure to perform remedial actions required under environmental laws may give rise to a lien on mortgaged property to ensure the reimbursement of remedial costs. In some states this lien has priority over the lien of an existing mortgage against the real property. Because the costs of remedial action could be substantial, the value of a mortgaged property as collateral for a mortgage loan could be adversely affected by the existence of an environmental condition giving rise to a lien.

        The state of law is currently unclear as to whether and under what circumstances clean-up costs, or the obligation to take remedial actions, can be imposed on a secured lender. If a lender does become liable for clean up costs, it may bring an action for contribution against the current owners or operators, the owners or operators at the time of on-site disposal activity or any other party who contributed to the environmental hazard, but these persons or entities may be bankrupt or otherwise judgment-proof. Furthermore, an action against the borrower may be adversely affected by the limitations on recourse in the loan documents.

        For the foregoing reasons, we anticipate that our Manager will protect us and you by requiring a Phase I Environmental Site Assessment of the security properties prior to selecting a loan for us to invest in.

Second Mortgages; Rights of Senior Mortgages

        We do not presently intend to acquire mortgages that are subordinate to more than one other mortgage. Our rights as mortgagee or beneficiary under a second mortgage will be subordinate to those of the mortgagee under the senior mortgage, including the prior rights of the senior mortgagee to receive rents, hazard insurance and condemnation proceeds and to cause the security property to be sold upon default of the mortgagor. This can extinguish a second mortgage unless we assert our subordinate interest in foreclosure litigation or satisfy the defaulted senior loan. In many states a junior mortgagee may satisfy a defaulted senior loan in full, or may cure the default, and bring the senior loan current, in either even adding the amounts expended to the balance due on the junior loan. Absent a provision in the senior mortgage, or unless required by state law, a senior mortgagee need not give notice of default to a junior mortgagee.

        The form of mortgage used by many institutional lenders confers on the mortgagee the right both to receive insurance proceeds and condemnation awards. Thus, in the event improvements on the property are damaged or destroyed by fire or other casualty, or in the event the property is taken by condemnation, the first mortgagee will have the prior right to collect any insurance proceeds payable and any condemnation award of damages in and to apply the same to the indebtedness secured by the senior mortgage. Proceeds in excess of the amount of senior indebtedness will, in most cases, be applied to the indebtedness secured by a junior mortgage. The right to insurance proceeds and condemnation awards may be limited, as in cases where the mortgagor is allowed to use the insurance proceeds and condemnation award to repair the damage unless the security of the mortgagee has been impaired.

        The form of mortgage used by many institutional lenders also contains a "future advance" clause, which provides that additional amounts advanced to or on behalf of the mortgagor by the mortgagee are to be secured by the mortgage. While this type of clause is valid under the laws of most states, the priority of any advance made under the clause may depend on whether the advance was an "obligatory" or "optional" advance. If the mortgagee is obligated to advance the additional amounts, the advance may be entitled to receive the same priority as amounts initially made under the mortgage, notwithstanding that there may be intervening junior mortgages and other liens and notwithstanding that the mortgagee or beneficiary had actual knowledge of them. Where the mortgagee is not obligated to advance the additional amounts and has actual knowledge of the intervening junior mortgages and other liens, the advance may be subordinate to these intervening junior mortgages and other liens. Priority of advances under a "future advance" clause may also rest on state law giving priority to advances made under the loan agreement up to a "credit limit" amount stated in the recorded mortgage.

        We can also protect ourselves by including provisions obligating the mortgagor to do the following:

•	pay before delinquency all taxes and assessments on the property and, when due, all encumbrances, charges and liens on the property which appear prior to the mortgage,

•	to provide and maintain fire insurance on the property,

•	to maintain and repair the property,

•	and not to commit or permit any waste on the property, and

•	to appear in and defend any action or proceeding purporting to affect the property or the rights of the mortgagee under the mortgage.

        Upon a failure of the mortgagor to perform any of these obligations, we would have the right under the mortgage to perform the obligation, with the mortgagor agreeing to reimburse us for any sums we expend on behalf of the mortgagor. All sums we expend become part of the indebtedness secured by the mortgage.

Statutory Rights of Redemption

        After a foreclosure sale pursuant to a mortgage, the borrower and foreclosed junior lienors may have a statutory period in which to redeem the property from the foreclosure sale. Redemption may be limited to where the mortgagee receives payment of all or the entire principal balance of the loan, accrued interest and expenses of foreclosure. The statutory right of redemption diminishes the ability of the lender to sell the foreclosed property. The right of redemption may defeat the title of any purchaser at a foreclosure sale or any purchaser from the lender subsequent to a foreclosure sale. One remedy we may have is to avoid a post-sale redemption by waiving our right to a deficiency judgment. Consequently, as noted above, the practical effect of the redemption right is often to force the lender to retain the property and pay the expenses of ownership until the redemption period has run.

Anti-Deficiency Legislation

        We may acquire interests in mortgage loans which limit our recourse to foreclosure upon the security property, with no recourse against the borrower's other assets. Even if recourse is available pursuant to the terms of the mortgage loan against the borrower's assets in addition to the mortgaged property, we may confront statutory prohibitions which impose prohibitions against or limitations on this recourse. For example, the right of the mortgagee to obtain a deficiency judgment against the borrower may be precluded following foreclosure. A deficiency judgment is a personal judgment against the former borrower equal in most cases to the difference between the net amount realized upon the public sale of the security and the amount due to the lender. Other statutes require the mortgagee to exhaust the security afforded under a mortgage by foreclosure in an attempt to satisfy the full debt before bringing a personal action against the borrower. We may elect, or be deemed to have elected, between exercising our remedies with respect to the security or the deficiency balance. The practical effect of this election requirement is that lenders will usually proceed first against the security rather than bringing personal action against the borrower. Other statutory provisions limit any deficiency judgment against the former borrower following a judicial sale to the excess of the outstanding debt over the fair market value of the property at the time of the public sale.

        In some jurisdictions, we can pursue a deficiency judgment against the borrower or a guarantor if the value of the property securing the loan is insufficient to pay back the debt owed to us. In other jurisdictions like California, however, if we desire to seek a judgment in court against the borrower for the deficiency balance, we may be required to seek judicial foreclosure and/or have other security from the borrower. We would expect this to be a more prolonged procedure, and is subject to most of the delays and expenses that affect other lawsuits.

Bankruptcy Laws

        We may be subject to delays from statutory provisions that afford relief to debtors from our ability to obtain payment of the loan, to realize upon collateral and/or to enforce a deficiency judgment. Under the United States Bankruptcy Code of 1978, which we refer to as the Bankruptcy Code, and analogous state laws, foreclosure actions and deficiency judgment proceedings are automatically suspended upon the filing of the bankruptcy petition, and often no interest or principal payments are made during the course of the bankruptcy proceeding. The delay and consequences in obtaining our remedy can be significant. Also under the Bankruptcy Code, the filing of a petition in bankruptcy by or on behalf of the holder of a second mortgage may prevent the senior lender from taking action to foreclose out the junior lien.

        Under the Bankruptcy Code, the amount and terms of a mortgage on property of the debtor may be modified under equitable principles or otherwise. Under the terms of an approved bankruptcy plan, the court may reduce the outstanding amount of the loan secured by the real property to the then current value of the property in tandem with a corresponding partial reduction of the amount of the lender's security interest. This leaves the lender having the status of a general unsecured creditor for the differences between the property value and the outstanding balance of the loan. Other modifications may include the reduction in the amount of each monthly payment, which may result from a reduction in the rate of interest and/or the alteration of the repayment schedule, and/or change in the final maturity date. A court may approve a plan, based on the particular facts of the reorganization case that effected the curing of a mortgage loan default by paying arrearage over time. Also, under the Bankruptcy Code, a bankruptcy court may permit a debtor to de-accelerate a mortgage loan and to reinstate the loan even though the lender accelerated the mortgage loan and final judgment of foreclosure had been entered in state court prior to the filing of the debtor's petition. This may be done even if the full amount due under the original loan is never repaid. Other types of significant modifications to the terms of the mortgage or deed of trust may be acceptable to the bankruptcy court, often depending on the particular facts and circumstances of the specific case.

        In a bankruptcy or similar proceeding action may be taken seeking the recovery as a preferential transfer of any payments made by the mortgagor under the related mortgage loan to the lender. Payments on long-term debt may be protected from recovery as preferences if they are payments in the ordinary course of business made on debts incurred in the ordinary course of business. Whether any particular payment would be protected depends upon the facts specific to a particular transaction.

Enforceability of Certain Provisions

Due-On-Sale Provisions

        Federal law pre-empts state constitutional, statutory and case law that prohibits the enforcement of due-on-sale clauses and permits lenders to enforce these claims in accordance with their terms. As a result, due-on-sale clauses are enforceable except in those states whose legislatures exercised their limited authority to regulate the enforceability of these clauses. Due-on-sale clauses will not be enforceable in bankruptcy proceedings.

Acceleration on Default

        We may invest in mortgage loans which contain a "debt-acceleration" clause, which permits us to accelerate the full debt upon a monetary or nonmonetary default of the borrower. The courts of most states will enforce clauses providing for acceleration in the event of a material payment default after we give appropriate notices. The equity courts of any state, however, may refuse to foreclose a mortgage when an acceleration of the indebtedness would be inequitable or unjust. Furthermore, a borrower may avoid foreclosure and reinstate an accelerated loan by paying only the defaulted amounts and the costs and attorney's fees incurred by the lender in collecting these defaulted payments.

        State courts also are known to apply various legal and equitable principles to avoid enforcement of the forfeiture provisions of installment contracts. For example, a lender's practice of accepting late payments from the borrower may be deemed a waiver of the forfeiture clause. State courts also may impose equitable grace periods for payment of arrearage or otherwise permit reinstatement of the contract following a default. If a borrower under an installment contract has significant equity in the property, a court may apply equitable principles to reform or reinstate the contract or to permit the borrower to share the proceeds upon a foreclosure sale of the property if the sale price exceeds the debt.

Prepayment Provisions

        In the absence of state statutory provisions prohibiting prepayment fees, we expect that the courts will enforce claims requiring prepayment fees. However, in some states prepayment fees may be unenforceable for residential loans or after a mortgage loan has been outstanding for a number of years. Applicable law may limit the amount of any prepayment fee to a specified percentage of the original principal amount of the mortgage loan, to a specified percentage of the outstanding principal balance of a mortgage loan, or to a fixed number of month's interest on the prepaid amount. We may have to contend with laws that render prepayment provisions on default or other involuntary acceleration of a mortgage loan unenforceable against the mortgagor or trustor. Some state statutory provisions may also treat prepayment fees as usurious if they exceed statutory limits. We anticipate that our loans will not have prepayment provisions.

Secondary Financing: Due-on-Encumbrance Provisions

        Some mortgage loans may have no restrictions on secondary financing, thereby permitting the borrower to use the mortgaged property as security for one or more additional loans. We are more likely to invest in mortgage loans that permit us, as first lender, to accelerate the maturity of a loan if the borrower grants a second mortgage or in mortgage loans that require our consent to any junior or substitute financing.

        Where a borrower encumbers the mortgaged property with one or more junior liens, the first lender is subjected to the following additional risks:

•	the borrower may have difficulty servicing and repaying multiple loans;

•	acts of the senior lender which prejudice the junior lender or impair the junior lender's security may create a superior equity in favor of the junior lender;

•
if the borrower defaults on the senior loan and/or any junior loan or loans, the existence of junior loans and actions taken by junior lenders can impair the security available to the senior lender and can interfere with, delay and even prevent the taking of action by the senior lender;

•	the bankruptcy of a junior lender may operate to stay foreclosure or similar proceedings by the senior lender.

        We expect that our loans will prohibit junior mortgages and intend to monitor our loans closely so that we will know when a junior lien holder acquires an interest in the security property.

Applicability of Usury Laws

        State and federal usury laws limit the interest that lenders are entitled to receive on a mortgage loan. In determining whether a given transaction is usurious, courts may include charges in the form of points and fees as interest, but may exclude payments in the form of reimbursement of foreclosure expenses or other charges found to be distinct from interest. If, however, the amount charged for the use of the money loaned is found to exceed a statutorily established maximum rate, the form employed and the degree of overcharge are both immaterial. Statutes differ in their provision as to the consequences of a usurious loan. One group of statutes requires the lender to forfeit the interest above the applicable limit or imposes a specified penalty. Under this statutory scheme, the borrower may have the recorded mortgage or deed of trust canceled upon paying its debt with lawful interest, or the lender may foreclose, but only for the debt plus lawful interest. Under a second, more severe type of statute, a violation of the usury law results in the invalidation of the transaction, thereby permitting the borrower to have the recorded mortgage or deed of trust canceled without any payment and prohibiting the lender from foreclosing.

REPORTS TO MEMBERS

        Pursuant to applicable state guidelines and the undertakings we have made to the Securities and Exchange Commission in our filings, we will be required to deliver certain reports to our members and make various filings with the Securities and Exchange Commission, particularly in the early stages of our operations. These reports and filings are described in this section. Within 75 days after the close of our fiscal year, our Manager will prepare and distribute to you all the information about us you need to prepare your federal income tax return.

        Copies of the financial statements and reports referred to above, other than those delivered for purposes of your income tax return, shall be distributed to you within 90 days after the close of each taxable year. The materials delivered to you annually will include:

•	audited financial statements: balance sheet, statements of income or loss, members' equity, and cash flow;

•
a statement as to any transactions between us and our Manager or its affiliates, and of the fees, commissions, compensation and other benefits paid by us or accrued to our Manager or its affiliates for the fiscal year completed, showing the amount paid or accrued to each recipient and the respective services performed; and

•	a report identifying distributions from:

•	cash flow from operations during that year,

•	cash flow from operations in prior years that had been held as reserves,

•	proceeds from capital transactions and lease payments on net leases with builders and sellers, and

•	reserves from the gross proceeds of this Offering originally obtained from our members.
        We will also provide you with the information required by Form 10-Q within 45 days of the end of each fiscal quarter.
        Because the Securities and Exchange Commission has declared effective the Registration Statement of which this prospectus is a part, we have become subject to the reporting requirements of the Securities Exchange Act of 1934. This means that we will be required to file periodic reports, including quarterly reports within 45 days after the end of each fiscal quarter and annual reports within

90 days of the end of each fiscal year. Such reports will be prepared, at our expense, by our Manager. These reports contain financial information and an analysis of our business for that quarter or year, including comparisons with prior performance, as well as additional disclosure in the annual reports. The holders of over 5% of our units will be required to file reports reflecting their levels of unit ownership. Furthermore, for so long as the proceeds of this Offering are not fully committed or returned to investors, our Manager shall prepare a special report containing a statement of the amount of the mortgage loans in which we have invested, the material terms of these loans, the identity of the borrower and the real property securing the mortgage loans and the appraised values of that real property. This report may be included in the quarterly report described below. We will send you copies of the report within sixty (60) days after the end of each quarter. Our Manager will not prepare a special report during quarters when there are no mortgage loans or placement or evaluation fees.

PLAN OF DISTRIBUTION

        We are offering up to an aggregate of $500,000,000 of units in our limited liability company. A minimum investment of $25,000 is required to be ilvested in units, unless a lower investment is permitted by our Manager, in its sole discretion. Until the first loan is acquired, units will be sold at the price of $1,000 per unit; however, after the initial loan is funded, our Manager shall set a daily unit price for additional sales of units by adjusting the net book value of our assets to reflect accrued income and expenses of our assets. The adjusted net book value, divided by the number of units outstanding will determine the daily unit price. Our Manager owns computer software designed to perform this function. The adjusted price to be paid by subsequent investors will not be based on the market value of our assets and will not reflect changes in value resulting from general market conditions or changes in credit quality or performance of our assets. Therefore, our existing investors may experience dilution to the extent the market value of our assets has appreciated and such appreciation is not reflected in our book value calculation of the adjusted unit offering price.

When you invest in units, the amount of your investment will be deposited in a segregated non-interest bearing escrow account with Pacific Western Bank until:

•	Your subscription agreement has been reviewed and accepted; and

•	The price per unit has been calculated.

Our acceptance of your Subscription Agreement, which is attached as Exhibit B to this prospectus, is effective when we countersign it. Subscriptions for units will be accepted or rejected no sooner than 5 business days after the date of the Subscription Agreements and within 30 days of their receipt. If we reject your Subscription Agreement, your funds will be returned to you within 10 business days. If we accept your subscription and payment for units, you will receive uncertificated units in, and be a member of, us within 5 business days after we accept your subscription. We will promptly send you a confirmation of the number of units you have acquired. This will be evidence that you are a member. As a member, you have the rights that are outlined in this prospectus.

We are using this prospectus to offer units to the public on our own behalf conducted through our Manager in a manner that is intended to be within Rule 3a4-1 of the Securities Exchange Act of 1934, as amended. The following officers and directors of our Manager will be primarily responsible for conducting the on our behalf: Dan Harkey and Gwen Melanson. Although it does not presently intend to do so, our Manager may engage non-affiliated securities brokerage firms that are members of the NASD to act as selected dealers to sell units to the public. We have no understanding or arrangement, written or oral, with any securities brokerage firm or individual to act as a selected dealer. Our Manager will pay the selected dealers sales commissions for their respective sales of units. We will not reimburse our Manager for such commissions or any expenses incurred by our Manager in connection with this Offering.

        We or any selected dealers will be reviewing subscription applications as they are received. We or any selected dealers will indicate the acceptance of your subscription agreement by countersigning it and indicating the number of units we will issue.

        We will continue to sell units to the public until we have sold a total $500,000,000, worth of units which includes units to be issued under our distribution reinvestment plan. We may sell units through            , 2007, or we may decide to end the Offering earlier. In certain states where this Offering will be made, we may not be allowed to extend this Offering beyond one year unless we have the permission of the appropriate state agency.

        As there is no established public trading market and no comparable securities for reference purposes, our $1,000 per unit initial unit price was determined arbitrarily by our Manager.

        If you want to purchase units, you should complete the Subscription Agreement which you can find at Exhibit B to this prospectus and which will be provided by us or the securities dealer that offered you the units. You should return the Subscription Agreement and full payment for the units being purchased to us and make your payment out to "Point Center Mortgage Fund I, LLC". You may obtain additional copies of the subscription agreement from our Manager, whose address is,30900 Rancho Viejo Road, San Juan Capistrano, California 92675, and whose phone number is (949) 661-7070 or (800) 544-8800.

        By submitting the signed Subscription Agreement with payment for the purchase of units, you:

•	agree to be bound by the Operating Agreement;

•	grant a special and limited power of attorney to our Manager; and

•	represent and warrant that you meet the relevant standards specified in the Subscription Agreement and are eligible to purchase units.

        Neither our Manager nor any other securities brokerage firm will permit sales to discretionary accounts without prior specific written approval of the owner of the account.

        Investors in our units will not be given copies of the documents associated with any loans for their review prior to or after making the investment in our units.

        We intend to invest proceeds from this Offering as soon as practicable; however, we cannot accurately predict when we will invest the proceeds and have funds available for distribution. We believe that the maximum period of time before distribution on your investment will be 2 months after subscriptions have been accepted from initial investors and our first loan has been funded. We expect to make distributions on a monthly basis thereafter, to all investors.

LEGAL MATTERS

        Corporate Law Solutions, P.C., Irvine, California, is our Manager's and our attorney, and has reviewed and issued an opinion on the legality of our issuance of the units. Orrick, Herrington & Sutcliffe LLP, San Francisco, California, has rendered advice to us regarding certain federal income tax and ERISA matters and has issued an opinion on certain federal income tax matters in connection with the Offering.

EXPERTS

        James J. Fuchs, CPA has audited our financial statements for the period from July 14, 2004 (date of inception) through December 31, 2004. These financial statements are included in this prospectus and in the registration statement of which this prospectus forms a part. We include Mr. Fuchs' report here and elsewhere in this registration statement. We rely on Mr. Fuchs as an expert in auditing and on the report for the financial statements we include here.

        Mr. Fuchs has also audited the financial statements of our Manager for the year ended December 31, 2004 included in this prospectus or in the Registration Statement. We include Mr. Fuchs' reports here and elsewhere in this Registration Statement. We rely on Mr. Fuchs as an expert in auditing and on the report for the financial statements included here.

AVAILABLE INFORMATION

        This prospectus does not contain all the information in the Registration Statement on Form S-11 (No. 333-118871) and accompanying exhibits which we have filed with the Securities and Exchange Commission (the "Commission") under the Securities Act of 1933. Additionally, we will become subject to the reporting requirements of the Securities and Exchange Act of 1934 and, consequently, will file annual and quarterly reports and other information with the Commission. Copies of the Registration Statement on Form S-11 and all amendments thereto and other reports and information filed by us can be inspected and copied at the public reference facilities (phone number (800) SEC-0330) maintained by the Commission at 450 Fifth Street, N.W., Washington, D.C. 20549. Copies of that material can be obtained from the Public Reference Section of the Commission, 450 Fifth Street, N.W., Washington, D.C. 20549, at prescribed rates. The Commission also maintains a World Wide Web site that contains reports, proxy and information statements and other information for registrants that file electronically with the Commission. The address of this site is http://www.sec.gov.

        As required by the Commission in connection with real estate related offerings on Form S-11, we have also undertaken to provide you directly with the financial statements required by Form 10-K for the first full year of our operations and to file with the Commission "sticker supplements" to this prospectus during the distribution period.

        You will also be able to review our filing on Form 8-K that we will file after the end of the distribution period. This report will contain additional financial statements and information required under the Securities Exchange Act for purchases made after the end of the distribution period involving the use of 10% or more, on a cumulative basis, of the net proceeds of this Offering. We will also provide the information contained in this report to the members at least once each quarter after the distribution period of this Offering has ended.

        We will be distributing sales literature in connection with this Offering. Such literature may include information presented through seminars, brochures and promotional literature disseminated through print and broadcast media. Such literature may be disseminated by us directly or through our Manager.

APPENDIX I

Prior Performance Tables

Set forth below are prior performance tables for National Financial Lending, LLC which is the only mortgage pool that our Manager has managed and it is the only program that it manages which has investment objectives that are substantially the same as ours.

The following table sets forth the type, number of loan originations and the dollar value of such loans placed by our Manager  for National Financial Lending, LLC since 2002. Construction loans, except as indicated otherwise, are loans for the construction of buildings on property which has been improved through the installation of utilities, roads or infrastructure. Commercial loans are made to finance operations or improvements for property that has already been fully constructed and also includes industrial properties and churches. Residential loans include single family detached and attached, condominiums, and apartment buildings.

Type of Loan	Number of Loans	Amount of Loans	Percent of Loans Based on Number of Loans	Percent of Loans Based on Amount of Loans
Land Loans	51	$93,614,391	40.16%	47.0%
Construction	21	41,946,916	16.53%	21.06%
Commercial	43	36,003,068	33.86%	18.08%
Residential	12	27,596,007	9.45%	13.86%
TOTAL:	127	$199,160,382	100%	100%

The following table provides summary information as to the unit offering proceeds, offering expenses and investments of the offering proceeds of National Financial Lending, LLC:

Offering Period	Amount Raised	Total Offering & Organizational Expenses	Amount Available for Investment	Amount Actually Invested
7/26/02 - 12/31/02	$13,144,522	$0.00	$13,144,522	$13,144,522
1/1/03 - 12/31/03	37,248,099	0.00	37,248,099	37,248,099
1/1/04 - 12/31/04	65,343,106	0.00	65,343,106	65,343,106
1/1/05 - 5/31/05	30,551,380	0.00	30,551,380	30,551,380
TOTAL:	$146,287,108	$0.00	$146,287,108	$146,287,108

The following table provides summary information as to the unit offering proceeds, operating expenses and cash flows, fees and expenses paid to manager, and distributions paid to the investors of National Financial Lending, LLC:

Offering Period	Amount Raised	Amount Paid to Manager from Offering Proceeds	Operating Expenses Other than Fees Paid to Manager	Cash Flow from Operations Before Payments to Manager	Fees & Expenses Paid to Manager	Distributions to Investors (1)	Fees Paid from Distributions
7/26/02 - 12/31/02	$13,144,522	$0.00	$800	$445,629	$81,986	390,440	$0.00
1/1/03 - 12/31/03	37,248,099	0.00	$7,545	3,615,986	747,664	3,389,899	0.00
1/1/04 - 12/31/04	65,343,106	0.00	$14,700	9,471,013	1,709,634	8,973,123	0.00
1/1/05 - 5/31/05	30,551,380	0.00	$26,983	6,108,252	898,500	5,976,737	0.00
TOTALS	$146,287,108	$0.00	$50,028	$19,640,881	$3,437,784	$18,730,199	$0.00

(1) 100% of the funds distributed in excess of cash flow from operations represents a return of capital to investors and also includes redemption of LLC interests from investors. The source of distributions in excess of operating cash flow comes from principal repayments of loan assets that were not reinvested into a new loans.
I-1

The following table provides summary information as to the gross revenues, operating expenses and cash flows; distributions to investors; and the portfolio value of National Financial Lending, LLC:

Offering Period	Gross Revenues	Operating Expenses Including Fees Paid to Manager	Cash Flow from Operations	Distributions to Investors (1)	Portfolio Value at Year End
7/26/02 - 12/31/02	$446,429	$82,786	$363,643	$390,440	$13,117,726
1/1/03 - 12/31/03	3,623,531	755,209	2,868,322	3,389,899	$49,844,249
1/1/04 - 12/31/04	9,485,713	1,724,334	7,761,379	8,973,123	$113,975,611
1/1/05 - 5/31/05	6,135,235	925,483	5,209,752	5,976,737	$143,760,006
TOTALS	$19,690,909	$3,487,812	$16,203,097	$18,730,199

(1) 100% of the funds distributed in excess of cash flow from operations represents a return of capital to investors and also includes redemption of LLC interests from investors. The source of distributions in excess of operating cash flow comes from principal repayments of loan assets that were not reinvested into a new loans.

The following table provides summary information as to the real properties acquired by National Financial Lending, LLC as a result of loan foreclosures during the past 3 years:

Name of Borrower:	Alward Trust	Pettro	KC Hotel

Location of Property Securing the Loan:	58960 - 58880 Van Dyke Rd Washington Township, Michigan 48094	East 1860 South Street Provo, Utah 84606	7301 Tiffany Springs Road Kansas City, Missouri 64153

Type of Property:	Grocery Store and Strip Mall	Vacant Land Zoned For Industrial Use	Hotel

Gross Leasable Space:	70,964 square feet gross building area	51 developable acres	249 rooms in a153,600 square foot building

Date of Foreclosure/Acquisition:	10/22/04	02/28/05	04/26/05

Percentage of Ownership:	51%	30%	100%

Principal Balance of Mortgage on Forclosure Date:	$1,756,950	$1,380,538	$2,000,000

Total Cash Expenditures:	$8,289	$22,028	$214,958

Date of Sale of Secured Property:	04/08/05	N/A	06/21/05

Amount of Received from Sale:	$1,927,915	N/A	$2,550,000
I-2

POINT CENTER MORTGAGE FUND I, LLC BALANCE SHEET APRIL 30, 2005 (Unaudited)

CURRENT ASSET
Cash in bank (Note 2)	$25,000

TOTAL CURRENT ASSET	$25,000

LIABILITIES & MEMBER'S EQUITY
Member's equity	$25,000

TOTAL LIABILITIES & MEMBER EQUITY	$25,000

THE ACCOMPANYING NOTES ARE AN INTEGRAL PART OF THIS BALANCE SHEET

POINT CENTER MORTGAGE FUND I, LLC
NOTES TO UNAUDITED FINANCIAL STATEMENT
APRIL 30, 2005

NOTE 1 - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Point Center Mortgage Fund I, LLC (the “Company”) was formed on July 14, 2004 to raise funds from investors and to invest those funds in loans made by the Company or purchased from existing note holders secured in whole or in part by deeds of trust, and/or mortgages. The investors will become members of the Company. The managing member of the Company is Point Center Financial, Inc.

The Company will file a registration statement with the Securities and Exchange Commission and various states, whereby membership interests in the Company will be offered to the public.

Organizational and offering costs have been and will continue to be paid by the managing member of the Company without a request for reimbursement. As of April 30, 2005, $ 26,376 has been paid for organization costs, and $327,989 has been paid for offering costs by Point Center Financial, Inc.

NOTE 2 - CASH IN BANK

As part of its initial equity interest, Point Center Financial, Inc., the managing member, contributed cash of $25,000 on July 19, 2004 into the Company’s checking account.

NOTE 3 - INCOME TAXES

The Company is not a tax paying entity for federal income tax purposes. Income of the Company is taxed to the members on their respective returns.

JAMES J. FUCHS
Certified Public Accountant

Telephone: (714) 549-9544	1520 Nutmeg Place
FAX: (714) 549-2768	Suite 105
E-Mail: jjfuchs@earthlink.com	Costa Mesa, California 92626

REPORT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANT

Managing Member
Point Center Mortgage Fund I, LLC

We have audited the accompanying balance sheet of Point Center Mortgage Fund I, LLC (the “Company”) as of December 31, 2004. This balance sheet is the responsibility of the Company’s management. Our responsibility is to express an opinion on this balance sheet based on our audit.

We conducted our audit in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the balance sheet is free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the balance sheet. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall balance sheet presentation. We believe that our audit provides a reasonable basis for our opinion.

In our opinion, the balance sheet referred to above presents fairly, in all material respects, the financial position of Point Center Mortgage Fund I, LLC as of December 31, 2004, in conformity with accounting principles generally accepted in the United States of America.

/s/ James J. Fuchs, CPA
Costa Mesa, California
April 11, 2005

POINT CENTER MORTGAGE FUND I, LLC
BALANCE SHEET
DECEMBER 31, 2004

CURRENT ASSET
Cash in bank (Note 2)	$25,000

TOTAL CURRENT ASSET	$25,000

LIABILITIES & MEMBER'S EQUITY
Member's equity	$25,000

TOTAL LIABILITIES & MEMBER EQUITY	$25,000

THE ACCOMPANYING NOTES ARE AN INTEGRAL PART OF THESE FINANCIAL STATEMENTS

POINT CENTER MORTGAGE FUND I, LLC
NOTES TO FINANCIAL STATEMENT
DECEMBER 31, 2004
(AUDITED)

NOTE 1 - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Point Center Mortgage Fund I, LLC (the “Company”) was formed on July 14, 2004 to raise funds from investors and to invest those funds in loans made by the Company or purchased from existing note holders secured in whole or in part by deeds of trust, and/or mortgages. The investors will become members of the Company. The managing member of the Company is Point Center Financial, Inc.

The Company will file a registration statement with the Securities and Exchange Commission and various states, whereby membership interests in the Company will be offered to the public.

Organizational and offering costs have been and will continue to be paid by the managing member of the Company without a request for reimbursement. As of December 31, 2004, $ 26,376 has been paid for organization costs, and $187,897 has been paid for offering costs by Point Center Financial, Inc.

NOTE 2 - CASH IN BANK

As part of its initial equity interest, Point Center Financial, Inc., the managing member, contributed cash of $25,000 on July 19, 2004 into the Company’s checking account.

NOTE 3 - INCOME TAXES

The Company is not a tax paying entity for federal income tax purposes. Income of the Company is taxed to the members in their respective returns.

SEE INDEPENDENT AUDITOR’S REPORT

POINT CENTER FINANCIAL, INC. BALANCE SHEET APRIL 30, 2005 (UNAUDITED) PURCHASER OF UNITS WILL NOT RECEIVE ANY INTEREST IN POINT CENTER FINANCIAL, INC.

ASSETS

CURRENT ASSETS
Cash - collateral for Commercial Paper Program (Note 3)			$1,117,388
Cash - collateral for Mortgage Note Program (Note 3)			110,183
Advances to borrowers			1,036,484
Interest receivable - other			60,417
Interest receivable - Commercial Paper Program (Note 3)			340,123
Interest receivable - Mortgage Note Program (Note 3)			209,229
Trust deed notes receivable:
Other (Note 4)		$108,000
Collateral for Commercial Paper Program (Note 3)		3,900,537
Collateral for Mortgage Note Program (Note 3)		3,910,943
Collateral for secured line of credit (Notes 4 & 6)		650,000
		8,569,480
Unearned commission income on above trust deed notes receivable		(537,137)
Trust deed notes receivable - net			8,032,343
Loan receivable - affiliated company (Note 9)			29,281
Deferred state corporate income tax (Note 11)			5,879

TOTAL CURRENT ASSETS				$10,941,327

		ACCUMULATED
PROPERTY AND EQUIPMENT	COST	DEPRECIATION	NET
Furniture and fixtures	$120,301	$46,459	73,842
Automotive equipment	43,994	38,129	5,865
Office and computer equipment	1,642,211	416,393	1,225,818
Leasehold improvements	60,777	26,172	34,605
	$1,867,283	$527,153

NET PROPERTY AND EQUIPMENT				1,340,130

OTHER ASSETS
Trust deed notes receivable:
Other (Note 4)		$4,099,796
Collateral for Commercial Paper Program (Note 3)		11,812,470
Collateral for Mortgage Note Program (Note 3)		4,717,681
Stockholder - collateral for Commercial Paper Program (Notes 3 & 9)		149,850
Stockholder - collateral for Mortgage Note Program (Notes 3 & 9)		390,150
		21,169,947
Unearned commission income on above trust deed notes receivable		(530,473)
Trust deed notes receivable - net			$20,639,474
Investment in National Financial Lending, LLC (Note 9)			15,764
Investment in Point Center Mortgage Fund I, LLC (Note 9)			25,000
Security deposit			33,330

TOTAL OTHER ASSETS				20,713,568

TOTAL ASSETS				$32,995,025
THE ACCOMPANYING NOTES ARE AN INTEGRAL PART OF THIS BALANCE SHEET

POINT CENTER FINANCIAL, INC.
BALANCE SHEET (CONTINUED)
APRIL 30, 2005
(UNAUDITED)
PURCHASER OF UNITS WILL NOT RECEIVE ANY INTEREST IN POINT CENTER FINANCIAL, INC.
LIABILITIES AND STOCKHOLDER'S EQUITY

CURRENT LIABILITIES
Accounts payable	$108,188
Bank overdraft	156,896
Capital lease payable - IBM (Note 12)	136,987
Loan payable - affiliated company (Note 9)	58,925
Lines of credit payable - Pacific Western Bank (Note 6)	1,599,800
Retirement plan payable (Note 5)	404,120
Certificates issued - Commercial Paper Program (Note 3)	16,885,549
Certificates issued - Mortgage Note Program (Note 3)	7,026,263
California corporate tax payable	58,774

TOTAL CURRENT LIABILITIES		26,435,502

LONG-TERM LIABILITIES
Certificates issued - Mortgage Note Program (Note 3)	2,120,038
Capital lease payable - IBM (Note 12)	480,914

TOTAL LONG-TERM LIABILITIES		2,600,952

STOCKHOLDER'S EQUITY
Common stock, no par value; 10,000 shares
authorized; 1,000 shares issued and outstanding	500
Retained earnings	3,958,071

TOTAL STOCKHOLDER'S EQUITY		3,958,571

TOTAL LIABILITIES AND STOCKHOLDER'S EQUITY		$32,995,025
THE ACCOMPANYING NOTES ARE AN INTEGRAL PART OF THIS BALANCE SHEET

POINT CENTER FINANCIAL, INC.
NOTES TO UNAUDITED BALANCE SHEET
APRIL 30, 2005

PURCHASERS OF UNITS WILL NOT RECEIVE ANY INTEREST IN POINT CENTER FINANCIAL, INC.

NOTE 1 - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Point Center Financial, Inc. (the “Company”) was formed on August 10, 1979, and is located in San Juan Capistrano, California. It is a California corporation that is licensed to do business as a California finance lender and real estate broker in the state of California. The Company solicits investors and borrowers for loans secured by liens on real property. The Company arranges, negotiates, processes and consummates loan transactions, and thereafter, services the loans on behalf of the investors.

Use of Estimates - The preparation of the balance sheet in conformity with generally accepted accounting principles accepted in the United States of America requires management to make certain estimates and assumptions that affect the reported amounts of assets and liabilities and contingencies at the date of the balance sheet. Actual results could differ from those estimates.

Cash in bank - Cash in bank consists of funds in the operating account. As of April 30, 2005, there were no other liquid cash equivalents.

Investments in trust deed notes receivable - These accounts represent investments that are secured by trust deeds. Generally, all loans require interest only payments with a balloon payment of the principal at maturity.

These trust deed notes receivable carry various stated interest rates ranging from 10% to 13.5%, with maturity dates ranging from one to eight years.  After adjusting for SFAS 91 (Statement of Financial Accounting Standard) (see continuation of Note 1 regarding Commission Income and Interest Income) the effective yield on these trust deeds is 13% to 16.5%.

POINT CENTER FINANCIAL, INC.
NOTES TO UNAUDITED BALANCE SHEET (CONTINUED)
APRIL 30, 2005

PURCHASERS OF UNITS WILL NOT RECEIVE ANY INTEREST IN POINT CENTER FINANCIAL, INC.

NOTE 1 - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)

The following is a schedule of contractual maturities of investments in trust deed notes receivable as of April 30, 2005:

Period ended April 30,	Commercial Paper Program	Mortgage Program Note	Trust Deeds Other

2006	$3,900,537	$3,910,943	$108,000
2007	4,982,501	2,978,713	1,045,996
2008	2,339,362	1,348,968	1,105,800
2009	2,000,000	0	1,442,000
Thereafter	2,490,607	390,000	506,000
	15,713,007	8,628,624	4,207,796
Stockholder:
2009	149,850	390,150	0
	$15,862,857	$9,018,774	$4,207,796

Because of the possibility of the need to assign trust deed notes receivable and convert them to cash in order to meet the current maturities of the Asset Backed Commercial Paper Program and Mortgage Note Program (see Note 3 below), the Company considers these investments in mortgage loans to be classified as investments that are held as available for sale. Therefore the investments in mortgage loans are carried at their current fair value in accordance with the FASB Statement 115, “Accounting for Certain Debt and Equity Securities.”

On an ongoing basis, the Company evaluates its portfolio of mortgage loans and determines whether an adjustment is necessary to reflect a change in value. Unrealized holding gains and losses are reported as a separate component of stockholders equity as Other Comprehensive Income. Realized gains and losses are included in earnings.

The evaluation of the fair value of the portfolio considers factors such as the value of the underlying collateral, current performance of the loans, credit characteristics of the loans, and the general economic environment (i.e. the fluctuation of interest rates, etc.). Using historical experience and taking into consideration the factors above the Company determines if a valuation adjustment is warranted.

POINT CENTER FINANCIAL, INC.
NOTES TO UNAUDITED BALANCE SHEET (CONTINUED)
APRIL 30, 2005

PURCHASERS OF THE SERIES' SECURITIES WILL NOT RECEIVE ANY INTEREST IN POINT CENTER FINANCIAL, INC.

NOTE 1 - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)

The investments in mortgage loans will continue to be divided between current assets and non-current assets based on the contractual maturity of each note because it is reasonable that the Company will use other means available to meet its current maturities prior to assigning its mortgage loans (see Note 3 below).

The following loans are listed for the reasons stated under status. (Amounts reflect percentage of the loan owned by the Company):

Loan Number	Borrower	Total Unpaid Principal	Payments in Default	Maturity Date	Accrued Interest Receivable	Status

204112	Nobuhito Suzuki	$506,000	$110,712	9/1/2024	$32,047	Under Forbearance agreement

203042	Rio Vista Land Co, LP	$774,774	$144,577	8/1/2004	$7,791	Under Forbearance agreement

Based on review of the above factors, management has deemed that no adjustment for unrealized losses is warranted at April 30, 2005.

Property and Equipment - Property and equipment are stated at cost. Depreciation is provided using the straight-line method over the estimated useful life of the assets. Expenditures for additions, major renewals and betterments are capitalized, expenditures for maintenance and repairs are charged to earnings as incurred.

Commission Income - Represents the fees incurred by the borrower for the Company to broker the loan. This amount is usually 2% - 10% of the loan and is earned and recorded at the close of escrow.

In accordance with SFAS 91: Accounting for Nonrefundable Fees and Costs Associated with Originating or Acquiring Loans and Initial Direct Costs of Leases, when the Company is the lender on a particular trust deed note receivable, commission income is deferred on the balance sheet and is amortized over the life of the loan. In this situation, the commission income is recognized as interest income and results in an adjustment of the yield on the loan.

Loan Servicing Fees -Represents servicing fees charged by the Company to service the note, to protect the lenders interest in and enforce their rights under the secured note, deed of trust and any other loan document and if necessary, to manage, refinance or sell the property. The service fee is calculated upon the unpaid principal loan amount at the end of each month and is recognized as income when received.

POINT CENTER FINANCIAL, INC.
NOTES TO UNAUDITED BALANCE SHEET (CONTINUED)
APRIL 30, 2005

PURCHASERS OF UNITS WILL NOT RECEIVE ANY INTEREST IN POINT CENTER FINANCIAL, INC.

NOTE 1 - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)

Interest Income - Interest income on trust deed notes receivable is accrued by the effective interest method. Generally, interest and payments are due monthly, on the first day of each month. Interest is generally prorated to the first day of the month following the closing of the loan escrow.

In accordance with SFAS 91: Accounting for Nonrefundable Fees and Costs Associated with Originating or Acquiring Loans and Initial Direct Costs of Leases, when the Company is the lender on a particular trust deed note receivable, commission income is deferred on the balance sheet and is amortized over the life of the loan. In this situation, the commission income is recognized as interest income and results in an adjustment of the yield on the loan.

Gain (Loss) on Sale of Loans - The Company’s primary business is the brokering of loans and is not in the business of selling loans. Occasionally, the Company uses its own monies to fund a trust deed. The Company will assign the loan to a third party lender shortly after funding at face value. Therefore, the Company does not recognize a gain or loss on these transactions.

Loan Origination Costs - The direct costs of brokering a loan such as commission expense paid to sales agents and referral fees are paid and expensed after the closing of the loan.

Concentrations of Credit Risk - Financial instruments that potentially subject the Company to concentrations of credit risks are as follows:

The Company has a concentration of credit risk with respect to trust deed notes receivable since the majority of the related real estate securing each trust deed is located in the state of California.

The Company maintains its cash balances at one financial institution, and the balances are insured by the Federal Deposit Insurance Corporation up to $100,000. At April 30, 2005 the Company’s uninsured cash balances totaled $806,764.

POINT CENTER FINANCIAL, INC.
NOTES TO UNAUDITED BALANCE SHEET (CONTINUED)
APRIL 30, 2005

PURCHASERS OF UNITS WILL NOT RECEIVE ANY INTEREST IN POINT CENTER FINANCIAL, INC.

NOTE 1 - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)

Income Taxes - the Company has elected to be taxed under the provisions of Subchapter S of the Internal Revenue Code. Under those provisions, the Company does not pay federal corporate income tax on its taxable income. However, it does pay California Franchise Tax.

Principles of Consolidation - The accompanying balance sheet includes the account of National Financial Lending, LLC. Investments are accounted for using the equity method of accounting if the investment gives the Company the ability to exercise significant influence, but not control, over the investee. Significant influence is generally deemed to exist if the Company has ownership interest in the voting stock of the investee of between 20% and 50% although other factors are considered in determining whether the equity method of accounting is appropriate.

The Company reports its investment on the equity basis on the balance sheet as “Investment in National Financial Lending, LLC”. The Company’s .014% investment in National Financial Lending, LLC is being accounted for using the equity basis but does not consolidate the accounts due to lack of control and significant influence through ownership and since results were immaterial to the Company’s balance sheet.

The Company has a 100% ownership interest in Point Center Financial Fund I, LLC (PCFF). PCFF is a fund organized and sponsored by the Company and is awaiting Securities and Exchange Commission approval prior to selling interests. It is anticipated that once approval is granted, the Company’s ownership percentage will be minimal and immaterial to the financial results of the Company.

POINT CENTER FINANCIAL, INC.
NOTES TO UNAUDITED BALANCE SHEET (CONTINUED)
APRIL 30, 2005

PURCHASERS OF UNITS WILL NOT RECEIVE ANY INTEREST IN POINT CENTER FINANCIAL, INC.

NOTE 2 - RECENT ACCOUNTING PRONOUNCEMENTS

EITF 03-16 - In March 2004, the Emerging Issues Task Force (“EITF”) reached a consensus regarding Issue No. 03-16, “Accounting for Investments in Limited Liability Companies” (“EITF 03-16”). EITF 03-16 requires investments in limited liability companies (“LLC”) that have separate ownership accounts for each investor to be accounted for similar to a limited partnership investment under Statement of Position No. 78-9, “Accounting for Investments in Real Estate Ventures.” Investors would be required to apply the equity method of accounting to their investments at a much lower ownership threshold than the 20% threshold applied under Accounting Principles Board (“APB”) No. 18, :The Equity Method of Accounting for Investments in Common Stock.” EITF 03-16 is effective for the first period beginning after June 15, 2004. The Company is accounting for it’s investment at amortized cost and the results of conforming to this EITF would be immaterial to the Company’s balance sheet.

NOTE 3 - ASSET BACKED COMMERCIAL PAPER PROGRAM AND MORTGAGE
NOTE PROGRAM

Point Center Financial, Inc. offers the “Asset-Backed Commercial Paper Program” for investors who desire a short term, fixed income investment, and the “Mortgage Note Program” for investors who desire an intermediate term, fixed income investment. Investors purchase certificates from the Company for a specified period of time with a fixed rate of return. The “Asset-Backed Commercial Paper Program” offers terms ranging from three months to nine months, with interest rates ranging from 3.5% to 6%, and the “Mortgage Note Program” offers terms ranging from one year to four years, with interest rates ranging from 6% to 7.5%.

Each certificate is secured by a collateral assignment of the Company’s beneficial interest in a pool of mortgage loans that are secured by deeds of trust, originated by the Company and it is an absolute obligation of the company regardless of the success of the collateral pool of loans.

Pacific Western Bank, a national banking association, is the appointed custodian acting on behalf of the investors as the assignee, for security purposes only, of the collateral pool of loans that secures each program.

POINT CENTER FINANCIAL, INC.
NOTES TO UNAUDITED BALANCE SHEET (CONTINUED)
APRIL 30, 2005

PURCHASERS OF UNITS WILL NOT RECEIVE ANY INTEREST IN POINT CENTER FINANCIAL, INC.

NOTE 3 - ASSET BACKED COMMERCIAL PAPER PROGRAM AND MORTGAGE
 NOTE PROGRAM (CONTINUED)

All proceeds from the sale of these certificates to investors and monthly principal and interest collections are deposited directly into a segregated account at Pacific Western Bank. Investors my choose to reinvest the interest earned or have the interest paid to them on a monthly basis. The entire principal amount of the investment will be due and payable in full in a single final payment on the stated maturity date set forth in the certificate. The outstanding balance of the certificates owed by the Company will bear a lower average interest rate, and in most cases will have earlier maturity dates than the loans in the collateral pool. If necessary, the Company has the ability to convert other trust deed receivables into cash in order to satisfy this liquidity need.

The Company’s aggregate liability under both programs may be equal to, but no greater than, the sum of the current balance of unpaid principal and interest due on the underlying pool of collateralized trust deeds receivable (which are pledged as collateral security therefore) plus the cash balance of the collateral bank account.

The certificates are currently being offered and sold only to residents of the state of California pursuant to a permit granted by the California Commissioner of Corporations.

The following is a schedule of the balances of the related accounts as of April 30, 2005.

	Commercial Paper Program	Mortgage Note Program

Cash in bank	$1,117,388	$110,183
Interest receivable	340,123	209,229
Trust deed notes receivable - current	3,900,537	3,910,943
Trust deed notes receivable - long-term	11,962,320	5,107,831
	$17,320,368	$9,338,186

Certificates issued	16,885,549	9,146,301

POINT CENTER FINANCIAL, INC.
NOTES TO UNAUDITED BALANCE SHEET (CONTINUED)
APRIL 30, 2005

PURCHASERS OF UNITS WILL NOT RECEIVE ANY INTEREST IN POINT CENTER FINANCIAL, INC.

NOTE 3 - ASSET BACKED COMMERCIAL PAPER PROGRAM AND MORTGAGE
 NOTE PROGRAM (CONTINUED)

The following is a schedule of maturities for certificates issued for the mortgage note program as of April 30, 2005:

	Commercial Paper Program	Mortgage Note Program

2006	$16,885,549	$7,026,263
2007	0	805,226
2008	0	936,358
2009	0	378,454
	$16,885,549	$9,146,301

The Company recognizes that there will be times when the amount of the current portion of the trust deeds receivable in the collateral pool (due within 12 months) is less than the amount of the current portion of program certificates payable (due within 12 months). Management has the ability to cope with this situation by:

1.	Maintaining a sufficient cash balance to meet monthly maturities,
2.	Maintaining an open line of credit with its financial institution in excess of its monthly working capital needs,
3.	Ability to assign existing trust deed note receivables to other lenders,
4.	Using cash flow generated from normal business operations,
5.	The issuance of new certificates.

Due to the above sources of funds, the Company believes it has the ability to meet existing and future maturities (see Note 1 – Summary of Significant Accounting Policies – Investments in trust deed notes receivable).

POINT CENTER FINANCIAL, INC.
NOTES TO UNAUDITED BALANCE SHEET (CONTINUED)
APRIL 30, 2005

PURCHASERS OF UNITS WILL NOT RECEIVE ANY INTEREST IN POINT CENTER FINANCIAL, INC.

NOTE 4 - TRUST DEED NOTES RECEIVABLE - OTHER

These consist of actual investments in first trust deeds by the Company. These trust deeds carry various stated interest rates ranging from 10.00% to 13.5%, with maturity dates ranging from one to eight years. After adjusting for SFAS 91 (See Note 1 - Summary of Significant Accounting Policies regarding Commission Income and Interest Income) the effective yield on these trust deeds is 13 % to 16.5%.

NOTE 5 - EMPLOYEE BENEFIT PLAN

The Company had established a defined benefit pension plan covering all eligible employees. The plan defines a retirement benefit for participants, which is funded by a required annual contribution based on a formula within the plan.

As of December 31, 2004, the company has filed a request with the Internal Revenue Service for dissolution of this employee benefit plan. Upon approval, the Company will distribute the assets of the plan to its employees.

The company replaced the existing defined benefit plan with a defined contribution plan - Section 401(K) - profit sharing plan beginning in the year 2005.

POINT CENTER FINANCIAL, INC.
NOTES TO UNAUDITED BALANCE SHEET (CONTINUED)
APRIL 30, 2005

PURCHASERS OF UNITS WILL NOT RECEIVE ANY INTEREST IN POINT CENTER FINANCIAL, INC.

NOTE 5 - EMPLOYEE BENEFIT PLAN (CONTINUED)

The defined benefit plan funding status and amounts recognized in the Company’s balance sheet at April 30, 2005 has not changed since December 31, 2004, and is as follows:

Pension expense for the year ended December 31, 2004 included the following components:

Service Costs	$464,192
Interest Costs	50,333
Expected return on assets	(42,962)
Net Amortization	3,323
Curtailment	(55,766)
$419,120

The following sets forth the funded status of the plan:

Actuarial present value of benefit obligations:

Projected benefit obligation - January 1, 2004	$864,385
Service costs	464,192
Interest costs	50,333
Actuarial loss (gain)	(80,887)
Benefits paid	(14,571)
Curtailment	(185,690)
Projected benefit obligations at December 31, 2004	1,097,762
Assets held in plan	(832,031)

Funded status of plan	(265,731)
Unrecognized net actuarial (loss) gain	(138,389)
Accrued pension costs (Pension Liability)	$(404,120)

The assumed discount rate used to measure the projected benefit obligation is 5.5%, and the rate of increase in the future compensation level is 3%. The expected long-term rate of return on assets used to determine the net periodic pension costs is 6%.

POINT CENTER FINANCIAL, INC.
NOTES TO UNAUDITED BALANCE SHEET (CONTINUED)
APRIL 30, 2005

PURCHASERS OF UNITS WILL NOT RECEIVE ANY INTEREST IN POINT CENTER FINANCIAL, INC.

NOTE 6 - LINES OF CREDIT - PACIFIC WESTERN BANK

The Company has two revolving lines of credit with its primary bank.

Under the first agreement, the Company can borrow advances up to a total of $1,700,000. This line of credit bears interest at the bank’s base rate (currently 5.75%) plus .5% and matures on July 6, 2005. This loan is secured by the personal assets of the stockholder and is guaranteed by the Company and its stockholder. At April 30, 2005, the interest rate was 6.25% and the outstanding principal balance due was	$949,800

Under the second agreement, the Company can borrow advances up to a total of $650,000. This line of credit bears interest at the bank’s base rate (currently 5.75%) plus .5% and matures on July 6, 2005. This note states that the funds borrowed from this credit line must be secured with assignments of the trust deeds that are purchased with the line to the bank. When the trust deeds are sold to investors, the credit line is repaid and the bank releases the assignment. At April 30, 2005, the interest rate was 6.25% and outstanding principal balance due was	650,000

$1,599,800

NOTE 7 - FACILITY LEASE

On May 18, 2004 the Company entered into a new five-year facility lease agreement that included an additional storage unit. Rent expense under current lease for the four-month period ended April 30, 2005 was $117,755. The future minimum obligations under this new lease are as follows:

Period ended
April 30,	Amount

2006	$358,326
2007	366,800
2008	375,275
2009	383,749

Total	$1,484,150

POINT CENTER FINANCIAL, INC.
NOTES TO UNAUDITED BALANCE SHEET (CONTINUED)
APRIL 30, 2005

PURCHASERS OF THE SERIES' SECURITIES WILL NOT RECEIVE ANY INTEREST IN POINT CENTER FINANCIAL, INC.

NOTE 8 - OTHER LEASE OBLIGATIONS

During 2003, the Company entered into a new operating lease of equipment that will expire on August 15, 2008. Rent expense under this operating lease for the period ended April 30, 2005 was $71,454. Minimum future rental payments under the lease are as follows:

Period ended
April 30,	Amount

2006	$121,407
2007	91,600
2008	54,433
2009	7,043

Total	$274,483

NOTE 9 - RELATED PARTY TRANSACTIONS

The Company has a receivable due from a related party, Escrow Professionals, Inc. The Company’s sole stockholder owns 100% of Escrow Professionals, Inc. For the period ended April 30, 2005, the Company charged Escrow Professionals, Inc. $29,281 for shared expenses. These shared expenses consist of rent, telephone, health insurance and other miscellaneous expenses. At April 30, 2005, the balance due from Escrow Professionals, Inc. for shared expenses was $29,281.

The Company is the managing member of National Financial Lending, LLC and Point Center Financial Fund I, LLC. The LLCs were formed to raise funds from investors to use for making first trust deeds. At April 30, 2005, the Company’s ownership interest in the National Financial Lending, LLC and Point Center Financial Fund I, LLC was .014% and 100% respectively. (See Note 1 - Summary of Significant Accounting Policies - Principles of Consolidation)

POINT CENTER FINANCIAL, INC.
NOTES TO UNAUDITED BALANCE SHEET (CONTINUED)
APRIL 30, 2005

PURCHASERS OF UNITS WILL NOT RECEIVE ANY INTEREST IN POINT CENTER FINANCIAL, INC.

NOTE 9 - RELATED PARTY TRANSACTIONS (CONTINUED)

The Company has a loan payable due to a related party, Investment Data, Inc. The Company’s sole stockholder owns 100% of Investment Data, Inc. At April 30, 2005 the balance due to Investment Data, Inc was $58,925. This is a non interest-bearing loan, payable upon demand.

On July 19, 2004, the Company’s sole stockholder borrowed through a note and a recorded deed of trust, $149,850 from the Commercial Paper Program and $390,150 from the Mortgage Note Program for a total of $540,000. Interest only payments in the amount of $2,250 are received monthly at the rate of 5% per annum. The total principal balance is due on July 19, 2009. The note is secured by commercial real estate located in San Clemente, California.

The Company leases the above-mentioned commercial real estate from its sole stockholder and uses the property as a warehouse for printing and production activities. Monthly rent in the amount of $2,250 is paid to the stockholder on a month-to-month lease. In addition, the Company is responsible for utilities, repair, and maintenance costs. Lease and operating expenses paid for the period ended April 30, 2005 was $15,423.

NOTE 10 - CONTINGENT LIABILITY

The Company periodically is subject to claims and lawsuits that arise in the ordinary course of business. It is the opinion of management that, except for the following, the disposition or ultimate resolution of such claims and lawsuits will not have a material adverse effect on the financial position of the Company.

POINT CENTER FINANCIAL, INC.
NOTES TO UNAUDITED BALANCE SHEET (CONTINUED)
APRIL 30, 2005

PURCHASERS OF UNITS WILL NOT RECEIVE ANY INTEREST IN POINT CENTER FINANCIAL, INC.

NOTE 10 - CONTINGENT LIABILITY (CONTINUED)

A legal claim was filed by the Silver Lakes Homeowners Association seeking an order from the court whether a single-family residential lot consisting of 36 acres, could be developed with more than one house on it. The Company is the servicing agent for 17 investors who acquired the lot via-a-vis non-judicial foreclosure from the former owner in approximately 1999. Point Center contends the property can be developed and divided into 143 single-family residential lots. This matter should resolve within six to nine months by either motion for summary judgment or trial. The Homeowners Association is not seeking monetary damages, only a determination from the court whether the lot can be developed under certain restrictions contained in its recorded CC&R’s. Further, Point Center filed a cross-complaint against Silver Lakes for malicious prosecution. While the Company and its lawyer are confident that it will prevail in this action, there can be no assurance in that regard.

NOTE 11 - PROVISION FOR INCOME TAXES

The Company’s deferred taxes represent the California income tax effects of temporary differences between financial statement and income tax reporting. These differences principally result from using the cash basis on the tax returns and accrual basis for the financial statements.

For the period ended April 30, 2005, the provision for income taxes consists of the following:

	Current	Deferred	Total

California	$61,536	$(22,854)	$38,682

The expected tax of $38,676 (computed by applying the California S-Corporation tax rate of 1.5% to the net income before taxes) differs from the actual tax of $38,682 because of the non-deductibility of 50% of meals and entertainment and shareholder’s life insurance.

POINT CENTER FINANCIAL, INC.
NOTES TO UNAUDITED BALANCE SHEET (CONTINUED)
APRIL 30, 2005

PURCHASERS OF UNITS WILL NOT RECEIVE ANY INTEREST IN POINT CENTER FINANCIAL, INC.

NOTE 11 - PROVISION FOR INCOME TAXES (CONTINUED)

The tax effects of temporary differences that give rise to the net deferred tax liability at April 30, 2005 are as follows:

Deferred tax assets:
Accounts payable	$1,623
Unearned commission income	16,014

Deferred tax liabilities:
Property and equipment	(2,611)
Interest receivable	(9,147)

Net deferred tax asset	$5,879

NOTE 12 - CAPITAL LEASE OBLIGATION - IBM

The Company has entered into a capital lease agreement effective January 2005, with IBM to purchase various printing equipment. The lease is payable in 48 monthly payments of $15,755 and expires in March 2009. At April 30, 2005 the equipment is carried at a cost of $633,656 less accumulated depreciation of $22,631.

The related future minimum lease payments under this capital lease obligation is as follows:

Period ended
April 30,	Amount

2006	$189,060
2007	189,060
2008	189,060
2009	173,305

Total	740,485

Less amount representing interest at 9.36%	(122,584)

Present value of minimum lease payments	$617,901

JAMES J. FUCHS
Certified Public Accountant

Telephone: (714) 549-9544	1520 Nutmeg Place
FAX: (714) 549-2768	Suite 105
E-Mail: jjfuchs@earthlink.com	Costa Mesa, California 92626

REPORT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANT

Board of Directors and Stockholder
Point Center Financial, Inc.

We have audited the accompanying balance sheet of Point Center Financial, Inc. (the "Company") as of December 31, 2004. This balance sheet is the responsibility of the Company's management. Our responsibility is to express an opinion on this balance sheet based on our audit.

We conducted our audit in accordance with standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the balance sheet is free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the balance sheet. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall balance sheet presentation. We believe that our audit provides a reasonable basis for our opinion.

In our opinion, the balance sheet referred to above presents fairly, in all material respects, the financial position of Point Center Financial, Inc. as of December 31, 2004 in conformity with accounting principles generally accepted in the United States of America.

/s/ James J Fuchs, CPA
Costa Mesa, California
August 8, 2005

POINT CENTER FINANCIAL, INC.
BALANCE SHEET
DECEMBER 31, 2004

PURCHASERS OF THE SERIES’ SECURITIES WILL NOT RECEIVE ANY
INTEREST IN POINT CENTER FINANCIAL, INC.

ASSETS
CURRENT ASSETS
Cash in bank			$27,238
Cash - collateral for Commercial Paper Program (Note 3)			1,957,183
Cash - collateral for Mortgage Note Program (Note 3)			1,974
Commission receivable			831,537
Advances to borrowers			740,548
Interest receivable - other			72,194
Interest receivable - Commercial Paper Program (Note 3)			455,473
Interest receivable - Mortgage Note Program (Note 3)			255,052
Trust deed notes receivable:
Other (Note 4)		$1,018,817
Collateral for Commercial Paper Program (Note 3)		5,779,726
Collateral for Mortgage Note Program (Note 3)		3,368,502
		10,167,045
Unearned commission income on above trust deed notes receivable		(351,332)
Trust deed notes receivable - net			9,815,713
Loan receivable - affiliated company (Note 9)			24,120
Prepaid California corporate tax			2,762

TOTAL CURRENT ASSETS				$14,183,794

		ACCUMULATED
PROPERTY AND EQUIPMENT	COST	DEPRECIATION	NET
Furniture and fixtures	$120,301	$39,771	80,530
Automotive equipment	43,994	35,196	8,798
Office and computer equipment	917,775	333,561	584,214
Leasehold improvements	53,712	23,006	30,706
	$1,135,782	$431,534

NET PROPERTY AND EQUIPMENT				704,248

OTHER ASSETS
Trust deed notes receivable:
Other (Note 4)		$10,661
Collateral for Commercial Paper Program (Note 3)		6,557,249
Collateral for Mortgage Note Program (Note 3)		3,592,339
Stockholder - collateral for Commercial Paper Program (Notes 3 & 9)		149,850
Stockholder - collateral for Mortgage Note Program (Notes 3 & 9)		390,150
		10,700,249
Unearned commission income on above trust deed notes receivable		(232,844)
Trust deed notes receivable - net			$10,467,405
Investment in National Financial Lending, LLC (Note 9)			15,764
Investment in Point Center Mortgage Fund I, LLC (Note 9)			25,000
Security deposit			32,330

TOTAL OTHER ASSETS				10,540,499

TOTAL ASSETS				$25,428,541
THE ACCOMPANYING NOTES ARE AN INTEGRAL PART OF THIS BALANCE SHEET

POINT CENTER FINANCIAL, INC.
BALANCE SHEET (CONTINUED)
DECEMBER 31, 2004

PURCHASERS OF THE SERIES' SECURITIES WILL NOT RECEIVE ANY
INTEREST IN POINT CENTER FINANCIAL, INC.

LIABILITIES AND STOCKHOLDER'S EQUITY

CURRENT LIABILITIES
Accounts payable	$57,866
Bank overdraft	54,710
Loan payable - affiliated company (Note 9)	63,000
Line of credit payable - Pacific Western Bank (Note 6)	976,287
Retirement plan payable (Note 5)	404,120
Certificates issued - Commercial Paper Program (Note 3)	14,416,349
Certificates issued - Mortgage Note Program (Note 3)	5,186,101
Deferred state corporate income tax payable (Note 11)	16,975

TOTAL CURRENT LIABILITIES		$21,175,408

LONG-TERM LIABILITY
Certificates issued - Mortgage Note Program (Note 3)		2,164,517

STOCKHOLDER'S EQUITY
Common stock, no par value; 10,000 shares authorized; 1,000 shares issued and outstanding	500
Retained earnings	2,088,116

TOTAL STOCKHOLDER'S EQUITY		2,088,116

TOTAL LIABILITIES AND STOCKHOLDER'S EQUITY		$25,428,541

THE ACCOMPANYING NOTES ARE AN INTEGRAL PART OF THIS BALANCE SHEET

POINT CENTER FINANCIAL, INC.
NOTES TO BALANCE SHEET
DECEMBER 31, 2004

PURCHASERS OF UNITS WILL NOT RECEIVE ANY INTEREST IN POINT CENTER FINANCIAL, INC.

NOTE 1 - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Point Center Financial, Inc. (the Company) was formed on August 10, 1979, and is located in San Juan Capistrano, California. It is a California corporation that is licensed to do business as a California finance lender and real estate broker in the state of California. The Company solicits investors and borrowers for loans secured by liens on real property. The Company arranges, negotiates, processes and consummates loan transactions, and thereafter, services the loans on behalf of the investors.

Use of Estimates - The preparation of the balance sheet in conformity with generally accepted accounting principles accepted in the United States of America requires management to make certain estimates and assumptions that affect the reported amounts of assets and liabilities and contingencies at the date of the balance sheet. Actual results could differ from those estimates.

Cash in bank - Cash in bank consists of funds in operating account. As of December 31, 2004, there were no other liquid cash equivalents.

Investments in trust deed notes receivable - These accounts represent investments that are secured by trust deeds. Generally, all loans require interest only payments with a balloon payment of the principal at maturity.

These trust deed notes receivable carry various stated interest rates ranging from 10% to 15%, with maturity dates ranging from one to eight years. After adjusting for SFAS 91 (Statement of Financial Accounting Standard) (see continuation of Note 1 regarding Commission Income and Interest Income) the effective yield on these trust deeds is 13% to 18%.

SEE INDEPENDENT AUDITOR’S REPORT

POINT CENTER FINANCIAL, INC.
NOTES TO BALANCE SHEET (CONTINUED)
DECEMBER 31, 2004

PURCHASERS OF THE SERIES' SECURITIES WILL NOT RECEIVE ANY INTEREST IN POINT CENTER FINANCIAL, INC.

NOTE 1 - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)

The following is a schedule of contractual maturities of investments in trust deed notes receivable as of December 31, 2004:

	Commercial	Mortgage
Period ended	Paper	Note	Trust Deeds
December 31,	Program	Program	Other

2005	$5,779,727	$3,368,502	$1,018,817
2006	3,805,878	2,690,544	0
2007	1,803,070	407,517	0
2008	0	104,278	0
Thereafter	948,300	390,000	10,661
	12,336,975	6,960,841	1,029,478
Stockholder:
2009	149,850	390,150	0
	$12,486,825	$7,350,991	$1,029,478

Because of the possibility of the need to assign trust deed notes receivable and convert them to cash in order to meet the current maturities of the Asset Backed Commercial Paper Program and Mortgage Note Program (see Note 3 below), the Company considers these investments in mortgage loans to be classified as investments that are held as available for sale. Therefore the investments in mortgage loans are carried at their current fair value in accordance with the FASB Statement 115, “Accounting for Certain Debt and Equity Securities.”

On an ongoing basis, the Company evaluates its portfolio of mortgage loans and determines whether an adjustment is necessary to reflect a change in value. Unrealized holding gains and losses are reported as a separate component of stockholders equity as Other Comprehensive Income. Realized gains and losses are included in earnings.

The evaluation of the fair value of the portfolio considers factors such as the value of the underlying collateral, current performance of the loans, credit characteristics of the loans, and the general economic environment (i.e. the fluctuation of interest rates, etc.). Using historical experience and taking into consideration the factors above the Company determines if a valuation adjustment is warranted.

The investments in mortgage loans will continue to be divided between current assets and non-current assets based on the contractual maturity of each note because it is reasonable that the Company will use other means available to meet its current maturities prior to assigning its mortgage loans (see Note 3 below).

SEE INDEPENDENT AUDITOR’S REPORT

POINT CENTER FINANCIAL, INC.
NOTES TO BALANCE SHEET (CONTINUED)
DECEMBER 31, 2004

PURCHASERS OF UNITS WILL NOT RECEIVE ANY INTEREST IN POINT CENTER FINANCIAL, INC.

NOTE 1 - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)

The following loans are listed for the reasons stated under status. (Amounts reflect percentage of the loan owned by the Company):

Loan #	Borrower	Total Unpaid Principal	Payments in Default	Maturity Date	Accrued Interest Receivable	Status

204112	Nobuhito Suzuki	$506,000	$110,712	9/1/2024	$22,319	Under Forbearance agreement

203042	Rio Vista Land Co, LP	$774,774	$144,577	8/1/2004	$49,115	Under Forbearance agreement

Based on review of the above factors, management has deemed that no adjustment for unrealized losses is warranted at December 31, 2004.

Property and Equipment - Property and equipment are stated at cost. Depreciation is provided using the straight-line method over the estimated useful life of the assets. Expenditures for additions, major renewals and betterments are capitalized, expenditures for maintenance and repairs are charged to earnings as incurred.

Commission Income - Represents the fees incurred by the borrower for the Company to broker the loan. This amount is usually 2% - 10% of the loan and is earned and recorded at the close of escrow.

In accordance with SFAS 91: Accounting for Nonrefundable Fees and Costs Associated with Originating or Acquiring Loans and Initial Direct Costs of Leases, when the Company is the lender on a particular trust deed note receivable, commission income is deferred on the balance sheet and is amortized over the life of the loan. In this situation, the commission income is recognized as interest income and results in an adjustment of the yield on the loan.

Loan Servicing Fee -Represents servicing fees charged by the Company to service the note, to protect the lenders interest in and enforce their rights under the secured note, deed of trust and any other loan document and if necessary, to manage, refinance or sell the property. The service fee is calculated upon the unpaid principal loan amount at the end of each month and is recognized as income when received.

SEE INDEPENDENT AUDITOR’S REPORT

POINT CENTER FINANCIAL, INC.
NOTES TO BALANCE SHEET (CONTINUED)
DECEMBER 31, 2004

PURCHASERS OF UNITS WILL NOT RECEIVE ANY INTEREST IN POINT CENTER FINANCIAL, INC.

NOTE 1 - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)

Interest Income - Interest income on trust deed notes receivable is accrued by the effective interest method. Generally, interest and payments are due monthly, on the first day of each month. Interest is generally prorated to the first day of the month following the closing of the loan escrow.

In accordance with SFAS 91: Accounting for Nonrefundable Fees and Costs Associated with the Originating or Acquiring Loans and Initial direct Costs of Leases, when the Company is the lender on a particular Trust deed note receivable, commission income is deferred on the balance sheet and is amortized over the life of the loan. In this situation, the commission income is recognized as interest income and results in an adjustment of the yield on the loan.

Gain (Loss) on Sale of Loans - The Company’s primary business is the brokering of loans and is not in the business of selling loans. Occasionally, the Company uses its own monies to fund a trust deed. The Company will assign the loan to a third party lender shortly after funding at face value. Therefore, the Company does not recognize a gain or loss on the transfer of loans.

Loan Origination Costs - The direct costs of brokering a loan such as commission expense paid to sales agents and referral fees are paid and expensed after the closing of the loan.

Concentrations of Credit Risk - Financial instruments that potentially subject the Company to concentrations of credit risks are as follows:

The Company has a concentration of credit risk with respect to trust deed notes receivable since the majority of the related real estate securing each trust deed is located in the state of California.

The Company maintains its cash balances at one financial institution, and the balances are insured by the Federal Deposit Insurance Corporation up to $100,000. At December 31, 2004 the Company’s uninsured cash balances totaled $1,857,183.

Income Taxes - the Company has elected to be taxed under the provisions of Subchapter S of the Internal Revenue Code. Under those provisions, the Company does not pay federal corporate income tax on its taxable income. However, it does pay California Franchise Tax.

SEE INDEPENDENT AUDITOR’S REPORT

POINT CENTER FINANCIAL, INC.
NOTES TO BALANCE SHEET (CONTINUED)
DECEMBER 31, 2004

PURCHASERS OF UNITS WILL NOT RECEIVE ANY INTEREST IN POINT CENTER FINANCIAL, INC.

NOTE 1 - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)

Principles of Consolidation - The accompanying balance sheet includes the account of National Financial Lending, LLC. Investments are accounted for using the equity method of accounting if the investment gives the Company the ability to exercise significant influence, but not control, over the investee. Significant influence is generally deemed to exist if the Company has ownership interest in the voting stock of the investee of between 20% and 50% although other factors are considered in determining whether the equity method of accounting is appropriate.

The Company reports its investment on the equity basis on the balance sheet as “Investment in National Financial Lending, LLC”. The Company’s .014% investment in National Financial Lending, LLC is being accounted for using the equity basis but does not consolidate the accounts due to lack of control and significant influence through ownership and since results were immaterial to the Company’s balance sheet.

The Company has a 100% ownership interest in Point Center Financial Fund I, LLC (PCFF). PCFF is a fund organized and sponsored by the Company and is awaiting Securities and Exchange Commission approval prior to selling interests. It is anticipated that once approval is granted, the Company’s ownership percentage will be minimal and immaterial to the financial results of the Company.

NOTE 2 - RECENT ACCOUNTING PRONOUNCEMENTS

EITF 03-16 - In March 2004, the Emerging Issues Task Force (“EITF”) reached a consensus regarding Issue No. 03-16, “Accounting for Investments in Limited Liability Companies” (“EITF 03-16”). EITF 03-16 requires investments in limited liability companies (“LLC”) that have separate ownership accounts for each investor to be accounted for similar to a limited partnership investment under Statement of Position No. 78-9, “Accounting for Investments in Real Estate Ventures.”. Investors would be required to apply the equity method of accounting to their investments at a much lower ownership threshold than the 20% threshold applied under Accounting Principles Board (“APB”) No. 18, :The Equity Method of Accounting for Investments in Common Stock.” EITF 03-16 is effective for the first period beginning after June 15, 2004. The Company is accounting for it’s investment at amortized cost and the results of conforming to this EITF would be immaterial to the Company’s balance sheet.

SEE INDEPENDENT AUDITOR’S REPORT

POINT CENTER FINANCIAL, INC.
NOTES TO BALANCE SHEET (CONTINUED)
DECEMBER 31, 2004

PURCHASERS OF UNITS WILL NOT RECEIVE ANY INTEREST IN POINT CENTER FINANCIAL, INC.

NOTE 3 - ASSET BACKED COMMERCIAL PAPER PROGRAM AND MORTGAGE
NOTE PROGRAM

Point Center Financial, Inc. offers the “Asset-Backed Commercial Paper Program” for investors who desire a short term, fixed income investment, and the “Mortgage Note Program” for investors who desire an intermediate term, fixed income investment. Investors purchase certificates from the Company for a specified period of time with a fixed rate of return. The “Asset-Backed Commercial Paper Program” offers terms ranging from three months to nine months, with interest rates ranging from 3.5% to 6%, and the “Mortgage Note Program” offers terms ranging from one year to four years, with interest rates ranging from 6% to 7.5%.

Each certificate is secured by a collateral assignment of the Company’s beneficial interest in a pool of mortgage loans that are secured by deeds of trust, originated by the Company and it is an absolute obligation of the company regardless of the success of the collateral pool of loans.

Pacific Western Bank, a national banking association, is the appointed custodian acting on behalf of the investors as the assignee, for security purposes only, of the collateral pool of loans that secures each program.

All proceeds from the sale of these certificates to investors and monthly principal and interest collections are deposited directly into a segregated account at Pacific Western Bank. Investors my choose to reinvest the interest earned or have the interest paid to them on a monthly basis. The entire principal amount of the investment will be due and payable in full in a single final payment on the stated maturity date set forth in the certificate. The outstanding balance of the certificates owed by the Company will bear a lower average interest rate, and in most cases will have earlier maturity dates than the loans in the collateral pool. If necessary, the Company has the ability to convert other trust deed receivables into cash in order to satisfy this liquidity need.

The Company’s aggregate liability under both programs may be equal to, but no greater than, the sum of the current balance of unpaid principal and interest due on the underlying pool of collateralized trust deeds receivable (which are pledged as collateral security therefore) plus the cash balance of the collateral bank account.

SEE INDEPENDENT AUDITOR’S REPORT

POINT CENTER FINANCIAL, INC.
NOTES TO BALANCE SHEET (CONTINUED)
DECEMBER 31, 2004

PURCHASERS OF UNITS WILL NOT RECEIVE ANY INTEREST IN POINT CENTER FINANCIAL, INC.

NOTE 3 - ASSET BACKED COMMERCIAL PAPER PROGRAM AND MORTGAGE
 NOTE PROGRAM (CONTINUED)

The certificates are currently being offered and sold only to residents of the state of California pursuant to a permit granted by the California Commissioner of Corporations.

The following is a schedule of the balances of the related accounts as of December 31, 2004.

	Commercial	Mortgage
	Paper	Note
	Program	Program

Cash in bank	$1,957,183	$1,974
Interest receivable	455,473	255,052
Trust deed notes receivable - current	5,779,726	3,368,502
Trust deeds notes receivable - long-term	6,707,099	3,982,489
	14,899,481	7,608,017

Certificates issued	14,146,349	7,350,618

The following is a schedule of maturities for certificates issued for the mortgage note program as of December 31, 2004:

	Commercial	Mortgage
	Paper	Note
	Program	Program

2005	$14,416,349	$5,186,101
2006	0	856,119
2007	0	762,118
2008	0	546,280
	$14,416,349	$7,350,618

The Company recognizes that there will be times when the amount of the current portion of the trust deeds receivable in the collateral pool (due within 12 months) is less than the amount of the current portion of program certificates payable (due within 12 months). Management has the ability to cope with this situation by:

1.	Maintaining a sufficient cash balance to meet monthly maturities,
2.	Maintaining an open line of credit with its financial institution in excess of its monthly working capital needs,
3.	Ability to assign existing trust deed note receivables to other lenders,
4.	Using cash flow generated from normal business operations, and
5.	The issuance of new certificates.

Due to the above sources of funds, the Company believes it has the ability to meet existing and future maturities (see Note 1 – Summary of Significant Accounting Policies – Investments in trust deed notes receivable).

SEE INDEPENDENT AUDITOR’S REPORT

POINT CENTER FINANCIAL, INC.
NOTES TO BALANCE SHEET (CONTINUED)
DECEMBER 31, 2004

PURCHASERS OF UNITS WILL NOT RECEIVE ANY INTEREST IN POINT CENTER FINANCIAL, INC.

NOTE 4 - TRUST DEED NOTES RECEIVABLE - OTHER

These consist of actual investments in first trust deeds by the Company. These trust deeds carry various interest rates ranging from 10% to 15%, with maturity dates ranging from one to eight years. After adjusting for SFAS 91 (See Note 1 - Summary of Significant Accounting Policies regarding Commission Income and Interest Income) the effective yield on these trust deeds is 13% to 18%.

NOTE 5 - EMPLOYEE BENEFIT PLAN

The Company has established a defined benefit pension plan covering all eligible employees. The plan defines a retirement benefit for participants, which is funded by a required annual contribution based on a formula within the plan. For the year ended December 31, 2004 the contribution expense for the benefit of employees was $419,120.

As of December 31, 2004, the company has filed a request with the Internal Revenue Service for dissolution of this employee benefit plan. Upon approval, the Company will distribute the assets of the plan to its employees.

The company will replace the existing defined benefit plan with a defined contribution plan - Section 401(K) - profit sharing plan in 2005.

The Plan’s funded status and amounts recognized in the Company’s balance sheet at December 31 are as follows:

Pension expense for the year ended December 31, 2004 includes the following components:

Service Costs	$464,192
Interest Costs	50,333
Expected Return on Assets	(42,962)
Net Amortization	3,323
Curtailment	(55,766)
$419,120

SEE INDEPENDENT AUDITOR’S REPORT

POINT CENTER FINANCIAL, INC.
NOTES TO BALANCE SHEET (CONTINUED)
DECEMBER 31, 2004

PURCHASERS OF UNITS WILL NOT RECEIVE ANY INTEREST IN POINT CENTER FINANCIAL, INC.

NOTE 5 - EMPLOYEE BENEFIT PLAN (CONTINUED)

The following sets forth the funded status of the plan:

Actuarial present value of benefit obligations:

Projected benefit obligation - January 1, 2004	$864,385
Service costs	464,192
Interest costs	50,333
Actuarial loss (gain)/loss	(80,887)
Benefits paid	(14,571)
Curtailment	(185,690)
Projected benefit obligations at December 31, 2004	1,097,762
Assets held in plan	(832,031)

Funded status of plan	(265,731)
Unrecognized net actuarial (loss) gain	(138,389)
Accrued pension costs (Pension Liability)	(404,120)

The assumed discount rate used to measure the projected benefit obligation is 5.5%, the rate increase in future compensation level is 3%. The expected long term rate of return on assets used to determine the net periodic pension costs is 6%.

SEE INDEPENDENT AUDITOR’S REPORT

POINT CENTER FINANCIAL, INC.
NOTES TO BALANCE SHEET (CONTINUED)
DECEMBER 31, 2004

PURCHASERS OF UNITS WILL NOT RECEIVE ANY INTEREST IN POINT CENTER FINANCIAL, INC.

NOTE 6 - LINES OF CREDIT - PACIFIC WESTERN BANK

The Company has two revolving lines of credit with its primary bank.

Under the first agreement, the Company can borrow advances up to a total of $1,700,000. This line of credit bears interest at the bank’s base rate (currently 5.25%) plus .5% and matures on July 6, 2005. This loan is secured by the personal assets of the stockholder and is guaranteed by the Company and its stockholder. At December 31, 2004, the interest rate was 5.75% and the outstanding principal balance due was $ 976,287.

Under the second agreement, the Company can borrow advances up to a total of $650,000. This line of credit bears interest at the bank’s base rate (currently 5.25%) plus .5% and matures on July 6, 2005. This note states that the funds borrowed from this credit line must be secured with assignments of the trust deeds that are purchased with the line to the bank. When the trust deeds are sold to investors, the credit line is repaid and the bank releases the assignment. At December 31, 2004, the interest rate was 5.75% and there was no outstanding principal balance.

NOTE 7 - FACILITY LEASE

On May 18, 2004 the Company entered into a new five-year facility lease agreement that included an additional storage unit. Rent expense under current lease for the year 2004 was $332,931. The future minimum obligations under this new lease are as follows:

Period ended
December 31,	Amount

2005	$350,357
2006	365,192
2007	373,666
2008	382,140
2009	390,615

Total	$1,861,970

SEE INDEPENDENT AUDITOR’S REPORT

POINT CENTER FINANCIAL, INC.
NOTES TO BALANCE SHEET (CONTINUED)
DECEMBER 31, 2004

PURCHASERS OF UNITS WILL NOT RECEIVE ANY INTEREST IN POINT CENTER FINANCIAL, INC.

NOTE 8 - OTHER LEASE OBLIGATIONS

During 2003, the Company entered into a new operating lease of equipment that will expire on August 15, 2008. Rent expense under this operating lease for the year ended December 31, 2004 was $200,467. Minimum future rental payments under the lease are as follows:

Period ended
December 31,	Amount

2005	$129,166
2006	105,308
2007	60,446
2008	23,169

Total	$318,089

NOTE 9 - RELATED PARTY TRANSACTIONS

The Company has a receivable due from a related party, Escrow Professionals, Inc. The Company’s sole stockholder owns 100% of Escrow Professionals, Inc. For the year ended December 31, 2004, the Company charged Escrow Professionals, Inc. $40,759 for shared expenses. These shared expenses consist of rent, telephone, health insurance and other miscellaneous expenses. At December 31, 2004, the balance due from Escrow Professionals, Inc. for shared expenses was $24,120.

The Company is the managing member of National Financial Lending, LLC and Point Center Financial Fund I, LLC. The LLCs were formed to raise funds from investors to use for making first trust deeds. At December 31, 2004, the Company’s ownership interest in the National Financial Lending, LLC and Point Center Financial Fund I, LLC was..014% and 100% respectively. (See Note 1 - Summary of Significant Accounting Policy - Principles of Consolidation)

The Company has a loan payable due to a related party, Investment Data, Inc. The Company’s sole stockholder owns 100% of Investment Data, Inc. At December 31, 2004 the balance due to Investment Data, Inc was $63,000. This is a non interest-bearing loan, payable upon demand.

SEE INDEPENDENT AUDITOR’S REPORT

POINT CENTER FINANCIAL, INC.
NOTES TO BALANCE SHEET (CONTINUED)
DECEMBER 31, 2004

PURCHASERS OF UNITS WILL NOT RECEIVE ANY INTEREST IN POINT CENTER FINANCIAL, INC.

 NOTE 9 - RELATED PARTY TRANSACTIONS (CONTINUED)

On July 19, 2004, the Company’s sole stockholder borrowed through a note and a recorded deed of trust, $149,850 from the Commercial Paper Program and $390,150 from the Mortgage Note Program for a total of $540,000. Interest only payments in the amount of $2,250 are received monthly at the rate of 5% per annum. The total principal balance is due on July 19, 2009. The note is secured by commercial real estate located in San Clemente, California.

The Company leases the above-mentioned commercial real estate from its sole stockholder and uses the property as a warehouse for printing and production activities. Monthly rent in the amount of $2,250 is paid to the stockholder on a month-to-month lease. In addition, the Company is responsible for utilities, repair, and maintenance costs. Lease and operating expenses paid in 2004 was $24,541.

NOTE 10 - CONTINGENT LIABILITIES

The Company periodically is subject to claims and lawsuits that arise in the ordinary course of business. It is the opinion of management that, except for the following, the disposition or ultimate resolution of such claims and lawsuits will not have a material adverse effect on the financial position of the Company.

A legal claim was filed against Point Center Financial, Inc. by Lafco Investment, Inc, a borrower. A claim was filed with the American Arbitration Association challenging whether a loan made to Lafco by Point Center is usurious. The Company maintains there is no legal or factual basis to support Lafco’s claim. At December 31, 2004, the principal balance of the Note was $126,044 and the portion owned by the Company was $66,695. The principal balance of the loan has subsequently been paid in full. Lafco maintains that interest paid on the Note totaling approximately $223,564 is usurious and not due. It also seeks the recovery of punitive/treble damages. While the Company and its lawyer are confident that it will prevail in this action, there can be no assurance in that regard.

SEE INDEPENDENT AUDITOR’S REPORT

POINT CENTER FINANCIAL, INC.
NOTES TO BALANCE SHEET (CONTINUED)
DECEMBER 31, 2004

PURCHASERS OF UNITS WILL NOT RECEIVE ANY INTEREST IN POINT CENTER FINANCIAL, INC.

NOTE 10 - CONTINGENT LIABILITIES (CONTINUED)

A legal claim was filed by the Silver Lakes Homeowners Association seeking an order from the court whether a single-family residential lot consisting of 36 acres, could be developed with more than one house on it. The Company is the servicing agent for 17 investors who acquired the lot via-a-vis non-judicial foreclosure from the former owner in approximately 1999. Point Center contends the property can be developed and divided into 143 single-family residential lots. This matter should resolve within six to nine months by either motion for summary judgment or trial. The Homeowners Association is not seeking monetary damages, only a determination from the court whether the lot can be developed under certain restrictions contained in its recorded CC&R’s. Further, Point Center filed a cross-complaint against Silver Lakes for malicious prosecution. While the Company and its lawyer are confident that it will prevail in this action, there can be no assurance in that regard.

NOTE 11 - PROVISION FOR INCOME TAXES

The Company’s deferred taxes represent the California income tax effects of temporary differences between financial statement and income tax reporting. These differences principally result from using the cash basis on the tax returns and accrual basis for the financial statements.

For the year ended December 31, 2004, the provision for income taxes consists of the following:
	Current	Deferred	Total

California	$39,913	$2,756	$42,669

The expected tax of $45,243 (computed by applying the California S-Corporation tax rate of 1.5% to the net income before taxes) differs from the actual tax of $42,669 because of the non-deductibility of 50% of meals and entertainment and shareholder’s life insurance.

SEE INDEPENDENT AUDITOR’S REPORT

POINT CENTER FINANCIAL, INC.
NOTES TO BALANCE SHEET (CONTINUED)
DECEMBER 31, 2004

PURCHASERS OF THE SERIES' SECURITIES WILL NOT RECEIVE ANY INTEREST IN POINT CENTER FINANCIAL, INC.

NOTE 11 - PROVISION FOR INCOME TAXES (CONTINUED)

The tax effects of temporary differences that give rise to the net deferred tax liability at December 31, 2004 are as follows:

Deferred tax assets:
Accounts payable	$868
Unearned commission income	8,763

Deferred tax liabilities:
Property and equipment	(2,392)
Interest receivable	(11,741)
Commissions receivable	(12,473)

Net deferred tax liability	$(16,975)

NOTE 12 - CHANGE IN ACCOUNTING PRINCIPLE

During 2004, the Company changed its method of accounting for loan fee income recognition to be in compliance with SFAS 91 (Statement of Financial Accounting Standard). In accordance with SFAS 91: Accounting for Nonrefundable Fees and Costs Associated with Originating or Acquiring Loans and Initial Direct Costs or Leases, when the Company is the lender on a particular trust deed note receivable, commission income is deferred on the balance sheet and is amortized over the life of the loan. In this situation, the commission income is recognized as interest income and results in an adjustment of the yield on the loan. A reconciliation of reported net income to net income that would have been reported if loan fee income had been deferred under SFAS 91 in 2003 is as follows:
Year ended December 31, 2003

Reported net income	$2,363,388
Subtract: deferred loan fees	(171,619)
Adjusted net income	$2,191,769
SEE INDEPENDENT AUDITOR’S REPORT

PART II
INFORMATION NOT REQUIRED IN PROSPECTUS

Item 31. Other Expenses of Issuance and Distribution.

        The expenses incurred and estimated to be incurred in connection with this offering are as follows:

Securities and Exchange Commission Registration Fee		$63,350
National Association of Securities Dealers, Inc. Filing Fee		*
Blue Sky Fees		*
Accounting Fees and Expenses		*
Legal Fees and Expenses		*
Printing Fees and Expenses		*
Mailing		*
Miscellaneous		_______

Total	$	*	(1)

*	To be filed by Amendment.
(1)	All expenses have been paid by our Manager.

Item 32. Sales to Special Parties.

        Not applicable.

Item 33. Recent Sales of Unregistered Securities.

        Not applicable.

Item 34. Indemnification of Directors and Officers.

We will indemnify, defend, save and hold harmless our Manager, its affiliates, the respective officers, directors, shareholders, trustees, members, constituent partners, managers, employees, attorneys, accountants and agents of each of the foregoing, and any securities broker or dealer engaged on our behalf (individually and collectively, the “Indemnified Party” or “Indemnified Parties”) from and against any and all claims, losses, costs, damages, liabilities and expenses of any kind whatsoever, including actual attorneys' fees and court costs (which shall be paid as incurred) and liabilities under state and federal securities laws (to the fullest extent permitted by law) that may be made or imposed upon or incurred by any Indemnified Party by reason of any act performed (or omitted to be performed) for or on behalf of us, or in furtherance of or in connection with our business, except for those acts performed or omitted to be performed by the party seeking indemnification hereunder which constitute fraud, willful misconduct or gross negligence.

In the event of any action by one of our members against any of the Indemnified Parties, including a derivative suit, we will indemnify, defend, save harmless and pay all expenditures of the Indemnified Parties, including actual attorneys' fees incurred in the defense of such action, if the Person so entitled to the indemnification is successful in such action.

Our obligations to indemnify, defend and hold harmless will not obligate, or impose personal liability on, our Manager or our members or any of their its directors, shareholders, members, constituent partners, managers, managing members, officers, employees, attorneys, accountants or agents, whether direct or indirect at whatever level and the sole source of such indemnity will be our assets.

Notwithstanding anything to the contrary set forth above, our Manager (which includes its affiliates only if such affiliates are performing services on our behalf), its agents or attorneys or any securities broker or dealer shall not be indemnified for any losses, liabilities or expenses arising from an alleged violation of federal or state securities laws unless the following conditions are met:

(i) there has been a successful adjudication on the merits of each count involving alleged securities law violation as to the particular Indemnified Party; or

(ii) such claims have been dismissed with prejudice on the merits by a court of competent jurisdiction as to the particular Indemnified Party; or

(iii) a court of competent jurisdiction has approved a settlement of the claims against a particular Indemnified Party and has determined that indemnification of the settlement and related costs should be made; and

(iv) in the case of subparagraph (iii) above, the court of law considering the request for indemnification has been advised of the position of the Securities and Exchange Commission and the position of any state securities regulatory authority in which securities of the Company were offered or sold as to indemnification for violations of securities laws; provided that the court need only be advised of and consider the positions of the securities regulatory authorities of those states:

(a)  which are specifically set forth in the Prospectus, and

(b)  in which plaintiffs claim they were offered or sold units.

We may not incur the cost of that portion of liability insurance which insures any party for any liability as to which such party is prohibited from being indemnified.

Our advancement of funds to our Manager or its affiliates for legal expenses and other costs incurred as a result of any legal action is permissible only if the following conditions are satisfied:

(i) the legal action relates to acts or omissions with respect to the performance of duties or services on our behalf;

(ii) the legal action is initiated by a third party who is not one of our members, or the legal action is initiated by a member and a court of competent jurisdiction specifically approves such advancement; and

(iii) our Manager or its affiliates undertake to repay the advanced funds to us in cases in which such person is not entitled to indemnification.

We will not indemnify our Manager, its affiliates, agents or attorneys, or any securities broker or dealer for any liability or loss suffered by any such party, nor will any such party be held harmless for any loss or liability suffered by us, unless all of the following conditions are met:

(i) our Manager has determined, in good faith, that the course of conduct which caused the loss or liability was in our best interests;

(ii) our Manager and such party were acting on behalf of or performing services for us;

(iii) such liability or loss was not the result of the negligence or misconduct by our Manager or such party; and

(iv) such indemnification or agreement to hold harmless is recoverable only out of our assets and not from our members.

Item 35. Treatment of Proceeds from Stock Being Registered.

        Not applicable.

Item 36. Financial Statements and Exhibits.

        (a)   Financial Statements: See "Index to Financial Statements" and the financial statements appearing thereafter in Part I of this registration statement.

        (b)   Exhibits:

3	Certificate of Formation of Registrant*
4.1	Operating Agreement of Registrant (included as Exhibit A to the prospectus)
4.2	Subscription Agreement and Power of Attorney (included as Exhibit B to the prospectus)
4.3	Distribution Reinvestment Plan (included as Exhibit C to the prospectus)
5.1	Opinion of Corporate Law Solutions, P.C. with respect to legality of the securities**
8	Opinion of Orrick Herrington & Sutcliffe, LLP with respect to federal income tax matters**
23.1	Consent of Corporate Law Solutions, P.C. (contained in Exhibit 5.1)
23.2	Consent of Orrick Herrington & Sutcliffe, LLP (contained in Exhibit 8)
23.3	Consent of James J. Fuchs, Certified Public Accountant (accountant) (Point Center Mortgage Fund I, LLC and Point Center Financial, Inc.)
24	Power of Attorney*

* Previously filed.
* *To be filed by amendment.

Item 37. Undertakings.

        The undersigned registrant hereby undertakes:

        (1)   To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

          (i)  to include therein any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

         (ii)  to reflect in any such prospectus any facts or events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement. Notwithstanding the foregoing, any increase of decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20% change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement.

        (iii)  to include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information.

        (2)   That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

        (3)   That all post-effective amendments will comply with the applicable forms, rules and regulations of the Securities and Exchange Commission in effect at the time such post-effective amendments are filed.

        (4)   To remove from regulation by means of post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

        (5)   To send to each limited partner at least on an annual basis a detailed statement of any transactions with the Manager or its affiliates, and of fees, commissions, compensation and other benefits paid, or accrued to the Manager or its affiliates for the fiscal year completed, showing the amount paid or accrued to each recipient and the services performed.

        (6)   Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

        (7)   To provide to the Members the financial statements required by Form 10-K for the first full year of operations of the Fund.

        (8)   To file a sticker supplement pursuant to Rule 424(c) under the Act during the distribution period describing each property not identified in the prospectus at such time as there arises a reasonable probability that such property will be acquired and to consolidate all such stickers into a post-effective amendment filed at least once every three months, with the information contained in such amendment provided simultaneously to the existing members. Each sticker supplement should disclose all compensation and fees received by the Manager and its affiliates in connection with any such acquisition. The post-effective amendment shall include audited financial statements meeting the requirements of Rule 3-14 of Regulation S-X only for properties acquired during the distribution period.

        (9)   To file, after the end of the distribution period, a current report on Form 8-K containing the financial statements and any additional information required by Rule 3-14 of Regulation S-X, to reflect each commitment (i.e., the signing of a binding purchase agreement) made after the end of the distribution period involving the use of 10 percent or more (on a cumulative basis) of the net proceeds of the offering and to provide the information contained in such report to the members at least once each quarter after the distribution period of the offering has ended.

SIGNATURES

        Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant has duly caused this Amendment No. 6 to the Registration Statement on Form S-11 to be signed on its behalf by the undersigned, thereunto duly authorized, in the city of San Juan Capistrano, California, on August 11, 2005.

POINT CENTER MORTGAGE FUND I, LLC
By:	Point Center Financial, Inc., Its sole manager
By	/s/ DAN J. HARKEY
Dan J. Harkey President and Chief Executive Officer

      Pursuant to the requirements of the Securities Act of 1933, this Amendment No. 6 to the Registration Statement on Form S-11 has been signed below by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

Point Center Financial, Inc.	Sole Manager (Principal Executive Officer and Principal Financial Officer)	August 11, 2005
By:	/s/ DAN J. HARKEY
Dan J. Harkey President and Chief Executive Officer

POINT CENTER MORTGAGE FUND I, LLC

INDEX TO EXHIBITS

3	Certificate of Formation of Registrant*
4.1	Operating Agreement of Registrant (included as Exhibit A to the prospectus)
4.2	Subscription Agreement and Power of Attorney (included as Exhibit B to the prospectus)
4.3	Unit Distribution Reinvestment Plan (included as Exhibit C to the prospectus)
5.1	Opinion of Corporate Law Solutions, P.C. with respect to legality of the securities**
8	Opinion of Orrick Herrington & Sutcliffe, LLP with respect to federal income tax matters**
23.1	Consent of Corporate Law Solutions, P.C. (contained in Exhibit 5.1)
23.2	Consent of Orrick Herrington & Sutcliffe, LLP (contained in Exhibit 8)
23.3	Consent of James J. Fuchs, Certified Public Accountant (accountant) (Point Center Mortgage Fund I, LLC and Point Center Financial, Inc.)
24	Power of Attorney *

* Previously filed.
**To be filed by amendment.